UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant    ☒                                              Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

HILTON GRAND VACATIONS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2017 PROXY STATEMENT

for Annual Meeting of Stockholders

March 24, 2017

Dear Stockholders:

Please join us for Hilton Grand Vacations Inc.’s Annual Meeting of Stockholders on Wednesday, May 10, 2017, at 9:00 a.m., Eastern time, at the Company’s headquarters, 5323 Millenia Lakes Blvd., Orlando, Florida 32839.

Attached to this letter are a Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the business to be conducted at the meeting. We also will report on matters of current interest to our stockholders.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on March 15, 2017 a Notice of Internet Availability of Proxy Materials on or about March 24, 2017. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.

Your vote is important to us. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the meeting. You may vote your shares on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote in person at the Annual Meeting. Voting online, by telephone or by returning your proxy card does not deprive you of your right to attend the Annual Meeting. If you do attend the Annual Meeting and wish to vote your shares personally, you may revoke your proxy at or prior to the Annual Meeting.

Thank you for your continued support of Hilton Grand Vacations Inc.

Sincerely,

Leonard A. Potter	Mark D. Wang
Chairman of the Board of Directors	President and Chief Executive Officer

Hilton Grand Vacations	PROXY STATEMENT

HILTON GRAND VACATIONS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	9:00 a.m., Eastern time, on May 10, 2017

PLACE	The Company’s headquarters, 5323 Millenia Lakes Blvd., Orlando, Florida 32839

ITEMS OF BUSINESS	1.	To elect the director nominees listed in the Proxy Statement.

	2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017.

	3.	To amend the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan and re-approve the terms thereof for purposes of potentially qualifying certain executive compensation for deductibility under Section 162(m) of the Internal Revenue Code.

	4.	To approve the Hilton Grand Vacations Inc. 2017 Employee Stock Purchase Plan.

	5.	To approve, in a non-binding advisory vote, the compensation paid to the named executive officers.

	6.	To determine, in a non-binding advisory vote, whether a non-binding stockholder vote to approve the compensation paid to the Company’s named executive officers should occur every one, two or three years.

And to consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on March 15, 2017.

VOTING BY PROXY

To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by requesting a proxy card to complete, sign and return by mail. Internet and telephone voting pr ocedures are described on the following page, in the Questions and Answers section beginning on page 66 of the Proxy Statement and on the proxy card.

By Order of the Board of Directors,

Charles R. Corbin
Executive Vice President, General Counsel and Secretary

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about March 24, 2017.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 10, 2017: This Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Annual Report are available free of charge on our website at www.hgv.com under Investors—See More Documents. In addition, you may access the Proxy Statement and Annual Report free of charge at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

Hilton Grand Vacations	PROXY STATEMENT

VOTING INFORMATION AND REVOCATION OF PROXIES

If, at the close of business on March 15, 2017, you were a stockholder of record or held shares through a broker, bank or other nominee, you may vote your shares by proxy via the Internet, by telephone or by mail, or you may vote in person at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”). For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. To reduce our administrative costs and help the environment by conserving natural resources, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day.

If you are a stockholder of record or hold shares through a broker, bank or other nominee and are voting by proxy, your vote must be received by 11:59 p.m., Eastern time, on May 9, 2017 to be counted.

To vote by proxy:

BY INTERNET

•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•	You will need the 16-digit number included on your Notice of Internet Availability of Proxy Materials or proxy card to vote online.

BY TELEPHONE

•	From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•	You will need the 16-digit number included on your Notice of Internet Availability of Proxy Materials or proxy card in order to vote by telephone.

BY MAIL

•	Request a proxy card from us by following the instructions on your Notice of Internet Availability of Proxy Materials.

•	When you receive the proxy card, mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope provided to you, or return it to:

Vote Processing

c/o Broadridge

51 Mercedes Way

Edgewood, NY 11717.

REVOCATION OF PROXIES

You may change your vote and revoke your proxy by:

•	sending a written statement to that effect to our Secretary, provided such statement is received no later than May 9, 2017;

•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern time, on May 9, 2017;

•	submitting a properly signed proxy card to the address above with a later date that is received no later than May 9, 2017; or

•	attending the Annual Meeting, revoking your proxy and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

Hilton Grand Vacations	PROXY STATEMENT

Page
Voting Roadmap	1
Our Recent “Spin-Off” Transaction	2
Proposal No. 1 — Election of Directors	3
Nominees for Election to the Board of Directors in 2017	3
The Board of Directors and Certain Governance Matters	7
Director Independence and Independence Determinations	7
Board Structure	8
Board Committees	8
Oversight of Risk Management	11
Executive Sessions	11
Board and Committee Evaluations	11
Committee Charters and Corporate Governance Guidelines	11
Code of Conduct	12
Director Nomination Process	12
Communications with the Board	13
Compensation of Directors	13
Compensation Program	13
Stock Ownership Policy	14
Director Compensation for 2016	14
Executive Officers of the Company	15
Proposal No. 2 — Ratification of Independent Registered Public Accounting Firm	17
Audit and Non-Audit Fees	17
Proposal No. 3 — Amendment to and Re-approval of the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan	19
Proposal No. 4 — Approval of the Hilton Grand Vacations Inc. 2017 Employee Stock Purchase Plan	31
Proposal No. 5 — Approval, in a Non-binding Advisory Vote, of Our Executive Compensation	35
Proposal No. 6 — Determine, in a Non-binding Advisory Vote, Whether a Vote to Approve Our Executive Compensation Should Occur Every One, Two or Three Years.	35
Report of the Audit Committee	36
Report of the Compensation Committee	36
Compensation Discussion and Analysis	37
Special Note Regarding the Spin-Off and Our Compensation Practices	37
Our Named Executive Officers	38
2016 Executive Compensation Design and Decisions	38
2017 Executive Compensation Design and Decisions	44
Treatment of Outstanding Equity Awards	50
Executive Compensation	51
Summary Compensation Table	51
2016 Grants of Plan-Based Awards	52
Outstanding Equity Awards at 2016 Fiscal Year-End	53
Securities Authorized for Issuance Under Equity Compensation Plans	53
2016 Options Exercises and Stock Vested	54
2016 Nonqualified Deferred Compensation	54
Potential Payments Upon Termination or Change in Control	55
Compensation Committee Interlocks and Insider Participation	58
Ownership of Securities	58
Section 16(a) Beneficial Ownership Reporting Compliance	59

Hilton Grand Vacations	PROXY STATEMENT

Hilton Grand Vacations	PROXY STATEMENT

HILTON GRAND VACATIONS INC.

5323 Millenia Lakes Blvd.

Suite 400

Orlando, Florida 32839

PROXY STATEMENT

Annual Meeting of Stockholders

May 10, 2017

The Board of Directors (the “Board”) of Hilton Grand Vacations Inc. (the “Company”) is furnishing you this proxy statement to solicit proxies, on its behalf, to be voted at the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 10, 2017, at 9:00 a.m., Eastern time, at the Company’s headquarters, and at any adjournments thereof. These proxy materials are first being mailed or made available to stockholders of the Company on or about March 24, 2017.

VOTING ROADMAP	Our Board’s Recommendation

Proposal No. 1: Election of All Director Nominees	FOR
Our Board of Directors unanimously believes that all of the director nominees listed in this Proxy Statement have the requisite qualifications to provide effective oversight of the Company’s business and management.	Pg. 3

Proposal No. 2: Ratification of the Appointment of Ernst & Young LLP as independent registered public accounting firm	FOR
Our Board of Directors unanimously believes that the retention of Ernst & Young as the Company’s independent registered public accounting firm for 2017 is in the best interest of the Company and its stockholders.	Pg. 17

Proposal No. 3: Amendment to and Re-approval of the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan	FOR
Our Board of Directors unanimously believes that the amendment to the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan and the re-approval of the terms thereof for purposes of potentially qualifying certain executive compensation for deductibility under Section 162(m) of the Internal Revenue Code is in the best interests of the Company and its stockholders.	Pg. 19

Proposal No. 4: Approval of the Hilton Grand Vacations Inc. 2017 Employee Stock Purchase Plan	FOR
Our Board of Directors unanimously believes that the Hilton Grand Vacations Inc. 2017 Employee Stock Purchase Plan is in the best interests of the Company and its stockholders.	Pg. 31

Proposal No. 5: Advisory Vote on Executive Compensation	FOR
The Company is seeking a non-binding, advisory vote to approve the 2016 compensation paid to its named executive officers, which is described in the section of this Proxy Statement entitled “Executive Compensation.”	Pg. 35

Proposal No. 6: Advisory Vote on the Frequency of Stockholder Vote on Executive Compensation	FOR
The Company is seeking a non-binding, advisory vote to determine whether a non-binding stockholder vote to approve the compensation paid to its named executive officers should occur every one, two or three years.	Pg. 35

Hilton Grand Vacations	1	PROXY STATEMENT

OUR RECENT SPIN-OFF TRANSACTION

We have historically operated as a wholly-owned subsidiary of Hilton Worldwide Holdings Inc. and its subsidiaries (“Hilton”). In 2016, the Board of Directors of Hilton approved a plan to separate Hilton into three independent, publicly traded companies (the “spin-off plan”). Under this plan, Hilton executed a spin-off of Hilton Grand Vacations Inc. and its consolidated subsidiaries (referred to in this proxy statement as the “spin-off”), as well as a spin-off of Park Hotels & Resorts Inc. (“Park”), both of which were effective as of January 3, 2017. From December 15, 2016 through January 3, 2017, Hilton held 100% of our common stock. On January 3, 2017, pursuant to the spin-off plan, our outstanding shares of common stock were converted into 98,802,597 shares of common stock, all of which were distributed by Hilton to its stockholders. Our common stock began “regular way” trading on the NYSE on January 4, 2017. Following the spin-off, Hilton Grand Vacations Inc., Park and Hilton operate independently, although we have entered into certain material agreements with Hilton and Park in connection with the spin-off. See “Transactions With Related Persons—Agreements with Former Affiliates Related to the Spin-Off” for a description of these agreements, and the full agreements, filed with the Securities and Exchange Commission (“SEC”) as exhibits to our periodic reports, for additional detail.

Except where the context requires otherwise, references to “the Company,” “Hilton Grand Vacations,” “HGV,” “we,” “us” and “our” refer to Hilton Grand Vacations Inc. (as a separate entity for periods after January 3, 2017 and as a wholly-owned subsidiary of Hilton for periods prior to January 3, 2017).

Hilton Grand Vacations	2	PROXY STATEMENT

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors (the “Board” or “Board of Directors”) has considered and nominated the following nominees for a one-year term expiring at the 2018 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified: Mark D. Wang; Leonard A. Potter; Brenda J. Bacon; Kenneth A. Caplan; David W. Johnson; Mark H. Lazarus; Pamela H. Patsley; and Paul W. Whetsell. Action will be taken at the Annual Meeting for the election of these nominees. Each of the nominees is currently a director of HGV.

Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) attached to this Proxy Statement, as filed with the SEC, intend to vote the proxies held by them for the election of the director nominees. If any of these nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency that the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2017

The following information describes the offices held, other business directorships and the term of each director nominee as of February 28, 2017. Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below.

Mark D. Wang

Mark D. Wang, 59, serves as President and Chief Executive Officer of HGV, having been appointed effective January 3, 2017 in connection with the spin-off. He has served as a director since May 2016. Prior to the spin-off, Mr. Wang served as Executive Vice President and President, Hilton Grand Vacations for Hilton from March 2008 through December 2016, where he oversaw all of Hilton’s global timeshare operations. Mr. Wang was appointed to this role after serving as Head of HGV Asia. He first joined the company in 1999 as Managing Director of Hawaii and Asia Pacific and has held a series of senior management positions within HGV. During Mr. Wang’s time as President of HGV, he also served on Hilton’s executive committee as Executive Vice President and held a dual role as President of Global Sales for the hotel division from 2013 to 2014. He also led Hilton’s Asia-Pacific Islander Team Member Resource Group. While leading HGV, the division has experienced eight years of consecutive growth while transforming the business to a capital efficient model. With 35 years of industry experience, Mr. Wang has earned a reputation as an innovator who brought new, highly effective sales and marketing techniques to the industry. In 1987 he introduced the U.S. vacation ownership product to the Japanese market. Prior to joining HGV, Mr. Wang co-founded three independent timeshare companies, where he served as President and Chief Operating Officer of each. Mr. Wang serves on the American Resort Development Association’s (“ARDA”) Board of Directors and Executive Committee, previously served as Vice Chairperson for ARDA Hawaii, and is ARDA’s Chair-Elect for 2017.

Qualifications, Attributes, Skills and Experience: Mr. Wang’s knowledge of and extensive experience in various senior leadership roles in the timeshare industry will provide our board of directors valuable industry-specific knowledge and expertise. In addition, Mr. Wang’s current role as our President and Chief Executive Officer will bring management perspective to Board deliberations and provide valuable information about the status of our day-to-day operations.

Leonard A. Potter

Leonard A. Potter, 55, is Chairman of our Board of Directors, having been appointed effective January 3, 2017 in connection with the spin-off. Mr. Potter founded and has served as the President and Chief Investment Officer of Wildcat Capital Management, LLC, a registered investment advisor, since its inception in September 2011. In addition, Mr. Potter has served as the Chief Executive Officer of Infinity Q Capital Management, also a registered investment advisor, since its inception in early 2014. From 2002 through 2009, Mr. Potter was a Managing Director—Private Equity at Soros Fund Management LLC (“SFM”) where, from May 2005 through July 2009, Mr. Potter served as co-head of the Private Equity group and a member of the Private Equity Investment Committee. From 2009 until joining Wildcat, Mr. Potter served as a consultant to SFM and as the Chief Investment

Hilton Grand Vacations	3	PROXY STATEMENT

Officer of Salt Creek Hospitality, a private acquirer and owner of hospitality related assets that was backed by SFM. From September 1998 until joining SFM, Mr. Potter was a Managing Director of Alpine Consolidated LLC, a private merchant bank, and from April 1996 through September 1998, Mr. Potter founded and served as a Managing Director of Capstone Partners LLC, a private merchant bank. Prior to founding Capstone Partners, Mr. Potter was an attorney specializing in mergers, acquisitions and corporate finance at Morgan, Lewis & Bockius and Willkie Farr & Gallagher. Mr. Potter has served and continues to serve as a director on a number of boards of public and private companies, including Solar Capital Ltd. (NASDAQ: SLRC), Solar Senior Capital Ltd. (NASDAQ: SUNS) and GSV Capital Corporation (NASDAQ: GSVC). In addition, Mr. Potter has previous board experience in the hospitality and vacation ownership industries, having served on the board of directors of Hilton from 2008 through 2013 and of Diamond Resorts International from 2007 through 2010. Mr. Potter received a Bachelor of Arts degree from Brandeis University and a Juris Doctor degree from Fordham University School of Law.

Qualifications, Attributes, Skills and Experience: Mr. Potter’s experience practicing as a corporate lawyer will provide valuable insight to the board of directors on regulatory and risk management issues. In addition, his tenure in private equity and other investments and service as a director of both public and private companies will provide industry-specific knowledge and expertise to our board of directors.

Brenda J. Bacon

Brenda J. Bacon, 66, serves as a Director of HGV, having been appointed effective January 3, 2017 in connection with the spin-off. Ms. Bacon has served as the President and Chief Executive Officer of Brandywine Senior Living, Inc., the predecessor of which she co-founded in 1996. Ms. Bacon has held various other positions with Brandywine Senior Living, including President and Chief Operating Officer. Ms. Bacon served as Chief of Management and Planning, a cabinet-level position, under former New Jersey Governor James J. Florio from 1989 to 1993 and, in 1992-1993, Ms. Bacon was on loan to the Presidential Transition Team, as Co-Chair for the transition of the U.S. Department of Health and Human Services, under the administration of President William Jefferson Clinton. Ms. Bacon currently serves on the board of directors of FTI Consulting, Inc. (NYSE: FCN). Ms. Bacon also Chairman of the Board of Directors of Argentum (formerly the Assisted Living Federation of America), and currently serves as immediate past chair. In 2013, Ms. Bacon was appointed by the Governor of New Jersey to the Board of Trustees of Rowan University. Ms. Bacon received her Bachelor’s degree from Hampton University and her Master of Business Administration degree from the Wharton School of the University of Pennsylvania.

Qualifications, Attributes, Skills and Experience: Ms. Bacon’s organizational and management skills gained through her experience, including co-founding Brandywine Senior Living, will bring a distinctive approach to the board of directors.

Kenneth A. Caplan

Kenneth A. Caplan, 43, serves as a Director of HGV, having been appointed effective January 3, 2017 in connection with the spin-off. Prior to the spin-off, Mr. Caplan served on the board of directors of Hilton. Mr. Caplan joined The Blackstone Group in 1997 and is a Senior Managing Director and Global Chief Investment Officer of Blackstone’s Real Estate Group. Previously, Mr. Caplan served as the Head of Real Estate Europe at Blackstone. Before joining Blackstone, Mr. Caplan worked for Lazard Frères & Co. in the real estate banking group. Mr. Caplan currently serves on the board of directors of Invitation Homes, Inc. (NYSE: INVH) and on the Board of Trustees of Prep for Prep. Mr. Caplan received his A.B. degree from Harvard College.

Qualifications, Attributes, Skills and Experience: Mr. Caplan’s experience as the Global Chief Investment Officer of Blackstone’s Real Estate Group provides the board of directors with insights into the real estate industry. Further, Mr. Caplan’s specific experience in Europe provides the board of directors with additional global experience and perspective.

David W. Johnson

David W. Johnson, 55, serves as a Director of HGV, having been appointed effective January 3, 2017 in connection with the spin-off. Mr. Johnson has served as President and Chief Executive Officer of Aimbridge Hospitality since April 2003. Prior to joining Aimbridge, Mr. Johnson held senior management positions at Wyndham International, including as President of Wyndham Hotels. Mr. Johnson previously served on the boards of Strategic Hotels & Resorts, Inc. until September 2015 and Gaylord Entertainment Company until October 2012. Mr. Johnson received his Bachelor’s degree from Northeastern Illinois University.

Hilton Grand Vacations	4	PROXY STATEMENT

Qualifications, Attributes, Skills and Experience: Mr. Johnson’s extensive experience as President and Chief Executive Officer of one of the premier hotel management companies in the United States, as well as his marketing background, will provide our board of directors with valuable insights.

Mark H. Lazarus

Mark H. Lazarus, 53, serves as a Director of HGV, having been appointed effective January 3, 2017 in connection with the spin-off. Mr. Lazarus has served as Chairman of NBC Broadcasting & Sports since September, 2016. Prior to being named Chairman of NBC Broadcasting & Sports, Chairman, Mr. Lazarus served as Chairman of NBC Universal Sports Group, from May 2011 to September 2016, and prior to that as President of NBC Sports Cable Group. Previously, Mr. Lazarus was the President, of CSE, a sports and entertainment company from 2008 through 2010; and the president of Turner Entertainment Group from 2003 through 2008. Prior to 2003, Mr. Lazarus served in a variety of other roles for Turner Broadcasting and also worked for Backer, Spielvogel, Bates, Inc. and NBC Cable. Mr. Lazarus served on the board of directors of Cincinnati Bell (NYSE: CBB) from 2009 through 2011. Mr. Lazarus currently serves on the board of directors of Compass Diversified Holdings (NYSE: CODI), the Board of Governors of the Boys and Girls Clubs of America, and the Board of Directors of the Eastlake Foundation. Mr. Lazarus received his Bachelor of Arts from Vanderbilt University.

Qualifications, Attributes, Skills and Experience: Mr. Lazarus’ extensive experience in the media industry provides our board of directors with an important perspective in the areas of marketing and use of media. In addition, Mr. Lazarus’ management and leadership experience provides our board of directors with guidance on the skills necessary to lead and properly manage our business.

Pamela H. Patsley

Pamela H. Patsley, 60, serves as a Director of HGV, having been appointed effective December 13, 2017 in connection with the spin-off. Ms. Patsley has served as Executive Chairman of MoneyGram International, Inc. (NYSE: MGI) since January 2009, and served as Chief Executive Officer from September 2009 to December 2015. Previously, Ms. Patsley served as Senior Executive Vice President of First Data Corporation from 2000 to 2007 and President of First Data International from 2002 to 2007. Ms. Patsley retired from those positions in 2007. From 1991 to 2000, Ms. Patsley served as President and Chief Executive Officer of Paymentech, Inc., prior to its acquisition by First Data. Ms. Patsley also previously served as Chief Financial Officer of First USA, Inc. Ms. Patsley currently serves on the boards of directors of Texas Instruments, Inc. (NASDAQ: TXN) and Dr Pepper Snapple Group, Inc. (NYSE: DPS), and served on the boards of directors of Molson Coors Brewing Company from 1996 to 2009, Pegasus Solutions, Inc. from 2002 to 2006 and Paymentech, Inc. from 1995 to 1999. Ms. Patsley received her Bachelor of Business Administration in Accounting from the University of Missouri.

Qualifications, Attributes, Skills and Experience: Ms. Patsley brings to our board of directors her extensive leadership experience as a chairman and chief executive officer, chief financial officer and other executive level positions in public companies, financial acumen and risk management experience developed through her experience in public accounting and her chief executive officer and chief financial officer experience, and extensive public company board experience.

Paul W. Whetsell

Paul W. Whetsell, 66, serves as a Director of HGV, having been appointed effective January 3, 2017 in connection with the spin-off. Mr. Whetsell has served as the Vice Chairman of Loews Hotels Holding Corporation since March 2015. Prior to his current position with Loews, he served as its President and Chief Executive Officer since from January 2012 until March 2015. Since 2006, Mr. Whetsell has served as the President and Chief Executive Officer of Capstar Hotel Company. From August 1998 until May 2006, Mr. Whetsell served as the Chairman and Chief Executive Officer of Meristar Hospitality Corporation, and as the Chairman of Interstate Hotels and Resorts, Inc. (“Interstate”) from August 1998 until March 2009. From August 1998 until October 2003, he also served as the Chief Executive Officer of Interstate and its predecessor. He also serves on the board of NVR, Inc. (NYSE: NVR) and Boyd Gaming Corporation (NYSE: BYD). Mr. Whetsell currently serves as the Vice Chairman of the Board of Trustees of the Cystic Fibrosis Foundation. Mr. Whetsell was a member of the American Hotel & Lodging Association’s Industry Real Estate and Financing Advisory Council, and previously served on the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT). Mr. Whetsell received his Bachelor’s degree from Davidson College.

Hilton Grand Vacations	5	PROXY STATEMENT

Qualifications, Attributes, Skills and Experience: Mr. Whetsell brings to our board of directors his senior leadership experience from being a chief executive officer of a publicly-traded company, his public board service experience, his operational expertise, his real estate experience and his brand marketing expertise.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

Hilton Grand Vacations	6	PROXY STATEMENT

THE BOARD OF DIRECTORS AND

CERTAIN GOVERNANCE MATTERS

Our Board manages or directs our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. Our Board has a majority of independent directors, and each of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee is comprised solely of independent directors.

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance include:

•	each of our directors is subject to re-election annually;

•	under our bylaws and our Corporate Governance Guidelines, directors (other than directors designated by certain stockholders pursuant to stockholders agreements) who fail to receive a majority of the votes cast in uncontested elections are required to submit their resignation to our Board of Directors;

•	our independent directors meet regularly in executive sessions;

•	we do not have a stockholder rights plan, and if our Board were ever to adopt a stockholder rights plan in the future without prior stockholder approval, our Board would either submit the plan to stockholders for ratification or cause the rights plan to expire within one year; and

•	we have implemented a range of other corporate governance best practices, including placing limits on the number of directorships held by our directors to prevent “overboarding” and implementing a robust director education program.

Pursuant to certain stockholders agreements, certain affiliates of The Blackstone Group L.P. (“Blackstone”) and HNA Tourism Group Co., Ltd. (“HNA”) have the right to nominate designees to our Board. Blackstone has the right to nominate to our Board a number of designees approximately equal to the percentage of voting power of all shares of our outstanding common stock as collectively beneficially owned by Blackstone. Currently, Blackstone has nominated one director (Mr. Caplan) to our Board of Directors. HNA has the right to nominate to our Board two directors (one of which must meet the independence standards of the NYSE and be unaffiliated with HNA) that are reasonably satisfactory to our Nominating and Corporate Governance Committee, so long as HNA beneficially owns at least 15% of our outstanding common stock. In addition, so long as HNA owns at least 20% of our outstanding common stock, HNA has the right to nominate an additional independent director to fill each third additional director seat if we increase the size of our Board above 10 directors. Currently, HNA has not nominated any designees. Following the confirmation of the HNA designees, we expect to increase the size of our Board to ten directors and to appoint the designees to fill the vacancies, as permitted by our Bylaws. See “Transactions with Related Persons—Stockholders Agreements” for additional information.

DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. The director also must meet the bright-line test for independence set forth by the NYSE rules.

Our Corporate Governance Guidelines define “independence” in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually.

In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether such relationship would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Hilton Grand Vacations	7	PROXY STATEMENT

Our Board has affirmatively determined that each of Ms. Bacon, Mr. Johnson, Mr. Lazarus, Ms. Patsley, Mr. Potter and Mr. Whetsell is independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and under all applicable NYSE guidelines, including with respect to committee membership. Our Board also has determined that each of Ms. Bacon, Mr. Johnson and Ms. Patsley is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the heightened NYSE independence requirements for audit committee service, and that each of Mr. Johnson, Mr. Lazarus and Mr. Whetsell is “independent” for purposes of the heightened NYSE independence requirements for compensation committee service, and is an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and a “non-employee director” as defined by applicable SEC regulations.

In making its independence determinations, the Board considered and reviewed all information known to it (including information identified through directors’ questionnaires).

BOARD STRUCTURE

Our Board of Directors is led by Mr. Potter, our Non-Executive Chairman. Our Board does not currently have a policy as to whether the role of Chairperson of the Board and Chief Executive Officer should be separate. Our Board believes that the Company and stockholders are best served by maintaining flexibility to determine whether the Chairperson and the Chief Executive Officer positions should be separate or combined at a given point in time in order to provide appropriate leadership for us at that time. We believe that the separation of the Chairperson and Chief Executive Officer positions is appropriate corporate governance for us at this time. Accordingly, the Chief Executive Officer position is separate from the Chairperson position. Mr. Potter serves as Chairman, while Mr. Wang serves as our Chief Executive Officer and President. Our Board believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, Mr. Potter’s attention to Board and committee matters allows Mr. Wang to focus more specifically on overseeing the Company’s day-to-day operations, as well as strategic opportunities and planning. Our Chairperson serves as Presiding Independent Director unless the Chairperson does not qualify as an independent director, in which case the independent directors will select a Presiding Independent Director. The Presiding Independent Director’s duties are set forth in our Corporate Governance Guidelines, and include chairing the executive sessions of non-management and independent directors, providing guidance with respect to compliance with the Corporate Governance Guidelines, reviewing Board and committee meeting agenda, and serving as a non-exclusive liaison among the independent directors and other Board members.

BOARD COMMITTEES

COMMITTEE MEMBERSHIP AND MEETINGS

The following table summarizes the current membership of each of the Board’s committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Mark D. Wang
Leonard A. Potter			Chair
Brenda J. Bacon	X		X
Kenneth A. Caplan
David W. Johnson	X	X
Mark H. Lazarus		X
Pamela H. Patsley	Chair
Paul W. Whetsell		Chair	X

We expect all directors to attend all meetings of the Board, meetings of the committees of which they are members and any meeting of stockholders. Because the spin-off was effective as of January 3, 2017, the Board, the Audit Committee, the Compensation Committee and the Nominating and Governance Committee did not hold any meetings during the year ended December 31, 2016. All of our director nominees have attended at least 75% of the meetings of the Board and committees following his or her appointment as a member of the Board or any committee. We did not hold an Annual Meeting of Stockholders in 2016.

Hilton Grand Vacations	8	PROXY STATEMENT

AUDIT COMMITTEE

All members of the Audit Committee have been determined to be “independent,” consistent with our Audit Committee Charter, Corporate Governance Guidelines, applicable SEC regulations and the NYSE listing standards applicable to boards of directors in general and audit committees in particular. Our Board also has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE. In addition, our Board has determined that Ms. Patsley qualifies as an “audit committee financial expert” as defined by applicable SEC regulations and has accounting and/or related financial management expertise as required by the listing standards of the NYSE.

The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.hgv.com under Investors—See More Documents—Audit Committee Charter, and include among others:

•	the adequacy and integrity of our financial reporting and disclosure practices;

•	the integrity of our financial statements;

•	the soundness of our system of internal controls regarding finance and accounting compliance;

•	the annual independent audit of our consolidated financial statements;

•	the independent registered public accounting firm’s qualifications and independence;

•	the engagement of the independent registered public accounting firm;

•	the performance of our internal audit function and independent registered public accounting firm;

•	the scope, approach, performance and results of the independent registered public accounting firm and our internal audit function;

•	our compliance with legal and regulatory requirements in connection with the foregoing;

•	oversight of our exposure to risk, including, but not limited to, data privacy and security, business continuity and operational risks;

•	review of related party transactions; and

•	compliance with our Code of Conduct.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K or other public filings in accordance with applicable rules and regulations of the SEC.

On behalf of the Board, the Audit Committee plays a key role in the oversight of our risk management policies and procedures. See “Oversight of Risk Management” below.

COMPENSATION COMMITTEE

All members of the Compensation Committee have been determined to be “independent,” “outside directors” and “non-employee directors” as defined by our Compensation Committee Charter, Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors generally, and compensation committees in particular. In addition, all members of the Compensation Committee have been determined to be an “outside director” as defined under Section 162(m) of the Code and a “non-employee director” as defined by applicable SEC regulations.

Hilton Grand Vacations	9	PROXY STATEMENT

The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.hgv.com under Investors—See More Documents—Compensation Committee Charter, and include among others:

•	the establishment, maintenance and administration of compensation and benefit policies designed to attract, motivate and retain personnel with the requisite skills and abilities to contribute to the long term success of the Company;

•	oversight of the goals, objectives and compensation of our President and Chief Executive Officer, including evaluating the performance of our President and Chief Executive Officer in light of those goals;

•	oversight of the goals, objectives and compensation of our other executives and directors;

•	review of the effectiveness of our executive compensation programs;

•	review, approve or recommend to the Board, and administer, our equity-based and annual incentive plans;

•	our compliance with the compensation rules, regulations and guidelines promulgated by the NYSE, the SEC and other law, as applicable; and

•	the issuance of a report on executive compensation for inclusion in our annual proxy statement and annual report.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include overseeing the preparation of the Compensation Discussion and Analysis for inclusion in our annual proxy statement and Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more of our officers the authority to make awards to employees other than any Section 16 officer under our incentive compensation or other equity-based plan, subject to compliance with the plan and the laws of our state of jurisdiction.

The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent outside compensation consultant.

All executive compensation services provided by Pearl Meyer have been conducted under the direction or authority of the Compensation Committee, and all work performed by Pearl Meyer was pre-approved by the Compensation Committee. Neither Pearl Meyer nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. The Compensation Committee evaluated whether any work provided by Pearl Meyer raised any conflict of interest for services proposed to be performed during 2017 and determined that it did not.

As requested by the Compensation Committee, Pearl Meyer’s proposed services to the Compensation Committee include, among other things, providing perspective on current trends and developments in executive and director compensation as well as analysis of benchmarking data and confirmation of our peer group composition.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

All members have been determined to be “independent” as defined by our Corporate Governance Guidelines and the NYSE listing standards.

The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at www.hgv.com under Investors—See More Documents—Nominating and Corporate Governance Committee Charter, and include among others:

•	advise the Board concerning the appropriate composition and qualifications of the Board and its committees;

Hilton Grand Vacations	10	PROXY STATEMENT

•	identify individuals qualified to become Board members;

•	recommend to the Board the persons to be nominated by the Board for election as directors at any meeting of stockholders;

•	recommend to the Board the members of the Board to serve on the various committees;

•	develop and recommend to the Board a set of corporate governance guidelines and assist the Board in complying with them; and

•	oversee the evaluation of the Board and the Board’s committees.

OVERSIGHT OF RISK MANAGEMENT

The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executive management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, which take the lead in discrete areas of risk oversight and regularly report to the Board.

The Audit Committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements and our enterprise risk management program. Through its regular meetings with management, including the finance, legal and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. The Compensation Committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters. The Nominating and Corporate Governance Committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, succession planning and corporate governance. In addition, our Board receives periodic detailed operating performance reviews from management. Management updates the Audit Committee on a quarterly basis and the full Board on an annual basis and as needed.

EXECUTIVE SESSIONS

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session. As long as the Chairman of the Board qualifies as an independent director, the Chairman presides over executive sessions and meeting of independent directors. In other cases, the non-management and independent directors, as applicable, will select a Presiding Independent Director who will preside at such sessions.

BOARD AND COMMITTEE EVALUATIONS

Beginning with fiscal year 2017, the Board and its committees will conduct annual self-evaluations to assess the effectiveness of the Board and committees. The self-assessments will focus on the Board’s and each committee’s and their respective members’ performance and contribution to the Company as well as provide constructive feedback.

COMMITTEE CHARTERS AND CORPORATE GOVERNANCE GUIDELINES

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics and assist the Board in the exercise of its

Hilton Grand Vacations	11	PROXY STATEMENT

responsibilities. These Corporate Governance Guidelines are reviewed from time to time by the Nominating and Corporate Governance Committee, and the committee charters are reviewed at least annually by the appropriate committee, and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the Board.

Our Corporate Governance Guidelines, our Audit, Compensation, and Nominating and Corporate Governance Committee charters and other corporate governance information are available on our website at www.hgv.com under Investors—See More Documents. Any stockholder also may request them in print, without charge, by contacting the Office of the Corporate Secretary at Hilton Grand Vacations Inc., 5323 Millenia Lakes Blvd., Suite 400, Orlando, Florida 32839.

CODE OF CONDUCT

We maintain a Code of Conduct that applies to all of our directors, officers and employees, including our Chairman, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other senior financial officers. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business conduct and fair dealing. This Code of Conduct also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC and the listing standards of the NYSE. We will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website at www.hgv.com under Investors—See More Documents, rather than by filing a Form 8-K. In the case of a waiver for an executive officer or a director, the required disclosure also will be made available on our website within four business days of the date of such waiver.

The Code of Conduct is available on our website at www.hgv.com under Investors—See More Documents: Code of Conduct.

DIRECTOR NOMINATION PROCESS

The Nominating and Corporate Governance Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does at a minimum assess each candidate’s strength of character, judgment, industry knowledge or experience, his or her ability to work collegially with the other members of the Board and his or her ability to satisfy any applicable legal requirements or listing standards, and seeks to structure the Board such that it consists of a diverse group of individuals who possess the appropriate combination of skills, experience and background. In addition, although the Board considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral or by whom the candidate was recommended. The Nominating and Corporate Governance Committee may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. Mmes. Bacon and Patsley and Messrs. Johnson, Lazarus and Whetsell were recommended by RSR Partners, Inc., a third party search firm engaged to identify qualified director candidates in connection with the spin-off.

When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and

Hilton Grand Vacations	12	PROXY STATEMENT

structure, the Nominating and Corporate Governance Committee and the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Office of the Corporate Secretary, Hilton Grand Vacations Inc., 5323 Millenia Lakes Blvd., Suite 400, Orlando, Florida 32839. All recommendations for nomination received by the Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These requirements are also described under “Stockholder Proposals for the 2018 Annual Meeting.”

COMMUNICATIONS WITH THE BOARD

As described in the Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of the Board, including the chairperson of the Audit, Compensation, or Nominating and Corporate Governance Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Office of the Corporate Secretary, 5323 Millenia Lakes Blvd., Suite 400, Orlando, Florida 32839, who will forward such communication to the appropriate party.

COMPENSATION OF DIRECTORS

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board. Our Compensation Committee reviews non-employee director compensation from time to time. Our employee directors and directors affiliated with Blackstone or HNA receive no compensation for serving on the Board or committees thereof.

COMPENSATION PROGRAM

Each non-employee director (other than the directors affiliated with Blackstone or HNA) will be entitled to annual compensation for the period from our 2017 annual meeting until our 2018 annual meeting, as follows:

•	Annual cash retainer of $75,000;

•	Additional annual cash retainer of $120,000 for serving as the chairperson of the Board;

•	Additional annual cash retainer for serving on committees or as the chairperson of a committee as follows:

○	Each member (other than the chairperson) of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee will receive $10,000 for each committee on which he or she serves; and

○	The chairperson of the Audit Committee will receive an additional $25,000 and the chairperson of each of the Compensation Committee and the Nominating and Corporate Governance Committee will receive an additional $20,000; and

•	Equity award of approximately $125,000 payable annually in the form of restricted stock units (“RSUs”), which will vest on the earlier of (i) the one-year anniversary of the grant date and (ii) the date of the next annual meeting of stockholders, subject to continued service on the Board through the vesting date.

Hilton Grand Vacations	13	PROXY STATEMENT

Non-employee directors may elect to receive all or a portion of their cash compensation payable for service as a member of the Board, serving on committees or as the chairperson of a committee in the form of fully-vested Common Stock.

All of our directors are reimbursed for reasonable travel and related expenses associated with attendance at Board or committee meetings. In addition, our independent directors are reimbursed for reasonable personal costs when they stay at our resorts.

Our non-employee directors eligible to receive equity-based awards received their first equity grant in March 2017 following our spin-off in an amount equal to a pro rata portion of the annual equity award for the service period from January 3, 2017 until the date of our 2017 annual meeting. Accordingly, the next annual equity award grant to directors is expected to be made following our 2017 annual meeting of stockholders and will represent the directors’ annual grant for their service as a director until the 2018 annual meeting of stockholders.

Other than as disclosed under “—Director Compensation for 2016,” our non-employee directors eligible to receive cash retainers will receive their first cash retainer fees in May 2017 following our spin-off in an amount equal to a pro rata portion of the annual cash retainer set forth above for the service period from the first date of service until the date of our 2017 annual meeting. Cash retainers for the period from the date of our 2017 annual meeting through the date of our 2018 annual meeting are expected to be paid semi-annually, in arrears.

STOCK OWNERSHIP POLICY

We have a stock ownership policy for our non-employee directors. Each of our non-employee directors (other than the directors who are not eligible to receive compensation, including directors affiliated with Blackstone or HNA) is required to own stock in an amount equal to five times his or her annual cash retainer (exclusive of retainers received for service on a committee of the Board or as chairperson of a committee or the Board). For purposes of this requirement, a director’s holdings include shares held directly or indirectly, individually or jointly, shares held in trust for the benefit of the director or a family member, shares underlying vested options, time-vested restricted stock and RSU awards that have not yet vested, and shares held under a deferral or similar plan. Under this requirement, non-employee directors must retain 50% of HGV shares (i) resulting from the vesting or earning of equity awards, (ii) acquired in open market purchases, and (iii) already owned before becoming subject to the stock ownership policy, in each case until the ownership requirements are satisfied. Non-employee directors are expected to meet this ownership requirement within five years from the later of (i) March 9, 2017 and (ii) the date he or she first becomes subject to the stock ownership policy. Declines in the stock price will not affect compliance with the stock ownership policy as long as each non-employee director continues to hold the number of shares held at the time compliance was initially achieved.

DIRECTOR COMPENSATION FOR 2016

The table below sets forth information regarding non-employee director compensation for the fiscal year ended December 31, 2016. None of our non-employee directors served during the year ended December 31, 2016, except that Ms. Patsley was appointed as a director and as chair of the Audit Committee effective December 13, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)	Total Number of Outstanding Equity Awards (#)
Pamela H. Patsley (1)	$5,205	—	—	$5,205	—
(1)	Amounts reflect pro rata fees for the portion of 2016 that Ms. Patsley served, based on the director fees set forth under “—Compensation Program.”

Eligible non-employee directors are awarded equity under the Hilton Grand Vacations Inc. 2017 Stock Plan for Non-Employee Directors (the “Director Stock Plan”) in the form of RSUs. RSUs vest on the earlier of (i) the one-year anniversary of the grant date and (ii) the date of the next annual meeting of stockholders, subject to continued service on the Board through the vesting date or as otherwise provided in the plan or applicable award agreement. Dividend equivalents accrue on unvested RSUs either in cash or, at the sole discretion of the

Hilton Grand Vacations	14	PROXY STATEMENT

Compensation Committee, in shares of HGV’s common stock or additional RSUs equal to the fair market value of the dividend equivalent payment as of the dividend payment date, payable at the same time as the underlying RSUs are settled following vesting (or forfeited to the extent the underlying RSUs are forfeited). Any unvested RSUs held by a non-employee director will become fully earned and vested upon (i) termination of such director’s service as a result of such director’s death or disability, (ii) a change in control event, if the successor or surviving company does not assume, substitute or continue the RSUs on substantially similar terms, or (iii) termination of such director’s service without cause or with good reason (each as defined in the form of Restricted Stock Unit Agreement for use under the Director Stock Plan) within twelve months following a change in control. In addition, if a non-employee director retires more than six months after the grant date of a director RSU award, then a pro-rata number of RSUs shall become earned and vested as of the retirement date. Unvested RSUs are forfeited upon termination of service for any other reason.

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is certain information regarding each of our current executive officers as of February 28, 2017, other than Mr. Wang, whose biographical information is presented under “Nominees for Election to the Board of Directors in 2017.”

James E. Mikolaichik

James E. Mikolaichik, 45, serves as Executive Vice President and Chief Financial Officer for HGV, a position to which he was appointed in August 2016 in connection with the spin-off. Previously, Mr. Mikolaichik served in multiple roles at Manning & Napier Inc., an independent investment management firm, from 2011 through 2016. As Chairman and President of Manning & Napier Fund Inc. from 2015 through 2016, he was responsible for all aspects of the mutual fund company. Additionally, he served as Chief Financial Officer of Manning & Napier Inc. from 2011 through 2015. In this role, he was responsible for all aspects of strategic and financial planning, monitoring performance metrics, financial reporting, internal audit, tax, corporate development and investor relations. Prior to that, Mr. Mikolaichik served as Executive Vice President and Head of Strategy of Old Mutual Asset Management from 2008 through 2011 and as its Chief Risk Officer from 2004 through 2008. Mr. Mikolaichik also served, in various capacities, at Deloitte & Touche LLP providing consulting, financial advisory, auditing and accounting services from 1993 through 2004. Mr. Mikolaichik earned a bachelor’s degree from Susquehanna University in 1993 and an M.B.A. from Columbia University in 2001.

Michael D. Brown

Michael D. Brown, 46, serves as Executive Vice President and Chief Operating Officer for HGV. In this role, he is responsible for sales, strategic planning and development, asset operations and information technology. Mr. Brown joined HGV in 2008 as Executive Vice President, Sales and Marketing — Mainland USA & Europe, before being appointed to his current position in 2014, and has previously also supported the financial management of the Company. Mr. Brown also leads key company initiatives, notably serving as inaugural Executive Champion of the HGV Diversity & Inclusion Council. Mr. Brown also served on Hilton’s Global Benefits Administrative Committee and Enterprise Risk Committee, and is expected to serve in similar roles at HGV. Prior to joining HGV, Mr. Brown held senior leadership roles in marketing and sales, development, operations, and finance during his 16-year tenure with Marriott International and Marriott Vacation Club International. He also has extensive international experience, having worked overseas for more than 10 years in the United Kingdom, France, and the Bahamas. Mr. Brown currently serves as a member of ARDA’s International Foundation Board of Trustees and is Chair-Elect of ARDA’s Meetings Committee. Mr. Brown earned a bachelor of science degree in commerce from the McIntire School of Commerce at the University of Virginia.

Charles R. Corbin

Charles R. Corbin, 60, serves as Executive Vice President and General Counsel for HGV, a position to which he was appointed in November 2016 in connection with the spin-off. Mr. Corbin has served most recently as Assistant General Counsel and Senior Vice President of Hilton since March 2013. Mr. Corbin joined Hilton as Vice President and Global Head of Dispute Resolution in 2010. He previously served in various high-level legal roles, including Vice President and Assistant General Counsel at Sunrise Senior Living and Group Vice President at the Mills Corporation. His more than 30-year legal and business career includes managing a venture capital firm and serving in a variety of roles as a business counselor, legal advisor, and investor. Mr. Corbin holds a bachelor’s degree in English with highest honors from The Citadel and a juris doctorate from the University of Dayton School of Law.

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Stan R. Soroka

Stan R. Soroka, 57, serves as Executive Vice President and Chief Customer Officer for HGV, a position he has held since January 2015. In this capacity, Mr. Soroka is responsible for all resort operations and the HGV Club program, as well as brand standards for HGV’s resorts and the overall HGV organization. Prior to being appointed to his current role, Mr. Soroka served as Area Vice President—Florida and Hilton Grand Vacations Resort Operations for Hilton since May 2010. In this dual capacity, he oversaw hotel operations for Hilton, Doubletree, Embassy Suites and Waldorf Astoria properties throughout Florida, as well as the Conrad Miami. His responsibilities also included oversight of timeshare resort operation functions for HGV’s developed properties in Las Vegas, New York, Orlando and South Beach, Miami. A second generation hotelier, Mr. Soroka has more than 34 years of experience successfully operating renowned hotels and resorts. Prior to joining Hilton in 2005, he served as Managing Director of El Conquistador Resort and Las Casitas Village in Puerto Rico and previously held leadership roles at Oakbrook Hotels and Vail Resorts Management, in addition to H.B.E. Hotels and Resorts. Mr. Soroka began his hospitality career with Hyatt in the stewarding department, quickly moving up the food and beverage ranks before transitioning to front office operations and management. Mr. Soroka earned a bachelor of science degree in Hospitality Management from the Conrad N. Hilton College of Hotel and Restaurant Management at the University of Houston.

Barbara L. Hollkamp

Barbara L. Hollkamp, 63, serves as Executive Vice President and Chief Human Resources Officer for HGV, a position to which she was appointed in August 2016 after having served in a dual role as Senior Vice President of Human Resources for Hilton and HGV. In her role, Mrs. Hollkamp is responsible for overseeing teams of highly experienced human resources professionals who provide strategic business partnerships and consultative talent services across the global business. Her oversight also includes talent management, compensation, benefits, recruitment, succession planning, learning and development, and general HR shared services. Mrs. Hollkamp joined Hilton in June 2004 as Vice President before being appointed as Senior Vice President of Human Resources for Hilton. Her professional experience spans more than 30 years and is highlighted by strategic human resources management, organizational development, leadership development, and culture management. Mrs. Hollkamp earned a bachelor’s degree in organizational behavior from Rollins College in Florida.

Allen J. Klingsick

Allen J. Klingsick, 39, serves as Senior Vice President and Chief Accounting Officer of HGV, a position to which he was appointed in January 2017 in connection with the spin-off. Since February 2013, Mr. Klingsick served in a variety of roles at Hilton and HGV, including most recently as Vice President — Accounting, HGV, and Senior Director of Accounting Research and Policy. His responsibilities at Hilton and HGV included oversight of timeshare accounting operations and global technical accounting matters. From 2011 through 2013, he served as Director of Accounting and Domestic Controller for LivingSocial, where he oversaw domestic accounting operations. From 2001 through 2011, Mr. Klingsick was employed in various capacities with KPMG LLP in Kansas City, Missouri and McLean, Virginia, where he performed public company audits, managed global audit engagement teams and provided training for KPMG associates nationally and internationally. Mr. Klingsick is a Certified Public Accountant, and earned a bachelor’s degree in accounting in 2000 and a Masters in Professional Accountancy in 2001, both from University of Nebraska—Lincoln.

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PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for 2017.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on HGV’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of HGV and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

Ernst & Young LLP performed certain services for us in connection with the spin-off, and has been our independent public accountants since the spin-off, including for purposes of performing an audit of the financial statements included in HGV’s annual report on Form 10-K for the year ended December 31, 2016. On March 9, 2017, the Audit Committee approved the engagement of Ernst & Young LLP to perform the audit of the financial statements and internal control over financial reporting for the fiscal year ending December 31, 2017.

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our financial statements for the fiscal year ended December 31, 2016 and fees billed for other services rendered by Ernst & Young LLP for that period. Prior to the spin-off, we did not separately engage an independent public accountant. Ernst & Young LLP performed a separate audit of our operations as a wholly-owned subsidiary of Hilton, and performed certain other services related to us for Hilton for periods prior to the year ended December 31, 2016; however, fees associated those services were paid by Hilton and disclosed in Hilton’s proxy statements.

2016
Audit Fees (1)	$3,825,051
Audit-related fees(2)	121,000
Tax fees	—
Other fees	—
Total:	$3,946,051
(1)	Includes (a) $3,082,096 in fees for professional services rendered by Ernst & Young LLP for the audit of HGV’s annual financial statements, (b) $22,300 in fees for statutory audits of foreign subsidiaries, and (c) $720,655 in fees for work performed on the Registration Statement on Form 10 in connection with the spin-off, comfort procedures for the debt offering and procedures related to SEC comment letters related to the Registration Statement on Form 10. Excludes certain items such as income taxes, related party transactions, share-based compensation, entity level controls, test of controls over certain centralized processes and IT applications and certain disclosures previously tested by a separate team at Ernst & Young LLP engaged by Hilton. Excludes internal control testing as HGV was not required to conduct an audit of internal controls for the year ended December 31, 2016.
(2)	Represents fees related to attestation reports for service organizations.

The Audit Committee considered whether providing the non-audit services shown in this table, and the provision of audit and other services to Hilton for prior periods, was compatible with maintaining Ernst & Young LLP’s independence, and concluded that it was.

Hilton Grand Vacations	17	PROXY STATEMENT

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee has adopted policies and procedures relating to the approval of all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

Hilton Grand Vacations	18	PROXY STATEMENT

PROPOSAL NO. 3

AMENDMENT TO AND RE-APPROVAL OF THE HILTON GRAND VACATIONS INC. 2017 OMNIBUS INCENTIVE PLAN

BACKGROUND

The Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan, as initially adopted by the Board and our sole stockholder, became effective on January 3, 2017. The 2017 Omnibus Incentive Plan, including certain amendments discussed below, is referred to herein as the “Incentive Plan.” As discussed under the “—Section 162(m) Requirements” section, Section 162(m) of the Internal Revenue Code limits HGV’s federal income tax deduction for any compensation in excess of $1,000,000 paid to “named executive officers” except the Chief Financial Officer. However, this provision does not apply to certain performance-based compensation as long as specified requirements are met. We are asking our stockholders, as discussed below, to re-approve the Incentive Plan in order to attempt to preserve, to the extent practicable, HGV’s ability to grant tax-deductible performance-based compensation under Code Section 162(m).

In connection with submitting the Incentive Plan for re-approval by our stockholders, the Board upon, the recommendation of the Compensation Committee, approved the amendment of the plan effective March 10, 2017, subject to stockholder re-approval. The amendments include the following:

•	extending the scope of the share and cash award limitations that apply per participant per fiscal year to generally include all stock-settled awards and all cash-settled awards, respectively, where formerly such share and cash limits only applied to performance compensation awards; none of the participant limits are proposed to be increased; and

•	requiring that any dividends or dividend equivalents payable on an award (other than options or stock appreciation rights (“SARs”)) may only accrue and be paid in connection with the vesting of the underlying award, whereas currently this restriction applies only to performance-based awards.

The following summary describes the material terms of the Incentive Plan and is qualified in all respects by reference to the Incentive Plan which is attached as Appendix A to this proxy statement. Stockholders should refer to the Incentive Plan for more complete and detailed information about the Incentive Plan. Stockholders may also receive a copy of the form of the Incentive Plan prior to its amendment by referring to the Exhibit 10.8 to the Current Report on Form 8-K filed January 4, 2017, accessible on the SEC’s website at www.sec.gov. In the event that the Incentive Plan is not re-approved by our stockholders, payments made to certain of our executive officers may not be deductible by HGV for federal income tax purposes under Code Section 162(m) and the current form of the Incentive Plan will remain in effect (subject to the Board’s discretion to approve amendments in the future that do not require stockholder approval).

“BEST PRACTICES” INTEGRATED INTO THE INCENTIVE PLAN

We follow key executive compensation practices that promote good governance and serve the interests of our stockholders, as summarized below:

What We Do:

☑	Limit the number of shares issued – The Incentive Plan authorizes the issuance of no more than 10,000,000 shares of our common stock (subject to anti-dilution adjustments). The Incentive Plan requires stockholder approval of any additional new plan shares and does not permit annual “replenishment” of shares as there is no “evergreen” plan provision. No additional shares are being requested under this proposal.

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What We Do:

☑	Employ conservative share counting provisions – The Incentive Plan does not allow shares to be added back to the maximum plan share limitation if they were tendered or withheld upon the exercise of options or other awards for the payment of the exercise or purchase price or withholding taxes, not issued upon the settlement of a SAR that settles in shares of common stock or purchased on the open market with cash proceeds from the exercise of options.

☑	Follow robust minimum vesting practices – Time-based equity awards converted in the spin-off to HGV awards generally impose a vesting period of three years. We anticipate typically imposing similar requirements in the future. Furthermore, the Incentive Plan generally provides for a minimum vesting period of one year for all awards (subject to limited exceptions).

☑	Employ “double trigger” vesting in the event of a change in control for service-based awards – The Incentive Plan permits the Committee to determine treatment of awards following a change in control. Under current award agreements, in the event of a change in control of HGV, accelerated vesting of service-based awards generally occurs only upon a “double trigger,” where the employee is terminated under certain circumstances in connection with a change in control, or where awards are not assumed or substituted by the surviving entity.

☑	Prudently define change in control – The Incentive Plan includes prudent change in control triggers such as requiring a change in beneficial ownership of more than 30% of our voting stock, consummation (rather than stockholder approval) of a significant merger or other transactions and certain changes in a majority of the Board within a specified time period, in order for a “change in control” to be deemed to have occurred.

☑	Require fair market value options and limit option terms – The Incentive Plan requires that incentive stock options, nonqualified stock options and SARs have an exercise price at least equal to 100% of the fair market value of our common stock on the grant date. Additionally, the term of an option or SAR generally cannot exceed 10 years.

☑	Apply a clawback policy – Under our clawback policy, the Committee has discretion to recover incentive compensation paid or awarded based on financial results impacted by fraud or misconduct.

☑	Follow stock ownership guidelines, including an equity retention feature – Under our stock ownership policy, we require that our CEO and other executive officers hold five times and three times, respectively, of their annual base salary in shares of common stock. Non-employee directors must generally hold five times their annual cash retainer (exclusive of any cash retainer for committee service) in shares of common stock. Generally, our executive officers and non-employee directors must retain 50% of the shares of our common stock that remain after the net settlement of an equity award for withholding taxes and/or payment of an exercise price.

☑	Have an independent committee administer our Incentive Plan – The Incentive Plan is administered by the Compensation Committee. All members of the Compensation Committee are intended to qualify as “independent” under NYSE listing standards, “non-employee directors” under Rule 16b-3 adopted under the Exchange Act and “outside directors” under Code Section 162(m) to the extent required.

☑	Efficiently use equity – We are committed to the efficient use of equity awards and are mindful of ensuring that our equity compensation program does not overly dilute our existing stockholders.

What We Do Not Do:

☒	Reprice or buyout underwater stock options – The Incentive Plan does not permit the repricing or substitution of underwater stock options or SARs except with stockholder approval. Our equity plan also does not permit the grant of underwater stock options or SARs, except for certain assumed or substituted options or SARs in connection with corporate transactions where adjustments are made in accordance with applicable tax provisions.

☒	Provide for “reload” awards – The Incentive Plan does not provide for “reload” awards (the automatic substitution of a new award of like kind upon the exercise of a previously granted award).

☒	Pay dividends or dividend equivalents on unvested awards – As proposed to be amended, the Incentive Plan prohibits the payment of dividends or dividend equivalents, unless and until the shares underlying the award has vested.

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HISTORICAL ANNUAL SHARE USAGE

Since becoming an independent company following the spin-off on January 3, 2017, we have granted a limited number of awards under the Incentive Plan, some of which include converted equity awards granted in substitution for legacy Hilton awards made prior to the spin-off.

BURN RATE

Burn rate is a measure of dilution that shows how rapidly a company is depleting its shares reserved for issuance under equity compensation plans. We became an independent company on January 3, 2017 and have not had a full fiscal year in which to measure our burn rate. As a result, we have not measured our burn rate as it will be of limited use in understanding our historical share usage.

OVERHANG

Our overhang (a measure of shares subject to stock-based awards outstanding or reserved for future grants as a percentage of shares issued and outstanding, assuming all shares reserved for future grants are granted) as of March 15, 2017 was 9.15%. As of March 15, 2017, the maximum aggregate number of shares remaining available for issuance under the Incentive Plan was 7,705,311. From the date of the spin-off, January 3, 2017, through March 15, 2017, a total of 356,915 shares were issued under the Incentive Plan following the settlement of earned and/or vested Hilton awards held by HGV employees that were converted as a result of the spin-off. See “Compensation Discussion and Analysis—Treatment of Outstanding Equity Awards” for additional information. As of March 15, 2017, the aggregate number of shares subject to unvested, outstanding full value awards under the Incentive Plan was 935,004, and the aggregate number of shares subject to outstanding options under the Incentive Plan was 1,002,770. The weighted average exercise price of these options was $25.94, and the weighted average remaining term was 9.78 years. As of March 15, 2017, a total of 98,963,378 shares of our common stock were issued and outstanding. In addition, as of March 15, 2017, there were 315,892 shares remaining available for issuance under the Director Stock Plan, and 9,108 shares were subject to unvested, outstanding full value awards.

DESCRIPTION OF INCENTIVE PLAN, AS AMENDED

SHARES SUBJECT TO THE INCENTIVE PLAN

The total number of shares of common stock that may be issued under the Incentive Plan is 10,000,000 (of which 10,000,000 may be granted as incentive stock options). The Incentive Plan also contains limits on the size of awards to individuals in a single fiscal year, as described below. These share and award limitation amounts are not proposed to be changed; however, as discussed below, the amendments to the Incentive Plan extend the scope of the award limitations.

•	The maximum number of shares that may be granted as options or SARs to one person in a fiscal year is 5,000,000.

•	Pursuant to the proposed amendments to the Incentive Plan, with respect to share-based awards (other than options and SARs) granted to a participant in a single fiscal year, the maximum number of shares that may be issued to an individual participant is 5,000,000 (and, if the award is settled in cash, the maximum amount may not exceed the fair market value of 5,000,000 shares on the last day of the performance or restricted period to which the award relates). The 5,000,000 limit currently only applies to performance compensation awards and does not extend to other types of share-based awards or make reference to their related restricted periods.

•	Pursuant to the proposed amendments to the Incentive Plan, with respect to cash-based awards (other than cash-settled SARs) granted to an individual for a fiscal year during a performance or restricted period (or with respect to each single fiscal year in the event a performance or restricted period extends beyond a single fiscal year), the maximum amount that can be paid to a participant is $15,000,000. The $15,000,000 maximum limit currently only applies to performance compensation awards and does not extend to other types of cash-based awards or make reference to their related restricted periods.

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In general, if awards expire, are canceled, forfeited, settled in cash, or otherwise settled without delivery of shares, the unissued shares will again be available for grant under the Incentive Plan. In connection with an acquisition of or combination with another entity, we may grant substitute awards under the Incentive Plan, which will not be counted against the limits described above (other than any substitute awards granted in the form of incentive stock options). The shares limitations described above are subject to adjustment for anti-dilution purposes as provided in the Incentive Plan.

PURPOSE AND ELIGIBILITY; TERM

The purpose of the Incentive Plan is to provide a means through which HGV and its subsidiaries may attract and retain key personnel and to provide a means whereby officers, employees, consultants and advisors of HGV and its subsidiaries can acquire and maintain an equity interest in HGV, or be paid incentive compensation, including incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to the welfare of HGV and its subsidiaries and aligning their interests with those of our stockholders. Awards may be granted to:

•	individuals employed by HGV or its subsidiaries; provided, however, that no such employee covered by a collective bargaining agreement may be a participant unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in a related agreement; and

•	certain consultants and advisors to HGV and its subsidiaries.

As of March 15, 2017, approximately 202 employees were eligible to be selected to participate in the Incentive Plan. Directors who are not employees or consultants are not eligible to participate in the Incentive Plan.

The expiration date of the Incentive Plan, on and after which date no awards may be granted, is January 3, 2027, unless the plan is earlier terminated by our Board. Awards granted prior to the expiration date may continue after that date according to their terms.

ADMINISTRATION

The Incentive Plan is administered by the Compensation Committee or any properly delegated subcommittee thereof, or, if no such Compensation Committee or subcommittee thereof exists, the Board (collectively, unless the context requires otherwise, the “Committee”). The Incentive Plan is currently administered by the Compensation Committee.

Subject to the terms of the Incentive Plan and applicable law, the Committee’s authority includes but is not limited to the authority to:

•	designate participants;

•	determine the types of awards to be granted to a participant;

•	determine the number of shares of common stock to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, awards;

•	determine the terms and conditions of any award;

•	determine whether, to what extent, and under what circumstances awards may be settled in, or exercised for, cash, shares of common stock, other securities, other awards or other property, or canceled, forfeited or suspended and the methods by which awards may be settled, exercised, canceled, forfeited or suspended;

•	determine whether, to what extent, and under what circumstances the delivery of cash, shares of common stock, other securities, other awards or other property and other amounts payable with respect of an award shall be deferred either automatically or at the election of the participant or the Committee;

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•	interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Incentive Plan and any instrument or agreement relating to, or award granted under, the Incentive Plan;

•	establish, amend, suspend or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Incentive Plan;

•	adopt sub-plans; and

•	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Incentive Plan.

In certain circumstances, and subject to applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person(s) selected by it, including one or more officers of HGV.

MINIMUM VESTING REQUIREMENTS

Awards granted to participants under the Incentive Plan generally are subject to a minimum vesting period of one year. However, the Committee may grant awards not subject to such one year minimum vesting provision if such grants do not exceed, in the aggregate, 500,000 shares of common stock, which represents five percent of the shares of common stock authorized for issuance under the Incentive Plan.

AMENDMENT AND TERMINATION OF INCENTIVE PLAN OR AWARDS

The Board may amend or terminate the Incentive Plan or any portion thereof at any time in its discretion. The Committee may also amend, terminate or waive any conditions or rights under any particular award, both prospectively and retroactively, to the extent consistent with the terms of any applicable award agreement. Any amendment, alteration, suspension, discontinuance or termination of the Incentive Plan or any award that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not be effective without such individual’s consent.

Stockholder approval is required for any plan amendment or termination that would materially (i) modify the eligibility requirements for participation in the Incentive Plan or (ii) increase the number of securities that can be issued under the Incentive Plan (with exceptions for certain adjustments described in the Incentive Plan), or to the extent that stockholder approval is required by any regulatory or accounting rules.

TYPES OF AWARDS

A summary of the material terms of the types of awards authorized under the Incentive Plan is provided below.

Options. The Incentive Plan authorizes the grant of both incentive stock options and nonqualified stock options, both of which are exercisable for shares of our common stock, although incentive stock options may only be granted to our employees. The Committee will determine the exercise price of an option. The exercise price must not be less than 100% of the fair market value of such share (determined as of the date of grant); provided, however, that in the case of an incentive stock option granted to an employee owning more than 10% of the voting power of all classes of stock of HGV, the exercise price must be no less than 110% of the fair market value per share on the date of grant (except for certain options assumed or substituted in a merger or other transaction where the exercise price is adjusted in accordance with applicable tax regulations). The exercise price will be payable:

•	in cash, check, cash equivalent and/or shares of common stock valued at the fair market value at the time the option is exercised, subject to plan terms; or

•	by such other method as the Committee may permit, in its sole discretion, including, without limitation:

○	in other property having a fair market value on the date of exercise equal to the exercise price;

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○	if there is a public market for the shares of common stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which HGV is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of common stock otherwise issuable upon the exercise of the option and to deliver promptly to HGV an amount equal to the exercise price; or

○	a “net exercise” procedure effected by withholding the minimum number of shares of common stock otherwise issuable in respect of an option that are needed to pay the exercise price.

Options will vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee. Options will expire upon a date determined by the Committee, not to exceed 10 years from the date of grant; provided, that if the option period (other than in the case of an incentive stock option) would expire at a time when trading in the shares of common stock is prohibited by our insider trading policy (or company-imposed “blackout period”), then the option period will be automatically extended until the 30th day following the expiration of such prohibition. However, in no event may the option period exceed five years from the date of grant in the case of an incentive stock option granted to a participant who on the date of grant owns stock representing more than 10% of the voting power of all classes of stock of HGV and its subsidiaries. Options are generally subject to certain restrictions on exercise if the participant terminates employment or service unless an award agreement provides otherwise.

Stock Appreciation Rights. Any option granted under the Incentive Plan may include tandem SARs. The Committee also may award SARs to eligible participants independent of any option. Upon the exercise of a SAR, HGV will pay to the participant an amount equal to the number of shares subject to the SAR that is being exercised multiplied by the excess of the fair market value of one share of common stock on the exercise date over the strike price, less an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. HGV will pay such amount in cash, in shares of common stock valued at fair market value or any combination thereof, as determined by the Committee.

Except as otherwise provided by the Committee in the case of certain substitute awards, the strike price per share of common stock for each SAR must not be less than 100% of the fair market value of such share (determined as of the date of grant). However, a SAR granted in tandem with (or in substitution for) an option previously granted will have a strike price equal to the exercise price of the corresponding option. A SAR granted in connection with an option will become exercisable and will expire according to the same vesting schedule and expiration provisions as the corresponding option. A SAR granted independent of an option will vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee. SARs will expire upon a date determined by the Committee, not to exceed 10 years from the date of grant; provided, that if such period would expire at a time when trading in the shares of common stock is prohibited by HGV’s insider trading policy (or HGV-imposed “blackout period”), then such period will be automatically extended until the 30th day following the expiration of such prohibition. Unless otherwise provided by the Committee, whether in an award agreement or otherwise, SARs are generally subject to certain restrictions described in the Incentive Plan if the participant terminates employment or service.

Restricted Stock and Restricted Stock Units. Subject to the terms of the Incentive Plan, the Committee may grant restricted awards to participants in such numbers, upon such terms and at such times as it determines. Restricted awards may be in the form of restricted stock awards and/or restricted stock units that are subject to certain conditions, which conditions must be met in order for such award to vest or be earned, in whole or in part, and no longer subject to forfeiture. Restricted stock and restricted stock units will vest, and any applicable restricted period will lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee. Restricted stock awards are payable in shares of common stock. Unless otherwise provided by the Committee in an award agreement or otherwise, upon the expiration of the restricted period with respect to any outstanding restricted stock units, HGV will issue to the participant or the participant’s beneficiary, without charge, one share of common stock (or other securities or other property, as applicable) for each such outstanding restricted stock unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part shares of Common stock in lieu of issuing only shares of common stock in respect of such restricted stock units; or (ii) defer the issuance of shares of common stock (or cash or part cash and part shares of common stock, as the case may be) beyond the expiration of the restricted period if such extension would not cause adverse tax consequences under Code Section 409A. If a cash payment is made in lieu of issuing shares of

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common stock in respect of such restricted stock units, the amount of such payment will be equal to the fair market value per share of the common stock as of the date on which the restricted period lapses with respect to such restricted stock units. Restricted stock and restricted stock units are subject to certain restrictions upon termination of employment as outlined in the Incentive Plan.

Other Equity-Based Awards and Other Cash-Based Awards. The Committee may grant other equity-based awards and other cash-based awards under the Incentive Plan to eligible persons, alone or in tandem with other awards, in such amounts and dependent on such conditions as the Committee will from time to time in its sole discretion determine. Each other equity-based award or other cash-based award, as applicable, will be subject to such conditions not inconsistent with the Incentive Plan as may be reflected in the applicable award agreement or other form evidencing such award.

Performance Compensation Awards. The Committee has the authority to designate an award as a performance compensation award intended to qualify as “performance-based compensation” under Code Section 162(m). The Committee has the sole discretion to select the length of performance periods, the types of performance compensation awards to be granted, the performance criteria that will be used to establish the performance goals, the kinds and/or levels of the performance goals that are to apply and the performance formulae.

The performance criteria that will be used to establish the performance goals may be based on the attainment of specific levels of performance of HGV (and/or one or more of its subsidiaries, divisions or operational and/or business units, product lines, brands, business segments, administrative departments or any combination of the foregoing) and will be limited to those performance goals listed below under “—Code Section 162(m) Requirements.” Any one or more of the performance criteria may be stated as a percentage of another performance criteria, or used on an absolute or relative basis to measure the performance of HGV and/or one more of its subsidiaries as a whole or any divisions or operational and/or business units, product lines, brands, business segments or administrative departments of HGV and/or one or more of its subsidiaries or any combination thereof, as the Committee may deem appropriate, or any of the above performance criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee deems appropriate, or as compared to various stock market indices. The Committee has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance criteria specified above.

Subject to plan terms, the Committee may specify adjustments or modifications to be made to performance goals based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) acquisitions or divestitures; (vi) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (vii) foreign exchange gains and losses or fluctuation in currency exchange rates; (viii) discontinued operations and nonrecurring charges; (ix) a change in HGV’s fiscal year; (x) accruals for payments to be made in respect of the Incentive Plan or other specific compensation arrangements; and (xi) any other change in capital structure provided for in the Incentive Plan. Performance compensation awards are also subject to certain restrictions upon termination of employment as outlined in the Incentive Plan.

Dividends and Dividend Equivalents. The Committee may provide a participant as part of an award (other than options or SARs) with dividends, dividend equivalents or similar payments in respect of awards, payable in cash, shares of common stock, other securities, other awards or other property, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the participant, withholding of such amounts by HGV subject to vesting of the award or reinvestment in additional shares of common stock, restricted stock or other awards. No dividends are payable on options or SARs. Pursuant to the proposed amendments to the Incentive Plan, dividends, dividend equivalents or other similar payments will not be paid (even if accrued) unless and until the underlying award (or portion thereof) has vested and/or been earned. Under the Incentive Plan as it currently exists, dividends may be paid on a current or deferred basis, except that no dividends may be paid on unearned awards subject to performance conditions.

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EFFECT OF CERTAIN EVENTS ON INCENTIVE PLAN AND AWARDS

In the event of a change in control or a dividend, stock split, merger or other corporate transaction affecting our shares, if the Committee, in its sole discretion, determines an adjustment is necessary or appropriate, the Committee may make any such adjustments in such manner as it deems equitable, including adjustments to:

•	any limit to the number of shares that may be granted under the Incentive Plan;

•	the number and kind (if applicable) of shares of common stock or other of our securities that may be issued in respect of awards under the Incentive Plan; and

•	the terms of any outstanding award, including (i) the number and kind of shares of common stock or other of our securities subject to outstanding awards, (ii) the applicable exercise or strike price or (iii) any applicable performance measures.

In addition, except as may otherwise be provided in an award agreement, in connection with an adjustment event, the Committee may, in its sole discretion, provide for any one or more of the following:

•	substitution, assumption, accelerated vesting or exercisability or termination of, or lapse of restrictions on, awards, or providing for a period of exercisability prior to the occurrence of such event;

•	cancellation of outstanding awards and the payment of the value of such awards, if any, to holders of any such awards, as determined by the Committee; and

•	conversion or replacement of any unvested awards as of the occurrence of such event, into awards subject to continued vesting on the same terms as those applicable to the award prior to conversion or replacement.

Service-based awards that were converted in the spin-off to equity awards under the Incentive Plan are generally subject to a double trigger change in control feature where the award will automatically vest upon a change in control only when the employment or service of the participant is terminated by HGV without cause within 12 months following a change in control. Performance-based awards that were converted in the spin-off to equity awards under the Incentive Plan generally provide for pro-rata vesting upon a change in control based upon the time elapsed between the original, pre-spin-off grant date and the date of the change in control.

TRANSFERABILITY

Each award will be exercisable only by a participant during the participant’s lifetime, or, if permissible under applicable law, by the participant’s legal guardian or representative. No award may be transferred by a participant (except where specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution, and any purported transfer will be void and unenforceable against HGV. The designation of a beneficiary will not constitute a transfer.

CLAWBACK/REPAYMENT

Awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with both applicable law and our clawback policy. If a participant engages in activity that is detrimental to us (including a material breach of any restrictive covenant or confidentiality obligation), the Committee may provide for the cancellation of any or all of such participant’s outstanding awards, and/or the forfeiture of any gain realized on the vesting or exercise of awards, and prompt repayment to us of any such gain. In the event that any participant receives an amount in excess of that which he or she should otherwise have received under the terms of such award for any reason, he or she will generally be required to repay to us any such excess amount.

CODE SECTION 162(m) REQUIREMENTS

The Incentive Plan is intended to comply with the requirements imposed by Code Section 162(m) and related regulations in order to position us to preserve, to the extent practicable, HGV’s federal income tax deduction for

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awards made under the plan to “covered employees” (generally, the chief executive officer and the three other highest compensated executive officers other than the chief financial officer). Code Section 162(m) generally denies a public corporation a deduction for compensation in excess of $1,000,000 paid to any covered employee unless the compensation is exempt from the $1,000,000 limitation because it qualifies as performance-based compensation. In order to qualify as performance-based compensation, the compensation paid under a plan to covered employees must be paid under pre-established objective performance goals determined and certified by a committee comprised of outside directors. In addition to other requirements, for the performance-based compensation exception under Code Section 162(m) to apply, stockholders must be advised of, and must approve, the material terms (or changes in material terms) of the performance goals under which compensation is to be paid. Although the Incentive Plan is intended to comply with the Code Section 162(m) performance-based compensation exception to the extent practicable, HGV cannot guarantee the tax treatment under Code Section 162(m).

In an attempt to preserve, to the extent practicable, HGV’s potential ability to deduct compensation payable under the Incentive Plan to covered employees that is intended to satisfy the performance-based compensation exception, we are proposing that stockholders re-approve the Incentive Plan. The material terms subject to stockholder approval include the following, which are not proposed to be modified:

•	the employees eligible to receive compensation;

•	a description of the business criteria upon which the performance goal is based; and

•	either the maximum dollar amount of compensation that may be paid to an employee during a specified period, or the formula used to calculate the amount of compensation to be paid, if the performance goal is met.

The eligibility and participant award limitations are described above under “Purpose and Eligibility; Term” and “Shares Subject to the Incentive Plan.”

With respect to performance compensation awards payable to covered employees that are intended to qualify for the performance-based compensation exception under Code Section 162(m), to the extent required under Code Section 162(m), the performance criteria will be limited to one or more of the following, which may be determined in accordance with GAAP or on a non-GAAP basis: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other ‘value creation’ metrics; (xvii) inventory control; (xviii) enterprise value; (xix) sales; (xx) stockholder return; (xxi) competitive market metrics; (xxii) employee retention; (xxiii) timely completion of new product rollouts; (xxiv) timely opening of new facilities; (xxv) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxvi) system-wide revenues; (xxvii) franchise and/or royalty income; (xxviii) comparisons of continuing operations to other operations; (xxix) market share; (xxx) cost of capital, debt leverage year-end cash position or book value; (xxxi) strategic objectives, development of new product lines and related revenue, sales and margin targets; (xxxii) franchisee growth and retention, co-branding or international operation; (xxxiii) management fee or licensing fee growth; (xxxiv) capital expenditures; (xxxv) guest satisfaction; (xxxvi) RevPAR (revenue per available room); or (xxxvii) any combination of the foregoing.

Hilton Grand Vacations	27	PROXY STATEMENT

The Committee may make alterations to the performance criteria without stockholder approval in the event of certain tax and/or securities law changes. These include adjustments to reflect the following, subject to plan terms:

•	asset write-downs;

•	litigation or claim judgments or settlements;

•	the effect of changes in tax laws, accounting principles or other laws or regulatory rules affecting reported results;

•	any reorganization and restructuring programs;

•	acquisitions or divestitures;

•	other specific, unusual or nonrecurring events;

•	foreign exchange gains and losses or fluctuation in currency exchange rates;

•	discontinued operations and nonrecurring charges;

•	a change in our fiscal year;

•	payments accruals to be made in respect of the Incentive Plan or other specific compensation arrangements; and

•	any events that constitute an adjustment event under the Incentive Plan, including dividends (other than regular cash dividends) or other distributions, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation and other similar corporate transactions, and other unusual or nonrecurring events affecting HGV.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary generally describes the principal U.S. federal (and not foreign, state or local) income tax consequences of awards granted under the Incentive Plan as of the date of this proxy statement. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to HGV. The provisions of the Code and related regulations concerning these matters are complicated and their impact in any one case may depend upon the particular circumstances. In general, HGV will be entitled to a corresponding income tax deduction to the extent that the amount of ordinary income recognized by a participant represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

Incentive Options. Incentive options granted under the Incentive Plan are intended to qualify as incentive stock options under Code Section 422. Pursuant to Code Section 422, the grant and exercise of an incentive stock option generally will not result in taxable income to the participant (with the possible exception of alternative minimum tax liability) if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been an employee from the date of grant to three months before the date of exercise (or 12 months in the event of disability). However, the excess of the fair market value of the shares received upon exercise of the incentive option over the option price for such shares generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may increase their federal income tax liability as a result of the exercise of an incentive option under the alternative minimum tax rules of the Code.

We will generally not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive option. If the holding period requirements for incentive stock option treatment described above are met,

Hilton Grand Vacations	28	PROXY STATEMENT

upon the disposition of shares acquired upon exercise of an incentive stock option, the participant will be taxed on the amount by which the amount realized upon such disposition exceeds the exercise price, and such amount will be treated as a capital gain or loss. If the holding period requirements for incentive stock option treatment described above are not met, the participant will be taxed as if he or she received compensation in the year of the disposition. The participant must treat gain realized in the premature disposition as ordinary income to the extent of the lesser of: (i) the fair market value of the stock on the date of exercise minus the option price or (ii) the amount realized on disposition of the stock minus the option price. Any gain in excess of these amounts may be treated as capital gain.

Pursuant to the Code, in no event can there first become exercisable by a participant in any one calendar year incentive options granted by HGV with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive option granted under the Incentive Plan exceeds this limitation, it will be treated as a nonqualified option. In addition, no incentive option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of HGV, unless the option price is equal to or exceeds 110% of the fair market value of the stock and the option period does not exceed five years.

Nonqualified Options. The grant of a nonqualified option should not result in taxable income to a participant. The difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the participant on the date of exercise. The participant’s basis in the shares of the stock acquired upon exercise of a nonqualified option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the participant will be taxed as a capital gain or loss to the participant, and will be long-term capital gain or loss if the participant has held the stock for more than one year at the time of sale.

Exercise of Options with Stock. If permitted by the Committee and applicable law, payment of the option price upon the exercise of options may be made by delivery of shares of HGV stock already owned by the participant. In general, the participant will be deemed to receive back a number of shares equal to the number surrendered in an income tax-free transaction, and the shares received will have the same tax basis as the shares being surrendered. If the option being exercised is an incentive option, the additional shares received on exercise will not result in income being recognized, and the shares will have a zero basis for tax purposes on their subsequent disposition. If the option being exercised is a nonqualified option, the participant will have taxable ordinary income equal to the value of the additional shares received when the shares are delivered or when any restriction on the shares lapses, whichever occurs last, and the shares will have the amount of income recognized as their tax basis.

Exercise of Options by Withholding Stock. If permitted by the Committee and applicable law, payment of the option price upon the exercise of options may also be made by withholding at exercise shares equal in value to the option price. In general, a participant exercising an option in this manner will be deemed to have received the withheld shares on exercise and immediately delivered them to HGV. Accordingly, in the case of an incentive option, the shares withheld will be deemed to have been disposed of in a premature disposition. In the case of a nonqualified option, the shares withheld will be deemed to have been disposed of immediately upon exercise.

Stock Appreciation Rights. For federal income tax purposes, the grant of an SAR should not result in taxable income to a participant. Upon exercise, the amount of cash and fair market value of shares received by the participant, less cash or other consideration paid (if any), is taxed to the participant as ordinary income.

Restricted Stock Awards. The grant of a restricted stock award will not result in taxable income to the participant for federal income tax purposes, unless the restrictions on the stock do not present a substantial risk of forfeiture or the award is transferable, as defined under Code Section 83. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture, or the award is transferable, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation. However, in the case of restricted stock issued at the beginning of the restriction period, the participant may elect to include in his or her ordinary income as compensation at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid for the shares.

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Restricted Stock Units, Other Equity-Based Awards, Other Cash-Based Awards and Dividend Equivalents. The grant of a restricted stock unit, other equity-based award, other cash-based award or a dividend equivalent award generally should not result in taxable income to the participant for federal income tax purposes. However, the participant will recognize taxable ordinary income on account of the settlement of such award. The income recognized by the participant at that time will be equal to any cash that is received and the fair market value of any stock that is received in settlement of the award.

Performance–Based Compensation–Section 162(m) Requirements. The Incentive Plan is structured with the intent of allowing the Committee, in its sole discretion, to pay compensation intended to be exempt from Code Section 162(m) in order to preserve, to the extent practicable, HGV’s ability to claim a tax deduction for such awards under the Incentive Plan to covered employees. Code Section 162(m) generally denies an employer a deduction for compensation paid to covered employees of a publicly held corporation in excess of $1,000,000 unless the compensation is exempt from the $1,000,000 limitation because it is performance-based compensation. Subject to Code Section 162(m) and certain reporting requirements, we may be entitled to an income tax deduction with respect to the amount of compensation includable as income to the participant. See “—Code Section 162(m) Requirements” above.

Code Section 409A. Awards granted under the Incentive Plan may be subject to Code Section 409A. Code Section 409A imposes certain requirements on compensation that is deemed under Code Section 409A to involve deferred compensation. If Code Section 409A applies to the Incentive Plan or any award, and the Incentive Plan and award do not, when considered together, satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includable in income and may also be subject to interest charges under Code Section 409A. HGV does not have any responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.

TAX WITHHOLDING

Generally, a participant will be required to pay HGV an amount in cash (by check or wire transfer) equal to the aggregate amount of any income, employment and/or other applicable taxes that are statutorily required to be withheld in respect of an award. Alternatively, HGV may elect to satisfy this requirement by withholding such amount from any cash compensation or other cash amounts owed to a participant. In addition, the Committee may permit or require a participant to satisfy all or any portion of the applicable withholding taxes by (i) delivery of shares of common stock (which are not subject to any pledge or other security interest and have been held for such time period established by the Committee) having an aggregate fair market value equal to the minimum statutorily required withholding liability (or portion thereof); or (ii) withholding shares of common stock otherwise issuable to a participant that have an aggregate fair market value not in excess of the minimum statutorily required withholding liability. Notwithstanding the foregoing, the Committee has full discretion to allow participants to satisfy, in whole or in part, any additional income, employment and/or other applicable taxes through the withholding of such number of shares having an aggregate fair market value greater than the applicable minimum required statutory withholding liability (but not exceeding the maximum statutory withholding amount(s) in a participant’s relevant tax jurisdiction(s)).

NEW PLAN BENEFITS

Awards made under the Incentive Plan are made at the Committee’s discretion. Accordingly, it is not possible to determine at this time the amount of the awards that will be granted in the future under the Incentive Plan.

In addition to other awards granted in 2017 under the Incentive Plan, in connection with the spin-off, equity-based compensation awards held by our named executive officers and other employees was converted into HGV awards for options, restricted stock or restricted stock units under the Incentive Plan. These converted awards are described further under “Compensation Discussion and Analysis—2016 Executive Compensation Design and Decisions—Long-Term Incentive Compensation,” “Executive Compensation—2016 Grants of Plan-Based Awards” and “—Outstanding Equity Awards at 2016 Fiscal Year End.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE AMENDMENT TO AND RE-APPROVAL OF

THE HILTON GRAND VACATIONS INC. 2017 OMNIBUS INCENTIVE PLAN.

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PROPOSAL NO. 4

HILTON GRAND VACATIONS INC. 2017 EMPLOYEE STOCK PURCHASE PLAN

BACKGROUND

The Compensation Committee and the Board have unanimously approved the Employee Stock Purchase Plan (the “ESPP”), subject to stockholder approval. The ESPP is intended to give eligible employees an opportunity to acquire shares of our common stock and promote our best interests and enhance our long-term performance. The ESPP is intended to qualify as an “employee stock purchase plan” under Code Section 423, and thus to permit participants to be eligible to receive favorable tax treatment with respect to shares acquired under the ESPP, as described below. However, the Compensation Committee may also authorize offerings under the ESPP that are not intended to comply with the requirements of Code Section 423, which may, but are not required to, be made pursuant to any rules, procedures or sub-plans adopted by the Compensation Committee for such purpose.

The following summary describes the material terms of the ESPP and is qualified in all respects by reference to the terms of the ESPP which is attached as Appendix B to this proxy statement. Stockholders should refer to the ESPP for more complete and detailed information about the ESPP.

DESCRIPTION OF THE ESPP

SHARES RESERVED FOR THE ESPP

The aggregate number of shares of common stock that may be issued under the ESPP may not exceed 2,500,000 shares. The number of shares issuable under the ESPP and the terms of purchase rights, or “options,” to acquire such shares, are subject to adjustment in the event of mergers, consolidations, stock dividends, stock splits, or other changes in our capital stock structure in accordance with plan terms. If an option expires or is terminated without being exercised, in whole or in part, the number of shares subject to the option will again be available for grant and will not reduce the aggregate number of shares available under the ESPP.

ADMINISTRATION; AMENDMENT AND TERMINATION

The ESPP will be administered by the Compensation Committee of the Board unless the Board elects to administer the ESPP. For the purposes of this summary, references to the “Committee” include the Compensation Committee and the Board. The Committee may appoint one or more agents to assist in the administration of the ESPP and may delegate certain responsibilities or powers subject to ESPP terms and applicable law.

Subject to ESPP terms and applicable law, the Committee will have full and final authority to take any action with respect to the ESPP, including, without limitation, the authority to: (a) establish, amend and rescind rules and regulations for administration of the ESPP; (b) prescribe the form(s) of any agreements or other instruments used in connection with the ESPP; (c) determine the terms and provisions of the options granted under the ESPP; (d) determine eligibility and adjudicate all disputed claims filed under the ESPP; and (e) construe and interpret the ESPP, options, the rules and regulations, and the agreements or other written instruments, and to make all other determinations deemed necessary or advisable for the administration of the ESPP. The Committee may also adopt sub-plans relating to the operation and administration of the ESPP to accommodate the specific requirements of local laws and procedures for jurisdictions outside the United States, the terms of which sub-plans may take precedence over the terms of the ESPP to the extent provided in the ESPP. To the extent inconsistent with the requirements of Code Section 423, options offered under any such sub-plan will not be required by the terms of the ESPP to comply with Code Section 423.

The ESPP may be amended, altered, suspended and/or terminated at any time by the Board; provided, that approval of an amendment to the ESPP by the stockholders of HGV will be required to the extent, if any, that stockholder approval of such amendment is required by applicable law. The Committee may (subject to the provisions of Code Section 423 and the ESPP) amend, alter, suspend and/or terminate any option granted under

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the ESPP, prospectively or retroactively, but (except as otherwise provided in the ESPP) such amendment, alteration, suspension or termination of an option may not, without the written consent of a participant with respect to an outstanding option, materially adversely affect the rights of the participant with respect to the option. In addition, the Committee will have unilateral authority to (a) subject to the provisions of Code Section 423, amend the ESPP and any option (without participant consent) to the extent necessary to comply with applicable law or changes in applicable law and (b) make adjustments to the terms and conditions of options in recognition of unusual or nonrecurring events affecting HGV or any parent or subsidiary corporation (each as defined under Code Section 424), or our financial statements (or those of any parent or subsidiary corporation), or of changes in applicable law, or accounting principles, if the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of benefits intended to be made available under the ESPP or necessary or appropriate to comply with applicable accounting principles or applicable law.

EFFECTIVE DATE; TERM

The ESPP will become effective on May 10, 2017, subject to stockholder approval of the ESPP. The term of the ESPP will continue until terminated by the Board.

ELIGIBLE PARTICIPANTS

Options may only be granted to eligible employees of HGV or a designated company (as defined below). Generally, any eligible employee who has completed 90 days’ employment and who is employed on the date his or her participation is to become effective is eligible to enroll as a participant in the ESPP for any purchase periods which start on or after the 90-day period has concluded. An “eligible employee” is any employee of HGV or a designated company except for (a) any employee who has been employed for less than 90 days, (b) any employee whose customary employment is 20 hours or less per week or (c) any employee whose customary employment is for not more than five months in any calendar year; provided that the Committee may determine prior to any purchase period commencement date that employees outside of the United States who are participating in a separate offering will be “eligible employees” even if they do not meet the requirements of (b) or (c) above if and to the extent required by applicable law. However, no employee will be eligible to participate if, immediately after the option grant, the employee would own stock (including any stock the employee may purchase under outstanding options) representing 5% or more of the total combined voting power or value of our common stock. Non-employee directors and consultants will not be eligible to participate in the ESPP. A “designated company” is any subsidiary or affiliate of HGV, whether now existing or existing in the future, that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the ESPP. The Committee may designate subsidiaries or affiliates of HGV as designated companies in an offering that does not satisfy the requirements of Code Section 423. For offerings that, when taken together with the ESPP, comply with Code Section 423 and the regulations thereunder, only HGV and its subsidiaries may be designated companies; provided, however, that at any given time, a subsidiary that is a designated company under a Code Section 423 compliant offering will not be a designated company under an offering that does not comply with Code Section 423. As of March 15, 2017, approximately 7,212 employees were eligible to participate in the ESPP.

MATERIAL FEATURES OF THE ESPP

A participant may acquire common stock under the ESPP by authorizing the use of contributions to purchase shares of common stock. Contributions must be at a rate of not less than 1% nor more than 15% (in whole percentages only) of the participant’s total compensation (including base salary, wages, bonuses, commission and other forms of incentive compensation but excluding gifts, prizes, awards, relocation payments or similar elements of compensation). All contributions made by a participant will be credited (without interest) to his or her account. A participant may discontinue plan participation as provided in the ESPP, but a participant may not alter the amount of his contributions during a purchase period. However, a participant’s contribution election may be decreased to 0% at any time during a purchase period to the extent necessary to comply with Code Section 423 or the terms of the ESPP. A participant may not make separate cash payments into his or her account except in limited circumstances when the participant is on leave of absence or unless otherwise required by applicable law. A participant may withdraw contributions credited to his or her account during a purchase period at any time before the applicable purchase period termination date. The ESPP provides for two six-month purchase periods in each calendar year. The first purchase period during a calendar year will generally begin on January 1 and end on

Hilton Grand Vacations	32	PROXY STATEMENT

June 30 of that year. The second purchase period in a calendar year will generally begin on July 1 and end on December 31 of that year. However, the first purchase period after the Plan’s effective date may begin after July 1, 2017 if necessary in order to enable HGV to implement Plan administrative procedures. The Committee has the authority to change the duration of a purchase period, provided that the change is announced a reasonable period of time prior to its effective date and the purchase period is not greater than 27 months.

On the first day of a purchase period, a participant will be granted an option to purchase on the purchase period termination date, at the applicable option price, the number of shares of common stock as is determined by dividing the amount of the participant’s contributions accumulated as of the last day of the purchase period by the applicable option price; provided that (a) no participant may purchase shares of common stock with a fair market value (as of the date of option grant) in excess of $25,000 per calendar year; and (b) in no event will the aggregate number of shares subject to options during a purchase period exceed the number of shares then available under the ESPP or the maximum number of shares available for any single purchase period (as described below). In addition, the number of shares of our common stock that may be purchased by all participants in any particular purchase period is limited to 500,000 shares (subject to adjustment as provided in the ESPP), and the maximum number of shares of our common stock that may be purchased by any participant during any purchase period is limited to $12,500 divided by the fair market value per share of our common stock on the purchase period commencement date. The Committee may modify this limit from time to time by resolution or otherwise.

The number of shares subject to options will be adjusted as necessary to conform to the above limitations. For instance, if, on any purchase date, the number of shares of common stock with respect to which options are to be exercised exceeds the number of shares then available under the ESPP, we will make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as practicable and equitable, so that the number of shares offered for purchase during any purchase period may not exceed the number of shares then available under the ESPP. In addition, if the number of shares subject to options that would otherwise be granted during a purchase period based on accumulated contributions exceeds 500,000 shares, then we will make a pro rata allocation of the number of shares subject to each participant’s option for that purchase period in as uniform a manner as practicable and equitable, so as not to exceed the 500,000 share limitation for any purchase period. As noted above, the Committee also has authority to impose limitations on the number of shares of common stock that may be purchased by a participant during any particular purchase period.

The option price will be 95% of the fair market value per share of our common stock as determined on the purchase period termination date (the applicable exercise date) (provided that, in no event may the option price be less than the par value per share of our common stock).

A participant’s option to purchase shares of common stock during a purchase period will be exercised automatically on the purchase period termination date for that purchase period unless the participant withdraws or his or her participation is terminated. On the purchase period termination date, a participant’s option will be exercised to purchase that number of full shares which the accumulated contributions in his or her account at that time will purchase at the applicable option price, but not in excess of the number of shares subject to the option or other ESPP terms. Subject to the terms of the ESPP, an option will generally terminate on the earlier of the date of the participant’s termination of employment or the last day of the applicable purchase period. Options are not transferable other than by will or the laws of descent and distribution.

PLAN BENEFITS

Because benefits under the ESPP depend on participants’ elections to participate and the fair market value of our common stock at various future dates, it is not possible as of the date of this proxy statement to determine future benefits that will be received by executive officers and other employees, although each participant is limited to the $25,000 annual purchase restriction as well as the participant and purchase period restrictions described above. The closing sales price of our common stock on The New York Stock Exchange (NYSE) on March 15, 2017 was $28.89 per share.

EFFECT OF A CHANGE IN CONTROL AND CERTAIN OTHER EVENTS

If there is any change in the outstanding shares of our common stock because of a merger, change in control, consolidation, recapitalization or reorganization involving HGV, or if the Board declares a stock dividend, stock split

Hilton Grand Vacations	33	PROXY STATEMENT

distributable in shares of common stock or reverse stock split, other distribution or combination or reclassification of our common stock, or if there is a similar change in the capital stock structure of HGV affecting our common stock, then the number and type of shares of our common stock reserved for issuance under the ESPP will be correspondingly adjusted and, subject to applicable law, the Committee will make such adjustments to options or to any ESPP provision as the Committee deems equitable to prevent dilution or enlargement of options or as may otherwise be advisable. In addition, in the event of a change in control, the Committee’s discretion includes, but is not limited to, the authority to provide for any of, or a combination of any of, the following:

•	assumption or substitution of options by a successor entity;

•	selection of a date on which all outstanding options will be exercised on or before the consummation date of the change in control;

•	termination of outstanding options and refund of accumulated contributions to each participant prior to the change in control; or

•	continuation of outstanding options unchanged.

FEDERAL TAX CONSEQUENCES

The following summary generally describes the principal U.S. federal (and not state, foreign or local) income tax consequences under the ESPP to HGV and participating employees as of the date of this proxy statement. The summary is general in nature and is not intended to cover all the tax consequences that may apply to a particular employee or HGV. The provisions of the Code and related regulations concerning these matters are complicated, and their impact in any one case may depend upon the particular circumstances.

As noted above, the ESPP is intended to qualify as an employee stock purchase plan within the meaning of Code Section 423. Under Section 423, an employee who elects to participate in the ESPP will not recognize income and HGV will not receive a deduction at the time an option is granted or when the shares purchased under the ESPP are transferred to the participant.

Participants will, however, recognize income when they sell or dispose of the shares purchased under the ESPP. If an employee disposes of such shares after two years from the date of grant of the option and after one year from the date of the purchase of such shares (or if the employee dies), the employee will recognize ordinary income for the year in which such disposition occurs (or the employee’s taxable year ending with his or her death) in an amount equal to the lesser of:

•	the excess of the fair market value of such shares at the time of disposition (or death) over the purchase price; or

•	the excess of the fair market value of the shares at the time of the grant of the option over the option price on the date of the option grant.

Except in the case of the employee’s death, the employee’s basis in the shares disposed of will be increased by an amount equal to the amount includable in his or her income as ordinary income. Any additional gain or loss will be a long-term capital gain or loss. HGV will not be entitled to a tax deduction when the shares are disposed of after the expiration of the two-year and one-year periods.

If an employee disposes of the shares purchased under the ESPP within such two-year or one-year periods, the employee will recognize ordinary income for the year in which such disposition occurs in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price. The employee’s basis in such shares disposed of will be increased by an amount equal to the amount includable in his or her income as ordinary income, and any gain or loss computed with reference to such adjusted basis that is recognized at the time of disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two-year or one-year periods, HGV will be entitled to a tax deduction equal to the amount the employee is required to include as ordinary income as a result of such disposition to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE APPROVAL OF THE HILTON GRAND VACATIONS INC. 2017 EMPLOYEE STOCK PURCHASE PLAN.

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PROPOSAL NO. 5

NON-BINDING VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as disclosed under “Executive Compensation” beginning on page 51. While the results of the vote are non-binding and advisory in nature, the Compensation Committee and the Board intend to carefully consider the results of this vote.

The text of the resolution in respect of Proposal No. 5 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED.”

In considering their vote, stockholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented under “Compensation Discussion and Analysis” beginning on page 37, as well as the discussion regarding the Compensation Committee under “The Board of Directors and Certain Governance Matters—Board Committees—Compensation Committee” beginning on page 9.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 6

NON-BINDING VOTE ON FREQUENCY OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to recommend, in a non-binding advisory vote, whether a non-binding stockholder vote to approve the compensation paid to our named executive officers (that is, votes similar to the non-binding vote in Proposal No. 5) should occur every one, two or three years. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of the vote.

In considering their vote, stockholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented under “Compensation Discussion and Analysis” beginning on page 37, as well as the discussion regarding the Compensation Committee under “The Board of Directors and Certain Governance Matters—Board Committees—Compensation Committee” beginning on page 9.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “ONE YEAR” WITH RESPECT TO THE FREQUENCY WITH WHICH THE STOCKHOLDERS WILL VOTE ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “The Board of Directors and Certain Governance Matters—Board Committees—Audit Committee.” Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements and internal control over financial reporting of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committee.” In addition, the Audit Committee received the written disclosures and the letters from the independent registered public accounting firm required by applicable rules of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Pamela H. Patsley, Chair

Brenda J. Bacon

David W. Johnson

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has discussed and reviewed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Submitted by the Compensation Committee of the Board of Directors:

Paul W. Whetsell, Chair

David W. Johnson

Mark H. Lazarus

Hilton Grand Vacations	36	PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

SPECIAL NOTE REGARDING THE SPIN-OFF AND OUR COMPENSATION PRACTICES

Prior to the completion of the spin-off on January 3, 2017, we were a wholly-owned subsidiary of Hilton. This proxy statement discloses the compensation of our principal executive officer, principal financial officer and our three next highest compensated executive officers, based on compensation for the year ended December 31, 2016 (collectively, the “NEOs”), for periods prior to the spin-off. Equity-based awards granted prior to December 31, 2016 are presented on an as-converted basis to reflect those awards in terms of shares of HGV common stock instead of Hilton common stock. See “—Treatment of Outstanding Equity Awards” for additional information. The disclosure does not include David C. Hayes, who was previously disclosed as a named executive officer in our Registration Statement on Form 10 filed with the SEC. Mr. Hayes separated from the Company on November 28, 2016, and the terms of his separation, including the separation agreement entered into on December 23, 2016, were previously disclosed and filed by HGV.

•	Historical Executive Compensation Philosophy, Strategy and Program Design. The historical compensation philosophy, strategy, and program design, certain elements of which are described in this proxy statement, were designed by Hilton and approved by the compensation committee of Hilton’s board of directors (the “Hilton Committee”).

•	Compensation of Principal Executive Officer. Our principal executive officer, Mark D. Wang, was a “named executive officer” of Hilton for prior periods. Accordingly, Mr. Wang’s historical compensation was determined and approved by the Hilton Committee, and has been disclosed by Hilton in its proxy statements and other public filings.

•	Compensation of other NEOs. None of our NEOs other than Mr. Wang was a “named executive officer” of Hilton. Accordingly, the historical compensation of these officers was determined by Hilton’s chief executive officer, Hilton’s chief human resources officer and Mr. Wang, and have not been disclosed by Hilton in its proxy statements or other public filings.

•	Considerations. With respect to the foregoing, the Hilton Committee or management of Hilton, as appropriate, considered various factors that they determined were appropriate for an organization of Hilton’s size and complexity, and based in part on a review of compensation practices and levels at companies within Hilton’s peer group.

Following the spin-off, we operate as a separate publicly-traded company. This proxy statement discloses certain elements of our compensation structure and compensation levels for periods following the spin-off.

•	Executive Compensation Philosophy, Strategy and Program Design. Our executive compensation philosophy, strategy and program design, as well as compensation levels for our NEOs, are determined by the compensation committee of HGV’s board of directors (the “Committee”), in consultation with the compensation consultant engaged by the Committee, which is different than the Hilton Committee’s compensation consultant. While the Committee has established certain features of our compensation strategy and program design, our compensation practices continue to be developed and may be revised to fit with our pay philosophy.

•	Compensation of our NEOs. The compensation of our NEOs is determined by the Committee, and the Committee has made certain determinations with respect to 2017 executive compensation. The forms and amounts of compensation reported below are not necessarily indicative of the compensation our NEOs have received following the spin-off or will receive in future periods.

•

Considerations. The factors that our Committee consider in designing our compensation program and determining executive compensation may differ significantly from those considered by Hilton. In particular, among other factors, our Committee may consider the performance of HGV as a separate entity rather than a division of Hilton; objectives of and risks related to our operation as an independent

Hilton Grand Vacations	37	PROXY STATEMENT

company, which may be different than the objectives of and risks related to the operations of Hilton or any division of Hilton; the increased responsibilities in their roles at HGV compared to historical roles at Hilton; the components and amounts of executive compensation at companies within our peer group, which consist of different companies than Hilton’s peer group; and information provided by our independent compensation consultant.

OUR NAMED EXECUTIVE OFFICERS

Our NEOs, based on compensation paid by Hilton for 2016, are set forth below.

Name	Position
Mark D. Wang	President and Chief Executive Officer (“CEO”)
Michael D. Brown	Executive Vice President and Chief Operating Officer
James E. Mikolaichik	Executive Vice President and Chief Financial Officer (“CFO”)
Stan R. Soroka	Executive Vice President and Chief Customer Officer
Barbara L. Hollkamp	Executive Vice President and Chief Human Resources Officer

2016 EXECUTIVE COMPENSATION DESIGN AND DECISIONS

OVERVIEW

For 2016, our NEO incentive compensation programs were based on the performance results of Hilton and HGV using a variety of metrics believed to be (i) indicators of successful near term execution of business plans and (ii) drivers of long-term value creation. The following is a summary of key financial results for 2016 that had a direct impact on our NEOs’ earned compensation levels. Because the financial results of HGV were reported as a segment of Hilton’s operations, those results may differ from the audited financial statements included in HGV’s annual report on Form 10-K for the year ended December 31, 2016.

•	Hilton’s Adjusted EBITDA increased to $2,975 million;
•	HGV’s Adjusted EBITDA increased to $381 million;
•	HGV achieved various Business Area Performance Goals;
•	Hilton’s Adjusted EBITDA compound annual growth rate (“CAGR”) for the period 2014-2016 was 9%; and
•	Hilton’s Relative Total Shareholder Return (“TSR”) for the period 2014-2016 was 25.69%.

Based on these financial results, certain of our NEOs earned performance-based compensation as follows:

•	quarterly incentive payouts between 107%-130% of target with respect to Messrs. Brown and Soroka (Messrs. Wang and Mikolaichik and Ms. Hollkamp did not participate in Hilton’s quarterly incentive cash compensation plan);
•	annual incentive payouts between 100%-121% of target, with respect to all NEOs;
•	performance share earnings at 113% of target for the 2014-2016 performance cycle;
•	RSU’s increasing in value commensurate with the increase in Hilton’s stock price; and
•	options increasing in in-the-money value commensurate with the increase in Hilton’s stock price.

For 2016, no material changes were made to the compensation levels or incentive plan designs for our NEOs, other than modest increases to base salary and long-term incentive grant values. In determining the pay design and pay levels for executives in 2016, the Hilton Committee, with input from Hilton management, considered a number of factors when determining base salaries, annual cash incentive targets and long-term incentive targets, including: the level of compensation of those executives serving in similar positions at 2016 Hilton peer group companies; individual factors such as knowledge, experience and capabilities of the executive; the level of the executive’s pay relative to other Hilton executives; the executive’s position within the corporate organization; and the scope of the executive’s responsibility, authority and accountability. In determining final pay outcomes, the Hilton Committee evaluated Hilton, Timeshare segment and business area performance. An overview of our 2016 executive compensation program, as determined by Hilton, is set forth below.

Hilton Grand Vacations	38	PROXY STATEMENT

Compensation Element	Form	Objectives
Base Salary Fixed, short-term	Cash	• Attract and retain high quality executives to drive Hilton’s success • Align with external competitive level and internal parity for each role, responsibility and experience
Annual Incentive At-risk, short-term	Cash	• Reward for Hilton’s overall and business unit results • Align actual pay-out based on achievement of Hilton’s overall and business area performance goals
Long-term Incentive At-risk, medium to long-term	Equity, including: Performance Shares (60%) Time-Vesting RSUs (20%) Stock Options (20%)

• Reward for future Hilton performance; align with interests of Hilton’s stockholders; retain executives through vesting over multi-year periods

• Emphasize use of performance shares with a 3-year performance period based on Relative TSR (50% of award) and Adjusted EBITDA CAGR (50% of award)

• Vest RSUs pro rata over 2 or 3 years

• Vest stock options pro rata over 3 years, with a 10-year expiration from the date of grant

BASE SALARY

In 2016, the Hilton Committee reviewed and set the base salary for Mr. Wang, and Hilton management reviewed and set base salaries for the other executive officers of Hilton, including our NEOs. The Hilton Committee and management, as applicable, considered a number of factors, including the level of base salaries of executives serving in similar roles and with comparable responsibilities at companies in Hilton’s peer group as well as increases provided to Hilton employees.

Name	2015 Base Salary	2016 Base Salary
Mark D. Wang	$669,500	$689,585
Michael D. Brown	$360,500	$371,315
James E. Mikolaichik(1)	—	$450,000
Stan R. Soroka	$319,300	$328,879
Barbara L. Hollkamp	$350,200	$360,706
(1)	Mr. Mikolaichik commenced employment on August 17, 2016 as Executive Vice President and Chief Financial Officer of HGV at Hilton.

SHORT-TERM INCENTIVE COMPENSATION

Annual Cash Incentive Program. Hilton’s annual cash incentive program rewarded the participants for their contributions towards specific annual, short-term financial and operational goals that were tied to the overall Hilton strategy and the performance of Hilton as a whole, their business units or function and, with respect to our NEOs, the separate performance of the Timeshare segment. Each participant’s target annual cash incentive opportunity was expressed as a percentage of his or her base salary in effect at the fiscal year-end. Threshold, target and maximum annual incentive opportunities were generally approved annually by the Hilton Committee based on Hilton peer group benchmark data and the scope and impact the participant has on Hilton’s overall results. The threshold, target and maximum payout levels for our NEOs for the year ended December 31, 2016 are set forth in the table below.

Hilton Grand Vacations	39	PROXY STATEMENT

Name	Threshold (50% of Target)	Target	Maximum (150% of Target)
Mark D. Wang	50%	100%	150%
Michael D. Brown	30%	60%	90%
James E. Mikolaichik	50%	100%	150%
Stan R. Soroka	20%	40%	60%
Barbara L. Hollkamp	25%	50%	75%

Hilton’s 2016 annual cash incentive program was based on a combination of corporate and business area objectives, and the weighting of each objective was allocated to drive business results within each participant’s area of responsibility. Business area objectives were both quantitative and qualitative in nature, based on financial, operational and strategic objectives specific to each individual and the function for which they are responsible.

Each NEO’s annual cash incentive components, weightings and key performance measures for the year ended December 31, 2016 are set forth below.

	Weighting as a % of Total Award Opportunity

Name	Adjusted EBITDA(1)	Timeshare Adjusted EBITDA(2)	Business Area	Primary Business Area Performance Goals
Mark D. Wang	20%	20%	60%

•      Evaluate strategic alternatives for Timeshare segment in conjunction with Hilton

•      Achieve capital and operating efficiencies

•      Maximize customer engagement and experience

•      Focus on culture and talent

Michael D. Brown	N/A	N/A	100%	• Focus on culture and talent • Optimize product portfolio • Improve sales conversion and average price per transaction • Re-invent lead generation
James E. Mikolaichik	N/A	40%	60%	• Assimilate into the new organization • Provide insight and guidance to increase EBITDA • Focus on equity investor relations and capital raising efforts in connection with the spin-off
Stan R. Soroka	N/A	N/A	100%	• Focus on culture and talent • Optimize product portfolio • Maximize customer engagement and experience • Re-invent lead generation
Barbara L. Hollkamp	N/A	40%	60%

•      Focus on culture and talent

•      Drive the workforce strategies at the C-level

•      Focus on organization design and structure

•      Design and align human resources systems, services and infrastructure to support an independently operated company

•      Oversee the separation of the HR products and services from Hilton

(1)	Adjusted EBITDA and Timeshare Adjusted EBITDA calculated as set forth in Note 23 (“Business Segments”) of the consolidated financial statements in the Hilton Annual Report on Form 10-K.
(2)	Due to Mr. Wang’s role as President of HGV, Mr. Mikolaichik’s role as Chief Financial Officer of HGV and Ms. Hollkamp’s role as Chief Human Resources Officer, their objectives also included a Timeshare Adjusted EBITDA component.

Hilton Grand Vacations	40	PROXY STATEMENT

Following the performance period, each corporate and business area goal of the Hilton annual cash incentive program is assessed and rated based on the level of achievement. Hilton’s actual annual cash incentive awards are calculated by multiplying each participant’s actual base salary by his or her target award potential, which are then adjusted by an achievement factor based on the combined achievement of the corporate component and the business area performance objectives. In accordance with the Employee Matters Agreement entered into in connection with the spin-off, the Hilton Committee provided HGV with the Adjusted EBITDA and Timeshare Adjusted EBITDA for the year ended December 31, 2016, as well as an assessment of the achievement of performance objectives and the achievement factor adjustment with respect to Mr. Wang and the calculation of Mr. Wang’s incentive award. Mr. Wang and the compensation department of HGV assessed the achievement of performance objectives and the achievement factor adjustment for the other NEOS, and calculated proposed incentive awards for the other NEOs. The Committee reviewed the information provided, and approved the annual cash incentive awards payable to our NEOs.

The financial component ranges and actual performance results under the annual cash incentive program provided by the Hilton Committee for the year ended December 31, 2016 are set forth in the table below.

	Hilton Adjusted EBITDA(1)	Timeshare Adjusted EBITDA(1)	Payout as a % of Target(2)
Threshold	$2,777.4	$343.8	50%
Target	$3,086.0	$382.0	100%
Maximum	$3,394.2	$420.2	150%
2016 Actual Performance	$2,974.8	$381.4
2016 Payout % of Target	96.4%	99.8%
(1) Dollars in millions. (2) For actual performance between the specified threshold, target and maximum levels, the resulting payout percentage is adjusted on a linear basis.

The target cash incentive opportunity and the cash incentive award earned by our NEOs (as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table) and the achievement factor for the year ended December 31, 2016 are set forth in the table below.

Name	2016 Year-End Base Salary	Target Annual Cash Incentive Opportunity as a Percent of Base Salary	Target Annual Cash Incentive Opportunity	Achievement Factor as a Percent of Target Award(1)	2016 Amount Earned under Annual Cash Incentive Program
Mark D. Wang	$689,585	100%	$689,585	106%	$732,684
Michael D. Brown	$371,315	60%	$222,789	103%	$229,473
James E. Mikolaichik(2)	$450,000	100%	$450,000	100%	$450,000
Stan R. Soroka	$328,879	40%	$131,552	119%	$156,546
Barbara L. Hollkamp	$360,706	50%	$180,353	121%	$217,657
(1)	Percentages have been rounded.
(2)	Pursuant to the terms of Mr. Mikolaichik’s offer letter, Mr. Mikolaichik’s annual cash incentive award was not prorated for his partial year of service.

Hilton Grand Vacations	41	PROXY STATEMENT

Quarterly Cash Incentive Program. In addition to the Hilton annual cash incentive program, in 2016 Hilton provided a quarterly cash incentive compensation plan for those employed as Senior Vice Presidents in the Timeshare segment. The quarterly cash incentive program provides a cash incentive award opportunity based on financial objectives and business area objectives that are specific to the Timeshare segment for each quarter, subject to a true-up / true-down at the end of the fiscal year. The quarterly cash incentive opportunity is expressed as a percentage of his or her base salary with threshold, target and maximum payout levels approved by Hilton’s CEO, Hilton’s Chief Human Resources Officer and Mr. Wang. The threshold, target and maximum payout levels for our NEOs who participated in the quarterly cash incentive program for the year ended December 31, 2016 are set forth in the table below.

Name	Threshold (75% of Target)(1)	Target(1)	Maximum (150% of Target)(1)
Michael D. Brown	94%	125%	188%
Stan R. Soroka	45%	60%	90%
(1)	Percentages have been rounded.

Quarterly objectives are set at the beginning of the year. Each objective and associated weighting for the year ended December 31, 2016 is set forth in the table below.

	Weighting as a % of Award Opportunity
Name	Timeshare Adjusted EBITDA	Business Area
Michael D. Brown	45%	55%
Stan R. Soroka	25%	75%

Business area objectives were both quantitative and qualitative in nature, based on financial, operational and strategic objectives specific to each individual and the function for which he or she is responsible. These objectives included forecasting accuracy, EBITDA margin and sales and marketing contributions for the specific function or region. The Timeshare Adjusted EBITDA component performance range and actual performance results for the year ended December 31, 2016 are set forth in the table below.

	Timeshare Adjusted EBITDA(1)	Payout as a % of Target(2)
Threshold	$366.72	75%
Target	$382.00	100%
Maximum	$397.28	150%
2016 Actual Performance and Payout	$381.4	99.8%
  (1)   EBITDA $ in millions. Reflects the aggregate quarterly EBITDA goals.
  (2)   For actual performance between the specified threshold, target and maximum levels, the resulting payout percentage is adjusted on a linear basis.

Hilton Grand Vacations	42	PROXY STATEMENT

Following each quarterly performance period, the financial and business area goals of the Hilton quarterly cash incentive program are assessed and rated based on the level of achievement. Hilton’s actual quarterly cash incentive awards are calculated by multiplying the participant’s base salary by his or her target award potential, which are then adjusted by an achievement factor based on the combined achievement of the financial component and the business area performance objectives. The aggregate quarterly target cash incentive opportunity and aggregate quarterly cash incentive award based on actual achievement (as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table) under the quarterly cash incentive program for the year ended December 31, 2016 are set forth in the table below.

Name	2016 Base Salary	Target Cash Incentive Opportunity as a Percent of Base Salary	Aggregate Target Cash Incentive Opportunity(1)	Aggregate Amount Earned as a Percent of Target Award(2)	2016 Aggregate Amount Earned under Quarterly Cash Incentive Program
Michael D. Brown	$371,315	125%	$464,144	107%	$497,790
Stan R. Soroka	$328,879	60%	$197,327	130%	$256,403
(1)	Amount represents the sum of the target incentive opportunity for each of the quarterly performance periods during 2016.
(2)	Percentages have been rounded.

LONG-TERM INCENTIVE COMPENSATION

The equity awards held by our NEOs prior to the spin-off were granted by the Hilton Committee. This equity compensation was converted to either HGV options, restricted stock or RSUs in connection with the spin-off. See “—Treatment of Outstanding Equity Awards.” Hilton’s long-term incentive program for 2016 consisted of grants of stock options, RSUs, and performance shares (“PSAs”). PSAs were in the form of RSUs for all HGV employees, other than Mr. Wang, whose PSAs were in the form of restricted stock. The grant mix for our NEOs was 20% stock options, 20% RSUs, and 60% PSAs. The following table sets forth the actual grant levels for each HGV NEO as reviewed and approved by the Hilton Committee in February 2016. All awards that remained outstanding as of January 3, 2017 were converted into awards based on HGV’s common stock, with the conversion reflected in the table below.

Name	Options	RSUs	PSAs
Mark D. Wang	73,286	20,441	61,326
Michael D. Brown	12,824	3,577	10,730
James E. Mikolaichik	—	—	—
Stan R. Soroka	11,359	3,167	9,504
Barbara L. Hollkamp	12,458	3,474	10,424

The stock options were granted with an exercise price equal to the fair market value of Hilton common stock on the grant date, vest ratably over three years, and have a ten year term. The RSUs vest ratably over periods of two or three years. The PSAs are broken down into two separate grants, with 50% tied to Hilton’s three-year adjusted EBITDA CAGR and 50% tied to Hilton’s Relative TSR, in both cases measured over the period 2016-2018.

The equity awards converted in the spin-off generally provide for post-termination non-solicit and non-compete covenants for (i) the later of one year post-termination or the last date any portion of the award is eligible to vest following the participant’s termination, (ii) the last date any portion of the award is eligible to vest following the participant’s retirement or (iii) the last date any portion of the award is eligible to vest; in each case, in addition to other intellectual property, confidentiality and non-disparagement covenants. Further, each of these executives’ equity-based awards is subject to HGV’s Clawback Policy, which is described under “2017 Executive Compensation Design and Decisions—Compensation Practices and Policies—Clawback Policy.”

Certain of our NEOs were granted PSAs in the first quarter of 2014 with a three-year performance period covering 2014-2016. These PSAs are also broken down into two separate grants, with 50% tied to Hilton’s Adjusted EBITDA CAGR over the three-year period and 50% tied to Hilton’s Relative TSR over the three-year period.

Hilton Grand Vacations	43	PROXY STATEMENT

The following table summarizes the actual performance results compared to pre-established goals, and the associated payout level that was earned on each measure and in total.

Performance Metric (Weighting)		Level of Achievement					Cap (if applicable)	Actual Results
		Below Threshold	Threshold	Target	Above Target	Maximum
Relative TSR (50%)	Performance Goals	< 25th percentile	25th percentile	50th percentile	75th percentile	> 90th percentile	Capped at 100% if TSR is negative over performance period	63rd percentile
	Percentage of Award Earned	0%	50%	100%	150%	200%		126%
EBITDA CAGR (50%)	Performance Goals	< 5%	5%	9%	n/a	13% and above	n/a	9%
	Percentage of Award Earned	0%	50%	100%	n/a	200%		100%

The following table summarizes the target number of PSAs granted to each of our NEOs in 2014 and the actual number of PSAs earned based on the above results over the period 2014-2016.

Name	Target PSAs (#)	Actual PSAs Earned (#)
Mark D. Wang	52,650	59,495
Michael D. Brown	9,212	10,410
James E. Mikolaichik	—	—
Stan R. Soroka	—	—
Barbara L. Hollkamp	7,896	8,922

OTHER BENEFITS AND PERQUISITES

Hilton provided our executives, including the NEOs, with certain benefits, including group health, dental and disability insurance and basic life insurance premiums. The NEOs were eligible to participate in these plans on the same basis as all other employees. The value of the NEOs’ perquisites and other personal benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table and the accompanying footnote.

2017 EXECUTIVE COMPENSATION DESIGN AND DECISIONS

OVERVIEW

In connection with the spin-off, the Committee has taken the following actions related to executive compensation:

●	engaged Pearl Meyer as its independent compensation consultant;
●	established a compensation philosophy the goals of which include attracting and retaining the highest quality executives, providing market competitive compensation opportunities, aligning pay with performance and stockholder value, and emphasizing performance-based compensation;
●	determined that compensation programs should provide for three primary components (base salary, annual cash incentive awards and long-term incentive awards), cultivate long-term value creation without unnecessary risk, reward the successful execution of our business strategy, and create an ownership culture;
●	approved adjustments to NEO base salaries, target bonus opportunities, and target long-term incentive grant values to better align with market benchmarks for a separate, publicly-traded company;
●	approved an NEO annual cash incentive plan design that is 60% linked to HGV adjusted EBITDA, 10% to cost savings, and 30% linked to individual executive performance goals and objectives that includes payout levels ranging from 25-75% of base salary at threshold and 50-150% of base salary at target, with a maximum payout ranging from 100-300% of base salary; and

Hilton Grand Vacations	44	PROXY STATEMENT

●	approved an NEO long-term incentive plan design with annual equity grants that will initially be awarded in the form of stock options (50% of grant value) and RSUs (50% of grant value), each vesting at the rate of 25% one year following the grant, 25% two years following the grant, and 50% three years after the grant.

In reviewing and approving these items, the Committee worked with Pearl Meyer and select members of executive management, and considered the following key factors:

●	the Committee’s determinations as to our compensation philosophy and program design;
●	the sustained high performance of the HGV business and the HGV leadership team;
●	the expanded roles and responsibilities of each NEO within a separate, public company structure;
●	the objective of minimizing complexity, where possible, in recognition of the Company’s status as a separate publicly-traded company;
●	the views and recommendations of select members of executive management; and
●	the views and recommendations of Pearl Meyer, including external market data provided by the consultant.

With respect to external market data, Pearl Meyer recommended and used, and the Committee reviewed, the following peer group.

Wyndham Worldwide Corporation	Vail Resorts Inc.	Cedar Fair, LP
Toll Brothers Inc.	Marriott Vacations Worldwide Corp.	Sunstone Hotel Investors Inc.
Hyatt Hotels Corporation	SeaWorld Entertainment, Inc.	ClubCorp Holdings, Inc.
Pinnacle Entertainment, Inc.(1)	Ashford Hospitality Trust, Inc.	La Quinta Holdings Inc.
Hovnanian Enterprises Inc.	Six Flags Entertainment Corporation	Diamond Resorts International, Inc.
Boyd Gaming Corporation	Extended Stay America, Inc.	Interval Leisure Group, Inc.
(1)	Prior to spin-off of assets

Given the limited number of direct competitors that are publicly-traded, the industry criteria were intentionally expanded to include other leisure and hospitality companies, as well as homebuilders and other real estate development companies, while preserving reasonable size comparisons in terms of annual revenues, market capitalization, and enterprise value. The companies within the peer group consist of different companies than those within Hilton’s peer group. As a result, the Committee considered different factors in determining our executive compensation than the Hilton Committee considered for periods prior to December 31, 2016. The Committee intends to annually review and approve any peer group that will be used for executive compensation benchmarking and to consider the benchmark data as one of many factors when making pay determinations.

2017 NEO COMPENSATION STRUCTURE

The Committee approved the following compensation structure for our NEOs for 2017.

		Short-Term Incentive Opportunity			Long-Term Incentive Opportunity
Name	Base Salary	% Salary	$ Value	Target Total Cash	% Salary	$ Value	Target Total Direct
Mark D. Wang	$900,000	150%	$1,350,000	$2,250,000	400%	$3,600,000	$5,850,000
Michael D. Brown	$500,000	100%	$500,000	$1,000,000	300%	$1,500,000	$2,500,000
James E. Mikolaichik	$450,000	100%	$450,000	$900,000	200%	$900,000	$1,800,000
Stan R. Soroka	$400,000	100%	$400,000	$800,000	200%	$800,000	$1,600,000
Barbara L. Hollkamp	$400,000	50%	$200,000	$600,000	150%	$600,000	$1,200,000

Hilton Grand Vacations	45	PROXY STATEMENT

This compensation structure reflects the desired pay-for-performance orientation with an emphasis on long-term, equity-based incentive compensation opportunities tied to stockholder value creation, as evidenced by the following mix.

SHORT-TERM INCENTIVE COMPENSATION

Annual Cash Incentive Program.  Following the spin-off, the Committee approved an annual cash incentive program that rewards the participants for their contributions towards specific annual, short-term financial and operational goals that are tied to the overall HGV strategy. It is designed to motivate the participants to focus on strategic business results and initiatives and reward them for results and achievements with respect to their business units or function. Each participant’s annual cash incentive award opportunity is based on both corporate and business area performance objectives. Each NEO’s target annual cash incentive opportunity is expressed as a percentage of his or her base salary in effect at the fiscal year-end.

Quarterly Cash Incentive Program.  We do not currently have a quarterly cash incentive compensation plan in which our NEOs are eligible to participate.

LONG-TERM INCENTIVE COMPENSATION

Following the spin-off, our long-term incentive compensation is awarded under the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan (the “Incentive Plan”) and provides an opportunity for executive officers, including our NEOs, and other key employees to increase their ownership interest in HGV through grants of equity-based awards. Under the Incentive Plan, equity-based awards may be awarded in the form of stock options, stock appreciation rights, restricted stock, RSUs, other equity-based awards, other cash-based awards and performance compensation awards. Each NEO’s target long-term incentive opportunity is approved annually by the Committee based on peer group benchmark data and the scope and impact the executive has on HGV’s overall results. In light of the recent spin-off and HGV’s first year as an independent company, the Committee decided to award the 2017 long-term incentive equity-based awards based on time-based vesting. However, the Committee intends to award future long-term incentive equity-based awards based on performance objectives and peer group benchmark data, among other factors, that will be determined and approved by the Committee.

In addition to the awards set forth under “—2017 NEO Compensation Structure,” in March 2017, the Compensation Committee approved an award to Mr. Mikolaichik of 28,269 RSUs, which have an aggregate grant date fair value of $800,000, in accordance with the terms of his offer letter, as described under “Agreements with Executives.” The RSUs will vest in three equal annual installments beginning on the first anniversary of Mr. Mikolaichik’s start date with HGV, August 17, 2016, subject to his continued employment at HGV through each applicable vesting date or otherwise provided under the terms of the applicable award agreement. Also in March 2017, the CEO recommended and the Compensation Committee approved an award to Ms. Hollkamp of 14,134 RSUs, which have an aggregate grant date fair value of $400,000, in recognition of her acceptance of the new position at HGV following the spin-off. The RSUs will vest in three equal annual installments from the grant date, subject to her continued employment at HGV through each applicable vesting date or otherwise provided under the terms of the applicable award agreement.

AGREEMENTS WITH EXECUTIVES

We have entered, or intend to enter, into agreements with certain of our NEOs, as set forth below.

Mark D. Wang. We expect to enter into a Letter Agreement with Mark D. Wang setting forth the terms of his employment as our President and Chief Executive Officer.

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James E. Mikolaichik. Mr. Mikolaichik entered into an offer letter dated July 6, 2016 in connection with his employment as our Chief Financial Officer. Pursuant to his offer letter, Mr. Mikolaichik was eligible to receive an initial annual base salary of $450,000, subject to annual review. For 2016, Mr. Mikolaichik was also eligible to receive an annual cash incentive award under Hilton’s annual cash incentive program equal to 100% of his annualized base salary, subject to his continued employment through the payment date. Beginning in 2017 and thereafter, Mr. Mikolaichik is also eligible to participate in our annual cash incentive program at a level commensurate with his position and will be entitled to receive an annual cash incentive award based on our financial performance and his individual performance. In addition, beginning in 2017, Mr. Mikolaichik is eligible to participate in our long-term incentive program in accordance with the terms adopted by the Committee and we granted him a 2017 annual long-term equity-based incentive award under the Incentive Plan, having an aggregate grant date value of $900,000 (based on the closing price of our common stock on the grant date).

In addition to the foregoing, Mr. Mikolaichik was also entitled to receive a sign-on cash bonus award of $300,000, which is subject to repayment if, within 24 months of his start date, he voluntarily terminates his employment for any reason (other than in connection with a resignation for “Good Reason” (as defined in his offer letter) or is terminated by us for “Cause” (as defined in his offer letter). In addition, following the spin-off, we granted Mr. Mikolaichik a sign-on equity-based incentive award consisting of RSUs, having an aggregate grant date value of $800,000 (based on the closing price of our common stock on the grant date) as described above under “—Long-Term Incentive Compensation.” The RSUs will vest in three equal annual installments beginning on the first anniversary of Mr. Mikolaichik’s start date with HGV, subject to his continued employment with HGV through each applicable vesting date.

Mr. Mikolaichik is also entitled to participate in all employee benefit plans, programs and arrangements (including the HGV 401(k) plan, the HGV EDCP and the relocation plan) made available to our other executive officers.

Mr. Mikolaichik will also become eligible for severance benefits under a Severance Agreement, the terms of which are described below under “—Severance Agreements.” Under such agreement, and subject to its terms, Mr. Mikolaichik will be eligible to receive a severance payment amount equal to 2.0 times the sum of his annual base salary and annual target bonus at the time of termination, paid in a lump sum. In addition, upon a qualifying termination, Mr. Mikolaichik will be entitled to certain continued health and welfare benefits as described below under “—Potential Payments Upon Termination or Change in Control.”

Severance Agreements.  The Committee believes that carefully structured severance agreements are necessary to attract and retain talent, and that severance agreements allow executives to focus their attention and energy on making objective business decisions that are in the best interest of stockholders. In addition, the Committee believes that the interests of our stockholders are better protected and enhanced by providing greater certainty regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions. Accordingly, we expect to enter into severance agreements with certain of our executive officers, including the NEOs.

COMPENSATION PRACTICES AND POLICIES

General. The Committee adopted a number of overall executive compensation practices and policies, all of which the Committee believes to represent sound overall governance of executive compensation.

What We Do (Best Practices)	What We Don’t Do or Allow
✓ Executive sessions without management	× Excessive severance
✓ Independent compensation consultant	× Single-trigger equity acceleration for change in control
✓ Significant percentage of pay “at risk”	× Excise tax gross-ups
✓ Significant use of equity-based pay	× Option repricing or buyouts
✓ Three-year vesting on equity awards
✓ Capped incentive opportunities
✓ Clawback policy upon restatement
✓ Robust stock ownership requirements

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Role of the Compensation Committee.  The Committee establishes the overall executive compensation philosophy and strategy, sets and approves compensation for our NEOs, and approves all incentive plan designs, goals, and awards affecting executive officers, including our NEOs. The Committee also approves all equity compensation plans and awards. In performing its role, the Committee receives input from the CEO, select members of management, and its independent consultant.

Role of Management.  The CEO, Chief Human Resources Officer, and Chief Legal Officer routinely provide information, advice, and recommendations to the Committee. Other members of management may be called upon to provide information to the Committee as well. The Committee regularly meets in executive session without members of management present, and members of management are not present for discussions regarding their specific compensation.

Role of the Independent Compensation Consultant.  Pearl Meyer reports to and is directed by the Committee. Pearl Meyer routinely provides information, advice, and recommendations to the Committee on matters pertaining to executive and non-employee director compensation. In selecting Pearl Meyer, the Committee considered the independence factors prescribed by applicable regulations and concluded that none of the work provided by Pearl Meyer raised any conflict of interest, and determined Pearl Meyer met the independence criteria. Pearl Meyer provides no services to HGV other than compensation consulting services.

Say on Pay Vote.  The first advisory vote on HGV’s executive compensation will occur at the Annual Meeting. HGV will ask its stockholders to approve, on an advisory basis, the compensation of its named executive officers as disclosed in this proxy statement in accordance with SEC rules. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Committee will consider the impact of such vote on its future compensation policies and decisions.

Stock Ownership Policy.  We have adopted an executive stock ownership policy applicable to our NEOs. Each of our NEOs is expected to own shares of our common stock in the following amounts within five years from the later of March 9, 2017 and the date he or she first becomes subject to the stock ownership policy:

•	Chief Executive Officer – 5 times base salary; and
•	NEOs and certain other executive officers – 3 times base salary.

Each of our NEOs, other than Mr. Mikolaichik, currently satisfies the executive stock ownership policy. For purposes of this requirement, an executive officer’s holdings include shares held directly or indirectly, individually or jointly, shares held in trust for the benefit of the executive or a family member, shares underlying vested options, time-vested restricted stock and restricted stock unit awards that have not yet vested, and shares held under a deferral or similar plan. Under this requirement, executives must retain 50% of HGV shares (i) acquired after the net settlement of an equity award for withholding taxes and/or payment of an exercise price, (ii) acquired in open market purchases, and (iii) acquired in connection with the spin-off or already owned before becoming subject to the stock ownership policy, in each case until the ownership requirements are satisfied. Declines in the stock price will not affect compliance with the stock ownership policy as long as executives continue to hold the number of shares held at the time compliance was initially achieved.

Clawback Policy.  We have adopted a clawback policy for our incentive compensation. The Board determined that it may be appropriate to recover annual and/or long-term incentive compensation in specified situations. If the Committee determines that incentive compensation of its current and former officers subject to reporting under Section 16 of the Exchange Act or any other employee designated by the Committee, was overpaid, in whole or in part, as a result of a restatement of the reported financial results of HGV or any of its segments due to material non-compliance with financial reporting requirements (unless due to a change in accounting policy or applicable law) caused or contributed to by such employee’s fraud, willful misconduct or gross negligence, the Committee will review the incentive compensation paid, granted, vested or accrued based on the prior inaccurate results and determine whether to seek recovery of any excess incentive compensation paid or earned as a result of such inaccurate results.

Equity Award Granting Policy.  The annual grant of stock-based awards to our NEOs is made on the date of the first regularly scheduled Board or Committee meeting of the calendar year (typically held in the first quarter). In

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addition to annual awards, other grants may be awarded at other times (1) to attract new hires; (2) to recognize employees for special achievements or for retention purposes; (3) to new employees as a result of the acquisition of another company; or (4) as may be desirable and prudent in other special circumstances. The exercise price of stock options is determined in accordance with the respective plan and plan documents. We monitor and periodically review our equity grant policies to ensure compliance with plan rules and applicable law. We do not have a program, plan or practice to time our equity grants in coordination with the release of material, non-public information.

Risk Considerations.  The Committee believes that the design and objectives of our executive compensation program provide an appropriate balance of incentives for executives and avoid inappropriate risks. In this regard, our executive compensation program includes, among other things, the following design features:

•	Balances fixed versus at-risk compensation;
•	Balances short-term cash and long-term equity incentive compensation;
•	Provides that at-risk compensation is based on a variety of qualitative and quantitative performance goals, including HGV’s stock price, HGV’s overall financial performance and the performance of specific business area goals;
•	Caps the executives’ incentive compensation opportunities;
•	Provides the Committee with discretion to reduce the annual incentive amount awarded;
•	Requires stock ownership levels;
•	Provides for a clawback of the executive’s compensation in specified circumstances; and
•	Prohibits pledging and hedging of Company stock.

Retirement Savings Benefits.  HGV maintains a tax-qualified 401(k) plan, under which HGV matches 100% of employee contributions up to 3% of eligible compensation and 50% of employee contributions on the next 2% of eligible compensation. In addition to the 401(k) plan, HGV also offers the NEOs and other senior management the opportunity to supplement their retirement and other tax-deferred savings through the Hilton Resorts Corporation 2017 Executive Deferred Compensation Plan (“HGV EDCP”). Those eligible to participate in the HGV EDCP may elect to defer up to 100% of both their annual salary and bonus. HGV currently provides no contribution or match to the HGV EDCP.

Pursuant to the HGV EDCP, specified eligible employees, including our NEOs, may defer up to 100% of either or both their annual salary and bonus. Deferral elections are made by eligible employees in the calendar year preceding the year compensation is earned. Contributions to the HGV EDCP consist solely of participants’ elective deferral contributions with no required matching or other employer contributions. Eligible employees are permitted to make individual investment elections that will determine the rate of return on their deferral amounts under the elective nonqualified deferred compensation plan. Participants may change their investment elections at any time. Deferrals are only deemed to be invested in the investment options selected. Participants have no ownership interest in any of the funds as investment elections are used only as an index for crediting gains or losses to participants’ accounts. The investment options consist of a variety of well-known mutual funds including certain non-publicly traded mutual funds available through variable insurance products. Investment gains or losses in the funds are credited to the participants’ accounts daily, net of investment option related expenses. The HGV EDCP does not provide any above-market returns or preferential earnings to participants, and the deferrals and their earnings are always 100% vested.

NEOs may elect at the time they make their deferral elections to receive in-service distributions at a specified future date. In addition, upon a showing of financial hardship due to death, illness, accident or similar extraordinary or unforeseeable circumstances, an executive may be allowed to access funds in his or her deferred compensation account before he or she otherwise would have been eligible. The participant must make two payout elections, one in the case of termination and one in the case of retirement. Benefits can generally be received either as a lump sum payment or in installments over a period not to exceed 20 years in the case of retirement, five years in the case of termination and five years for in-service distributions. In the event of a change in control, 100% of the value of the eligible employee’s deferred compensation account will be distributed.

Compliance with IRS Code Section 162(m).  Section 162(m) of the Internal Revenue Code limits HGV’s federal income tax deduction for any compensation in excess of $1,000,000 paid to NEOs except for the Chief Financial Officer. However, this provision does not apply to certain performance-based compensation as long as specified requirements are met.

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We expect that the Committee will take the deductibility limitations of Section 162(m) into account in its compensation decisions; however, the Committee may, in its judgment, authorize compensation payments that are not exempt under Section 162(m) when it believes that such payments are appropriate to attract or retain talent.

TREATMENT OF OUTSTANDING EQUITY AWARDS

Hilton awards held by HGV employees as of January 3, 2017 (each, an “HGV Employee”) were converted into awards that will settle in shares of HGV common stock and adjusted in a manner intended to preserve the intrinsic value of the award.

Stock Options. Each outstanding option to purchase shares of Hilton common stock that was held by an HGV Employee on January 3, 2017, whether vested or unvested, was converted into an option to purchase shares of HGV common stock, on the same general terms and conditions as the Hilton stock option, with appropriate adjustments to the number of shares subject to the option and the exercise price payable per share in order to preserve its intrinsic value immediately following the spin-off.

Time-Vesting Restricted Stock Units. Outstanding RSUs that would have settled in shares of Hilton common stock, that were held by HGV Employees on January 3, 2017 and that are subject to time-based vesting, were converted into time-vesting RSUs that will settle in HGV common stock on the same general terms and conditions as the Hilton RSUs, with appropriate adjustments to the number of shares subject to such RSUs in order to preserve their intrinsic value immediately following the spin-off.

Performance-Vesting Restricted Stock Units and Restricted Stock. Outstanding performance-vesting RSUs and restricted stock (collectively, “PSAs”) granted with respect to shares of Hilton common stock in 2014 that were held by HGV Employees on January 3, 2017 were converted into awards of RSUs or restricted stock that were settled in shares of HGV common stock based on the actual performance level achieved by Hilton during the performance period applicable to such awards, which ended on December 31, 2016. The Hilton Committee determined the extent to which Mr. Wang’s awards vested based on actual performance through such date. PSAs that would have settled in shares of Hilton common stock that were granted in 2015 and 2016 and that were held by HGV Employees on January 3, 2017 have been converted into time-vesting RSUs or restricted stock that will settle in shares of HGV common stock. The number of shares of HGV common stock subject to each award has been adjusted in order to preserve the intrinsic value of the award immediately following the spin-off (the “Converted PSAs”). Subject to each such holder’s continued employment through the applicable vesting date, the Converted PSAs will vest on the date that the performance period applicable to the Converted PSAs prior to their conversion would have otherwise ended and settle in shares of HGV common stock.

Continued Vesting. The service-vesting requirements in effect for each equity-based award remained unchanged, and HGV Employees will be given credit for service with Hilton prior to the spin-off and continued service with HGV after the spin-off.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of our NEOs for the fiscal years indicated.

Name	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)
Mark D. Wang President and Chief Executive Officer	2016	$686,495	—	$1,562,669	$381,820	$732,684	—	$10,600	$3,374,268
	2015	$691,500	—	$1,594,971	$370,796	$777,427	—	$10,600	$3,445,294
	2014	$623,654	—	$1,490,884	$359,997	$810,352	—	$11,409	$3,296,296
Michael D. Brown Executive Vice President and Chief Operating Officer	2016	$369,651	—	$273,424	$66,813	$727,263	—	$10,600	$1,447,751
	2015	$372,346	—	$279,115	$64,888	$761,934	—	$10,600	$1,488,883
James E. Mikolaichik(5) Executive Vice President and Chief Financial Officer	2016	$173,077	$300,000	—	—	$450,000	—	—	$923,077
Stan R. Soroka Executive Vice President and Chief Customer Officer	2016	$327,405	—	$242,159	$59,180	$412,949	—	$10,600	$1,052,293
	2015	$299,627	—	$385,373	$57,472	$306,935	—	$10,600	$1,060,007
Barbara L. Hollkamp Executive Vice President and Chief Human Resources Officer	2016	$359,090	—	$265,608	$64,906	$217,657	—	$10,600	$917,861
(1)	Amounts in this column reflect the salary earned during the fiscal year, whether paid or deferred under Hilton’s employee benefit plans.
(2)	Represents the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, using the assumptions discussed in Note 15 (“Share-Based Compensation”) of the consolidated financial statements included in HGV’s Annual Report on Form 10-K. Of the PSAs granted, 50% vest according to EBITDA CAGR and 50% vest accordingly to Relative TSR. The grant date fair value of the PSAs that vest according to EBITDA CAGR was computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance is achieved, the aggregate grant date fair value of the EBITDA CAGR awards would be: Mr. Wang — $1,145,607; Mr. Brown — $200,436; Mr. Soroka — $177,534; and Ms. Hollkamp — $194,720. As the PSAs that vest according to Relative TSR are subject to market conditions as defined under FASB ASC Topic 718 and are not subject to performance conditions as defined under FASB ASC Topic 718, they have no maximum grant date fair values that differ from the grant date fair values presented in the table.
(3)	Includes actual amounts paid under Hilton’s annual cash incentive plan and, as to Messrs. Brown and Soroka, also includes actual amounts paid under Hilton’s quarterly cash incentive plan.
(4)	All Other Compensation for 2016 consists of 401(k) match contributions in the amount of $10,600 for each NEO other than Mr. Mikolaichik.
(5)	Mr. Mikolaichik commenced employment on August 17, 2016 as Executive Vice President and Chief Financial Officer of HGV at Hilton. Mr. Mikolaichik received a sign-on bonus of $300,000 pursuant to the terms of his offer letter.

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2016 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards to the NEOs during the fiscal year ended December 31, 2016. The share numbers presented below reflect the conversion of certain awards in connection with the spin-off. On January 3, 2017, holders of awards received an adjusted award based on HGV shares. The adjustments were designed to generally preserve the intrinsic value of each award prior to the spin-off. See “Compensation Discussion and Analysis—Treatment of Outstanding Equity Awards” for a description of the treatment of Hilton equity-based awards in connection with the spin-off.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number or Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (3) ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark D. Wang	Annual Cash Incentive	—	$34,480	$689,585	$1,034,378	—	—	—	—	—	—	—
	PSAs	2/18/16	—	—	—	30,663	61,326	122,652	—	—	—	$1,180,831
	Time-Vesting RSUs	2/18/16	—	—	—	—	—	—	20,441	—	—	$381,838
	Stock Options	2/18/16	—	—	—	—	—	—	—	73,286	$18.69	$381,820
Michael D. Brown	Annual Cash Incentive	—	$4,456	$222,789	$334,184	—	—	—	—	—	—	—
	Quarterly Cash Incentive	—	$34,811	$464,144	$696,216	—	—	—	—	—	—	—
	PSAs	2/18/16	—	—	—	5,365	10,730	21,460	—	—	—	$206,606
	Time-Vesting RSUs	2/18/16	—	—	—	—	—	—	3,577	—	—	$66,818
	Stock Options	2/18/16	—	—	—	—	—	—	—	12,824	$18.69	$66,813
James E. Mikolaichik	Annual Cash Incentive	—	$450,000	$450,000	$675,000	—	—	—	—	—	—	—
	PSAs	—	—	—	—	—	—	—	—	—	—	—
	Time-Vesting RSUs	—	—	—	—	—	—	—	—	—	—	—
	Stock Options	—	—	—	—	—	—	—	—	—	—	—
Stan R. Soroka	Annual Cash Incentive	—	$2,631	$131,552	$197,327	—	—	—	—	—	—	—
	Quarterly Cash Incentive	—	$14,800	$197,327	$295,991	—	—	—	—	—	—	—
	PSAs	2/18/16	—	—	—	4,752	9,504	19,008	—	—	—	$182,999
	Time-Vesting RSUs	2/18/16	—	—	—	—	—	—	3,167	—	—	$59,160
	Stock Options	2/18/16	—	—	—	—	—	—	—	11,359	$18.69	$59,180
Barbara L. Hollkamp	Annual Cash Incentive	—	$10,821	$180,353	$270,530	—	—	—	—	—	—	—
	PSAs	2/18/16	—	—	—	5,212	10,424	20,848	—	—	—	$200,714
	Time-Vesting RSUs	2/18/16	—	—	—	—	—	—	3,474	—	—	$64,894
	Stock Options	2/18/16	—	—	—	—	—	—	—	12,458	$18.69	$64,906
(1)	Reflects the possible payouts of cash incentive compensation under the Hilton 2016 Annual Incentive Program. Amounts reported in the “Threshold” column assume that there is no payout under the Adjusted EBITDA component of the annual cash incentive program and that the NEO only earns the minimum payout for the one business area performance objective that has been assigned the lowest weighting. The actual amounts paid are described in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)	As described in further detail under “Compensation Discussion and Analysis—2016 Executive Compensation Design and Decisions—Long-Term Incentive Awards,” Hilton’s PSAs granted in 2016 have a three-year performance period ending December 31, 2018 and vest, as to 50% of the awards, based on Relative TSR and, as to 50% of the award, based on EBITDA CAGR. Threshold assumes that 50% of the total PSAs awarded vest, and maximum assumes that 200% of the total PSAs awarded vest. See “Compensation Discussion and Analysis—Treatment of Outstanding Equity Awards” for a description of the treatment of Hilton equity-based awards in connection with the spin-off.
(3)	Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 15 (“Share Based Compensation”) of the consolidated financial statements included in HGV’s Annual Report on Form 10-K. The stock options have a weighted average exercise price per share equal to $18.69, computed in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 15 (“Share Based Compensation”) of the consolidated financial statements included in HGV’s Annual Report on Form 10-K. The grant date fair value of the PSAs that vest according to EBITDA CAGR was computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date and was determined to be as follows: Mr. Wang – $572,804; Mr. Brown – $100,218; Mr. Soroka – $88,767; and Ms. Hollkamp – $97,360. The grant date fair value of the PSAs that vest based on Relative TSR was determined to be as follows: Mr. Wang – $608,027; Mr. Brown – $106,388; Mr. Soroka – $94,232; and Ms. Hollkamp – $103,354.

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OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

The following table sets forth information regarding outstanding equity awards made by Hilton and held by our NEOs as of December 31, 2016. The share numbers presented below reflect the conversion of certain awards in connection with the spin-off. On January 3, 2017, holders of awards received an adjusted award based on HGV shares The adjustments were designed to generally preserve the intrinsic value of each award prior to the spin-off. See “Compensation Discussion and Analysis—Treatment of Outstanding Equity Awards” for a description of the treatment of Hilton equity-based awards in connection with the spin-off.

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (1)(2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested (4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark D. Wang	2/19/14	32,899	16,951	$20.52	2/19/24	—	—	—	—
	2/10/15	15,462	30,926	$26.17	2/10/25	49,606	$1,282,315	—	—
	2/18/16	—	73,286	$18.69	2/18/26	81,767	$2,113,677	—	—
Michael D. Brown	2/19/14	5,757	2,966	$20.52	2/19/24	—	—	—	—
	2/10/15	2,704	5,413	$26.17	2/10/25	8,679	$224,352	—	—
	2/18/16	—	12,824	$18.69	2/18/26	14,307	$369,836	—	—
James E. Mikolaichik	—	—	—	—	—	—	—	—	—
Stan R. Soroka	2/19/14	—	—	—	—	2,447	$63,255	—	—
	2/10/15	2,396	4,793	$26.17	2/10/25	11,208	$289,727	—	—
	2/18/16	—	11,359	$18.69	2/18/26	12,671	$327,545	—	—
Barbara L. Hollkamp	2/19/14	4,933	2,544	$20.52	2/19/24	—	—	—	—
	2/10/15	2,628	5,257	$26.17	2/10/25	8,430	$217,916	—	—
	2/18/16	—	12,458	$18.69	2/18/26	13,898	$359,263	—	—
(1)	Stock options vest in three equal annual installments beginning on the first anniversary of the grant date.
(2)	For additional information on vesting upon specified termination events or a change in control, see “Potential Payments Upon Termination or Change in Control.”
(3)	Hilton’s 2016 long-term incentive program consisted of grants of stock options, time-vesting RSUs and PSAs. PSAs were in the form of RSUs for all HGV employees, other than Mr. Wang, who received PSAs in the form of restricted stock. Mr. Wang’s 2015 award consists of 42,519 PSAs and 7,087 time-vesting RSUs, and his 2016 award consists of 61,326 PSAs and 20,441 time-vesting RSUs; Mr. Brown’s 2015 award consists of 7,439 PSAs and 1,240 time-vesting RSUs, and his 2016 award consists of 10,730 PSAs and 3,577 time-vesting RSUs; Mr. Soroka’s 2014 award consists of 2,447 time-vesting RSUs, his 2015 award consists of 6,589 PSAs and 4,619 time-vesting RSUs, and his 2016 award consists of 9,504 PSAs and 3,167 time-vesting RSUs; and Ms. Hollkamp’s 2015 award consists of 7,226 PSAs and 1,204 time-vesting RSUs, and her 2016 award consists of 10,424 PSAs and 3,474 time-vesting RSUs. The 2015 PSAs vest on December 31, 2017, and the 2016 PSAs vest on December 31, 2018. The 2015 and 2016 time-vesting RSUs vest in two equal annual installments beginning on the first anniversary of the grant date, except that Mr. Soroka’s 2,447 time-vesting RSUs granted in 2014 and 1,098 time-vesting RSUs granted in 2015 vest in three equal annual installments beginning on the first anniversary of the grant date.
(4)	Amounts reported are based on the closing price of HGV’s common stock on the NYSE on January 4, 2017 ($25.85) in order to reflect the conversion in connection with the spin-off, multiplied by the number of outstanding shares.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information with respect to securities authorized for issuance under all of HGV’s equity compensation plans as of December 31, 2016.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	—	—	10,325,000
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	10,325,000

Hilton Grand Vacations	53	PROXY STATEMENT

2016 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding Hilton shares that vested during 2016 for our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Mark D. Wang	—	—	68,511	$1,771,009
Michael D. Brown	—	—	11,989	$309,916
James E. Mikolaichik	—	—	—	—
Stan R. Soroka	—	—	7,564	$195,529
Barbara L. Hollkamp	—	—	10,417	$269,279
(1)	Includes shares received from the vesting of time-vesting RSUs and PSAs.
(2)	Amounts reported are based on the closing price of HGV’s common stock on the NYSE on January 4, 2017 ($25.85) in order to reflect the conversion in connection with the spin-off.

2016 NONQUALIFIED DEFERRED COMPENSATION

Hilton offers to its executives, including all of the NEOs, the opportunity to participate in an Executive Deferred Compensation Plan (the “Hilton EDCP”) that has similar terms and provisions to the HGV EDCP. See “Compensation Discussion and Analysis—2017 Executive Compensation Design and Decisions—Compensation Policies and Practices—Retirement Savings Benefits” for additional information. In connection with the spin-off, effective January 3, 2017, all balances in the Hilton EDCP with respect to employees who became employees of HGV, including our NEOs, were transferred into the HGV EDCP.

The table below provides information as of December 31, 2016 for those NEOs who chose to participate in the Hilton EDCP in 2016.

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY (2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (3) ($)
Mark D. Wang	$146,160	—	$84,060	—	$1,421,755
Michael D. Brown	—	—	—	—	—
James E. Mikolaichik	—	—	—	—	—
Stan R. Soroka	—	—	—	—	—
Barbara L. Hollkamp	—	—	$328	—	$5,510
(1)	The amount in this column is included in the “Salary” column for 2016 in the Summary Compensation Table.
(2)	Amounts in this column are not reported as compensation for fiscal year 2016 in the Summary Compensation Table since they do not reflect above-market or preferential earnings. Deferrals may be allocated among investment options that generally mirror the investment options available under Hilton’s 401(k) plan. Of the available investment options, the one-year rate of return during 2016 ranged from 1.41% to 21.28%.
(3)	Of the total in this column listed for Mr. Wang, $146,160 is included in the “Salary” column for 2016 in the Summary Compensation Table.

Hilton Grand Vacations	54	PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

GENERAL

The following table describes the potential payments and benefits that would have been payable to our NEOs under Hilton’s existing plans, assuming (1) a termination of employment and/or (2) a change in control occurred, in each case, on December 31, 2016. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs. Distributions of plan balances that would be made are set forth in the 2016 Nonqualified Deferred Compensation table above. We expect to enter into Severance Agreements with our NEOs which replace certain of the benefits described below. See “Compensation Discussion and Analysis—2017 Executive Compensation Design and Decisions—Agreements with Executives.” Because the disclosures in the table assume the occurrence of a termination or change in control as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our NEOs upon a termination or change in control may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, the continued availability of benefit policies at similar prices and the type of termination event that occurs.

Name	Qualifying Termination (1) ($)	CIC Without Termination ($)	Qualifying Termination Within 12 Months Following CIC ($)	Death or Disability (6) ($)
Mark D. Wang
Cash Severance (1)	$2,758,340	—	$2,758,340	$689,585
Equity Awards (2)	—	$1,150,584	$5,547,423	$5,547,423
Continuation of Benefits (3)	$9,212	—	$9,212	$9,212
Outplacement Services (4)	$50,000	—	$50,000	—
Other Benefit (5)	$143,221	—	$143,221	$143,221
Total Value of Benefits	$2,960,773	$1,150,584	$8,508,196	$6,389,441
Michael D. Brown
Cash Severance (1)	$1,058,248	—	$1,058,248	$338,825
Equity Awards (2)	—	$201,294	$970,632	$970,632
Continuation of Benefits(3)	$12,710	—	$12,710	$12,710
Outplacement Services (4)	$25,000	—	$25,000	—
Other Benefit (5)	$35,704	—	$35,704	$35,704
Total Value of Benefits	$1,131,662	$201,294	$2,102,294	$1,357,871
James E. Mikolaichik
Cash Severance (1)	$1,800,000	—	$1,800,000	$450,000
Equity Awards (2)	—	—	—	—
Continuation of Benefits(3)	$12,710	—	$12,710	$12,710
Outplacement Services(4)	$50,000	—	$50,000	—
Other Benefit (5)	$13,306	—	$13,306	$13,306
Total Value of Benefits	$1,876,016	—	$1,876,016	$476,016
Stan R. Soroka
Cash Severance (1)	$657,758	—	$657,758	$180,884
Equity Awards (2)	—	$178,287	$761,858	$761,858
Continuation of Benefits(3)	$12,710	—	$12,710	$12,710
Outplacement Services (4)	$25,000	—	$25,000	—
Other Benefit (5)	$22,962	—	$22,962	$22,962
Total Value of Benefits	$718,430	$178,287	$1,480,288	$978,414
Barbara L. Hollkamp
Cash Severance (1)	$541,059	—	$541,059	$180,353
Equity Awards(2)	—	$195,529	$910,342	$910,342
Continuation of Benefits(3)	$4,138	—	$4,138	$4,138
Outplacement Services (4)	$25,000	—	$25,000	—
Other Benefit (5)	$37,459	—	$37,459	$37,459
Total Value of Benefits	$607,656	$195,529	$1,517,998	$1,132,292
(1)

For purposes of the table above, a “qualifying termination” means (x) under the Hilton Severance Plan, a termination of employment either by Hilton without “cause” or by the executive for “good reason,” each as defined in the Hilton Severance Plan, and (y) under the Hilton Incentive

Hilton Grand Vacations	55	PROXY STATEMENT

Plan, a termination by Hilton without “cause” as defined in the Hilton Incentive Plan. An executive is not deemed to have experienced a qualifying termination as a result of (a) his or her death or disability or (b) solely as a result of a change in control. Under the Hilton Severance Plan, whether or not in connection with a change in control, each NEO would have been entitled to receive a cash severance amount equal to one times (two times in the case of Messrs. Wang and Mikolaichik) the sum of the executive’s base salary and annual cash incentive award under the Hilton annual cash incentive plan and, as to Messrs. Brown and Soroka, also includes the aggregate annual incentive award under the Hilton quarterly cash incentive plan, in each case, payable at target and in effect as of the date of termination. If the employment of the NEO was terminated due to death or disability, such executive would have been entitled to receive a prorated bonus. Amounts reported under “Death or Disability” for each NEO reflect each NEO’s target annual bonus under the Hilton annual cash incentive plan for the year ended December 31, 2016, and for Messrs. Brown and Soroka, each NEO’s target quarterly bonus for the fourth quarter under the Hilton quarterly cash incentive plan for the year ended December 31, 2016.
(2)	Amounts represent the value of the acceleration of any unvested PSAs, time-vesting RSUs and stock options, assuming the acceleration occurred on December 31, 2016 and based on the closing price of HGV’s common stock on the NYSE on January 4, 2017 ($25.85) in order to reflect the conversion in connection with the spin-off.
•	PSAs: In connection with the spin-off, PSAs were converted into time-vesting RSUs or, in the case of Mr. Wang, shares of restricted stock that will settle in shares of HGV stock, assuming target-level performance. If the NEO’s employment terminates as a result of death or disability, a prorated portion of the converted PSAs will immediately vest. Upon a change in control, a prorated portion of the converted PSAs will immediately vest. In the table above, amounts upon a change in control reflect a prorated number of converted PSAs. Converted PSAs are prorated based on the number of days in the vesting period prior to the termination events described above.
•	Time-Vesting RSUs: If the NEO’s employment is terminated without cause within 12 months following a change in control or due to the executive’s death or disability, all unvested time-vesting RSUs will immediately vest.
•	Stock options: If the NEO’s employment terminates without cause within 12 months following a change in control or due to the executive’s death or disability, all unvested options will immediately vest and become exercisable. In the table above, amounts reported reflect the “spread,” or difference between the exercise price and closing price of Hilton’s common stock on the NYSE as of December 30, 2016.
(3)	Under the Hilton Severance Plan, upon a qualifying termination, each NEO is entitled to continued healthcare coverage in an amount equal to the excess of the cost of the coverage over the amount that the executive would have had to pay if the executive remained employed for 12 months following the date of termination.
(4)	Under the Hilton Severance Plan, upon a qualifying termination, each NEO is entitled to outplacement services for a period of 12 months following the date of termination. Amounts in the table above assume that the cost to Hilton for these outplacement services would be $25,000 ($50,000 in the case of Messrs. Wang and Mikolaichik) for each NEO.
(5)	Amounts shown represent accrued but unused vacation days.
(6)	In the event of death of an NEO, in addition to amounts reported in the table above, each NEO will receive benefits from third-party payors under Hilton’s employer-paid premium life insurance plans. All of Hilton’s executives are eligible to receive one times their regular annual eligible wages at death. Therefore, if such benefits were triggered for the NEOs on December 31, 2016 under Hilton’s life insurance plans, the legally designated beneficiary(ies) of each NEO would have received the following amounts: Mr. Wang – $1,480,000; Mr. Mikolaichik – $450,000; Mr. Brown – $955,000; Mr. Soroka – $532,000; and Ms. Hollkamp – $534,000.

Hilton Grand Vacations	56	PROXY STATEMENT

CONVERTED EQUITY AWARDS

The equity awards converted in the spin-off generally provide for post-termination non-solicit and non-compete covenants for (i) the later of one year post-termination or the last date any portion of the award is eligible to vest following the participant’s termination, (ii) the last date any portion of the award is eligible to vest following the participant’s retirement or (iii) the last date any portion of the award is eligible to vest; in each case, in addition to other intellectual property, confidentiality and non-disparagement covenants. Each of these executives’ equity-based awards is subject to HGV’s Clawback Policy. Additional provisions are outlined in the table below.

Award Type	Termination Provisions for Unvested Shares
Converted PSAs(4)

•  Death or disability: Prorated portion will immediately vest(1)

•  Change in control: Prorated portion will immediately vest(2)

•  Retirement (as defined above): Prorated portion will vest at the end of the performance period so long as no restrictive covenant violation occurs(1),(3)

•  Other reasons: Forfeit unvested

Converted Time-Vesting RSUs and Phantom Stock Units

•  Death or disability: Immediately vest

•  Termination without “cause” (as defined in the Incentive Plan) within 12 months following a change in control: Immediately vest

•  Retirement: Continue to vest based on the original vesting schedule so long as no restrictive covenant violation occurs(3),(5)

•  Other reasons: Forfeit unvested

Converted Stock Options

•  Death or disability: Immediately vest and become exercisable; remain exercisable for one year thereafter(6)

•  Termination without “cause” within 12 months following a change in control: Immediately vest and become exercisable; remain exercisable for 90 days thereafter (6)

•  Retirement: Continue to vest according to the original vesting schedule; remain exercisable until the earlier of (x) the original expiration date or (y) 5 years from retirement, so long as no restrictive covenant violation occurs(3),(7)

•  Other reasons: Forfeit unvested; vested options will remain exercisable for 90 days thereafter(6),(8)

(1)	Prorated based on the number of days in the vesting period that have elapsed prior to termination.
(2)	Prorated based on the number of days in the vesting period that have elapsed prior to the change in control.
(3)	For continued vesting to occur, Retirement must occur on a date that is six months after the grant date of the award.
(4)	PSAs granted in 2014 by Hilton were earned as of December 31, 2016 and were settled on March 9, 2017.
(5)	Phantom stock units and time-vesting RSUs granted in 2014 by Hilton do not provide for continued vesting following Retirement.
(6)	Options do not remain exercisable later than the original expiration date.
(7)	Options granted in 2014 by Hilton do not provide for continued vesting post-Retirement.
(8)	Upon termination for cause all vested and unvested options terminate. The option period will also expire immediately upon the occurrence of a restricted covenant violation.

Hilton Grand Vacations	57	PROXY STATEMENT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee was established and appointed effective January 3, 2017. At all times since the Committee was established, the members of the Compensation Committee were Messrs. Johnson, Lazarus and Whetsell, none of whom was, during the fiscal year, an officer or employee of HGV or Hilton and none of whom was formerly an officer of HGV or Hilton. Since the establishment of our Compensation Committee, none of our executive officers, or executive officers of Hilton, served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or our Board. We are parties to certain transactions with Blackstone described under “Transactions with Related Persons—Agreements with Certain Stockholders.”

OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 15, 2017 by (1) each person known to us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC.

Name of beneficial owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Principal Stockholder
Blackstone(1)	15,008,689	15.2%
HNA(2)	24,750,000	25.0%

Directors and Named Executive Officers:
Mark D. Wang(3)	318,703	*
Michael D. Brown(3)	48,000	*
James E. Mikolaichik	—	—
Stan R. Soroka(3)	14,930	*
Barbara L. Hollkamp(3)	25,701	*
Leonard A. Potter(3)	1,518	*
Brenda J. Bacon(3)	1,518	*
Kenneth A. Caplan(4)	14,757	*
David W. Johnson(3)	1,518	*
Mark H. Lazarus(3)	1,518	*
Pamela H. Patsley(3)	1,518	*
Paul W. Whetsell(3)	1,518	*
Directors and executive officers as a group (14 persons)(5)	456,011	*
*	Represents less than 1%.

(1)	Based on the Schedule 13D/A filed on March 17, 2017, reflects 13,200,848 shares of common stock directly held by HLT Holdco III LLC, 1,297,514 shares of common stock directly held by HLT BREP VI.TE.2 Holdco LLC, 454,229 shares of common stock directly held by HLT A23 Holdco LLC, 45,706 shares of common stock directly held by HLT BREH VI Holdco LLC, 7,703 shares of common stock directly held by HLT BREH Intl II Holdco LLC, and 2,689 shares of common stock directly held by HLT A23 BREH VI Holdco LLC (together, the “Blackstone Funds”).

The sole member of HLT Holdco III LLC is HLT Holdco II LLC. The sole member of HLT Holdco II LLC is HLT Holdco LLC. The sole member of HLT Holdco LLC is BH Hotels Holdco LLC. The managing members of BH Hotels Holdco LLC are Blackstone Real Estate Partners VI L.P. and Blackstone Capital Partners V L.P. The general partner of Blackstone Real Estate Partners VI L.P. is Blackstone Real Estate Associates VI L.P. The general partner of Blackstone Real Estate Associates VI L.P. is BREA VI L.L.C. The general partner of Blackstone Capital Partners V L.P. is Blackstone Management Associates V L.L.C. The sole member of Blackstone Management Associates V L.L.C is BMA V L.L.C. The managing member of each of BREA VI L.L.C. and BMA V L.L.C. is Blackstone Holdings III L.P.

The sole member of HLT BREP VI.TE.2 Holdco LLC is HLT BREP VI.TE.2 Holdings Holdco LLC. The sole member of HLT BREP VI.TE.2 Holdings Holdco LLC is Blackstone Real Estate Partners VI.TE.2 L.P. The general partner of Blackstone Real Estate Partners VI.TE.2 L.P. is Blackstone Real Estate Associates VI L.P. The general partner of Blackstone Real Estate Associates VI L.P. is BREA VI L.L.C. The managing member of BREA VI L.L.C. is Blackstone Holdings III L.P.

The sole member of HLT A23 Holdco LLC is BH Hotels Holdco LLC. The managing members of BH Hotels Holdco LLC are Blackstone Real Estate Partners VI L.P. and Blackstone Capital Partners V L.P. The general partner of Blackstone Real Estate Partners VI L.P. is Blackstone Real Estate Associates VI L.P. The general partner of Blackstone Real Estate Associates VI L.P. is BREA VI L.L.C. The general partner of

Hilton Grand Vacations	58	PROXY STATEMENT

Blackstone Capital Partners V L.P. is Blackstone Management Associates V L.L.C. The sole member of Blackstone Management Associates V L.L.C is BMA V L.L.C. The managing member of each of BREA VI L.L.C. and BMA V L.L.C. is Blackstone Holdings III L.P.

The sole member of HLT BREH VI Holdco LLC is BH Hotels Holdco LLC. The managing members of BH Hotels Holdco LLC are Blackstone Real Estate Partners VI L.P. and Blackstone Capital Partners V L.P. The general partner of Blackstone Real Estate Partners VI L.P. is Blackstone Real Estate Associates VI L.P. The general partner of Blackstone Real Estate Associates VI L.P. is BREA VI L.L.C. The general partner of Blackstone Capital Partners V L.P. is Blackstone Management Associates V L.L.C. The sole member of Blackstone Management Associates V L.L.C is BMA V L.L.C. The managing member of each of BREA VI L.L.C. and BMA V L.L.C. is Blackstone Holdings III L.P.

The sole member of HLT BREH Intl II Holdco LLC is HLT BREH Intl II Holdings Holdco LLC. The controlling member of HLT BREH Intl II Holdings Holdco LLC is Blackstone Real Estate Holdings International II-Q L.P. The general partner of Blackstone Real Estate Holdings International II-Q L.P. is BREP International II-Q GP L.P. The general partner of BREP International II-Q GP L.P. is BREP International II-Q GP L.L.C. The sole member of BREP International II-Q GP L.L.C. is Blackstone Holdings III L.P.

The sole member of HLT A23 BREH VI Holdco LLC is HLT BREH VI-A Holdings Holdco LLC. The sole member of HLT A23 BREH VI-A Holdings Holdco LLC is Blackstone Real Estate Holdings VI L.P. The general partner of Blackstone Real Estate Holdings VI L.P. is BREP VI Side-by-Side GP L.L.C. The sole member of BREP VI Side-by-Side GP L.L.C. is Blackstone Holdings III L.P.

The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.

Also reflects 4,411 shares of common stock directly owned by Mr. Schwarzman. Each of such Blackstone entities (other than each of the Blackstone Funds to the extent they directly hold securities reported herein) and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares. The address of each of Mr. Schwarzman and each of the entities listed in this footnote is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

As of March 15, 2017, Blackstone and HNA have pledged, hypothecated or granted security interests in substantially all of the shares of our common stock held by them pursuant to a margin loan agreement with customary default provisions. In the event of a default under the margin loan agreement, the secured parties may foreclose upon any and all shares of common stock pledged to them and may seek recourse against the borrower.

(2)	Based on information provided by Blackstone. All shares are owned by HNA HLT Holdco I LLC, which is a wholly-owned indirect subsidiary of HNA Tourism Group Co., Ltd. The address of HNA HLT Holdco I LLC and HNA Tourism Group Co., Ltd. is HHA Building, No. 7 Guoxing Road, Haikou 570203, People’s Republic of China.

(3)	Includes shares underlying vested options and options that will vest within 60 days of March 15, 2017 as follows: Mr. Wang – 105,203; Mr. Brown – 18,408; Mr. Soroka – 8,578; and Ms. Hollkamp – 16,885. Includes 1,518 shares underlying RSUs that will vest within 60 days of March 15, 2017 for each of Mr. Potter, Ms. Bacon, Mr. Johnson, Mr. Lazarus, Ms. Patsley and Mr. Whetsell. Includes 103,845 unvested shares of restricted stock for Mr. Wang.

(4)	Mr. Caplan is an employee of Blackstone, but disclaims beneficial ownership of the shares beneficially owned by Blackstone. Includes 13,593 shares held by the Deborah and Kenneth Caplan Foundation, with respect to which Mr. Caplan has dispositive and voting control.

(5)	Includes 163,988 shares underlying vested options and options that will vest within 60 days of March 15, 2017; 9,108 shares underlying RSUs that will vest within 60 days of March 15, 2017; and 103,845 unvested shares of restricted stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors, a company’s chief accounting officer and persons who beneficially own more than 10% of a company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors, and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such reports and written representations from our executive officers, directors and Blackstone, we believe that our executive officers, directors and Blackstone complied with all Section 16(a) filing requirements during 2016.

Hilton Grand Vacations	59	PROXY STATEMENT

TRANSACTIONS WITH RELATED PERSONS

STATEMENT OF POLICY REGARDING TRANSACTIONS WITH RELATED PERSONS

Our Board of Directors recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons, which we refer to as our “related person policy,” that is in conformity with the requirements for issuers having publicly-held common stock listed on the NYSE. Our related person transaction policy requires that a “related person” (as defined as in Item 404(a) of Regulation S-K, which includes security holders who beneficially own more than 5% of our common stock, including Blackstone and HNA) must promptly disclose to our General Counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The General Counsel will then promptly communicate that information to our Board or a duly authorized committee of the Board (currently the Audit Committee). No related person transaction will be executed without the approval or ratification of our Board or a duly authorized committee of the Board (currently the Audit Committee). If we become aware of an existing related party transaction that has not been approved under this policy, the transaction will be referred to our board of directors or a duly authorized committee of our board of directors (currently the Audit Committee), which will evaluate all options available, including ratification, revision or termination of such transaction. Our related person policy requires that directors interested in a related person transaction recuse themselves from any vote on or review of a related person transaction in which they have an interest.

Our related person policy provides that the purchase or sale of products or services in the ordinary course of our business that involve a holder of more than 5% of our common stock or its affiliates are deemed to be approved or ratified under our policy if the aggregate amount in such transaction is expected to be less than $10 million over five years or the products or services are of a type generally made available to other customers, and the officers of HGV reasonably believe the transaction to be on market terms. In addition, certain transactions with and payments to or from Hilton or Park pursuant to certain agreements entered into in connection with or in effect at the time of the spin-off are deemed to be approved or ratified under our policy. See “—Agreements with Former Affiliates Related to the Spin-Off” for additional information.

AGREEMENTS WITH FORMER AFFILIATES RELATED TO THE SPIN-OFF

On January 2, 2017, we entered into several agreements with Hilton and Park in connection with the spin-off that govern our relationship and provide for an orderly transition to our operation as an independent, publicly-held company. The following summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Distribution Agreement, Employee Matters Agreement, Tax Matters Agreement, Transition Services Agreement and License Agreement, which were filed as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to HGV’s Current Report on Form 8-K filed with the SEC on January 4, 2017.

DISTRIBUTION AGREEMENT

HGV entered into a Distribution Agreement with Hilton and Park regarding the principal actions taken or to be taken in connection with the spin-off. The Distribution Agreement provides for certain transfers of assets and assumptions of liabilities by each of Hilton, HGV and Park and the settlement or extinguishment of certain liabilities and other obligations among Hilton, HGV and Park. In particular, the Distribution Agreement provides that, subject to the terms and conditions contained in the Distribution Agreement:

•	all of the assets and liabilities (including whether accrued, contingent or otherwise, and subject to certain exceptions) associated with the separated real estate business will be retained by or transferred to Park or its subsidiaries;

•	all of the assets and liabilities (including whether accrued, contingent or otherwise, and subject to certain exceptions) associated with the timeshare business will be retained by or transferred to HGV or its subsidiaries;

Hilton Grand Vacations	60	PROXY STATEMENT

•	all other assets and liabilities (including whether accrued, contingent or otherwise, and subject to certain exceptions) of Hilton will be retained by or transferred to Hilton or its subsidiaries (other than HGV, Park and their respective subsidiaries);

•	liabilities (including whether accrued, contingent or otherwise) related to, arising out of or resulting from businesses of Hilton that were previously terminated or divested will be allocated among the parties to the extent formerly owned or managed by or associated with such parties or their respective businesses;

•	each of HGV and Park will assume or retain any liabilities (including under applicable federal and state securities laws) relating to, arising out of or resulting from the Form 10 registering its respective common stock distributed by Hilton in the spin-off and from any disclosure documents that offer for sale securities in transactions related to the spin-off, subject to exceptions for certain information for which Hilton will retain liability; and

•	except as otherwise provided in the Distribution Agreement or any ancillary agreement, Hilton will generally be responsible for any costs or expenses incurred by each of Hilton, HGV and Park in connection with the spin-offs and the transactions contemplated by the Distribution Agreement, including costs and expenses relating to legal counsel, financial advisors and accounting advisory work related to the spin-off.

In addition, notwithstanding the allocation described above, HGV, Hilton and Park have agreed that losses related to certain contingent liabilities (and related costs and expenses) that generally are not specifically attributable to any of the separated real estate business, the timeshare business or the retained business of Hilton (“Shared Contingent Liabilities”) will be apportioned among the parties according to fixed percentages of 65%, 26% and 9% for Hilton, Park and HGV, respectively. Examples of Shared Contingent Liabilities may include uninsured losses arising from actions (including derivative actions) against current or former directors or officers of Hilton or its subsidiaries in respect of acts or omissions occurring prior to the completion of the spin-off, or against current or former directors or officers of any of Hilton, HGV or Park, or any of their respective subsidiaries, arising out of, in connection with, or otherwise relating to, the spin-off, subject to certain exceptions described in the Distribution Agreement. In addition, costs and expenses of, and indemnification obligations to, third party professional advisors arising out of the foregoing actions also may be subject to these provisions. Subject to certain limitations and exceptions, Hilton will generally be vested with the exclusive management and control of all matters pertaining to any such Shared Contingent Liabilities, including the prosecution of any claim and the conduct of any defense. The Distribution Agreement also provides for cross-indemnities that, except as otherwise provided in the Distribution Agreement, are principally designed to place financial responsibility for the obligations and liabilities of each business with the appropriate company.

EMPLOYEE MATTERS AGREEMENT

HGV entered into an Employee Matters Agreement with Hilton and Park that governs the respective rights, responsibilities and obligations of Hilton, HGV and Park after the spin-off with respect to transferred employees, defined benefit pension plans, defined contribution plans, non-qualified retirement plans, employee health and welfare benefit plans, incentive plans, equity-based awards, collective bargaining agreements and other employment, compensation and benefits-related matters. The Employee Matters Agreement provides for, among other things, the allocation and treatment of assets and liabilities arising out of incentive plans, retirement plans and employee health and welfare benefit plans in which HGV and Park employees participated prior to the spin-off, and continued participation by HGV and Park employees in certain of Hilton’s compensation and benefit plans for a specified period of time following the spin-off. Generally, other than with respect to certain specified compensation and benefit plans and liabilities, each of HGV and Park will assume or retain sponsorship of, and the liabilities relating to, compensation and benefit plans and employee-related liabilities relating to its current and former employees. The Employee Matters Agreement also provides that outstanding Hilton equity-based awards will be equitably adjusted or converted into Park or HGV awards, as applicable, in connection with the spin-off. After the spin-off, HGV and Park employees will no longer actively participate in Hilton’s benefit plans or programs (other than specified compensation and benefit plans), and each of HGV and Park has established or will establish plans or programs for its employees as described in the Employee Matters Agreement. HGV and Park also have established or will establish or maintain plans and programs outside of the United States as may be required under applicable law or pursuant to the Employee Matters Agreement.

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TAX MATTERS AGREEMENT

HGV entered into a Tax Matters Agreement with Hilton and Park that governs the respective rights, responsibilities and obligations of Hilton, HGV and Park after the spin-off with respect to tax liabilities and benefits, tax attributes, tax contests and other tax sharing regarding U.S. federal, state, local and foreign income taxes, other tax matters and related tax returns. Although binding between the parties, the Tax Matters Agreement is not binding on the IRS. Each of HGV and Park will continue to have several liability with Hilton to the IRS for the consolidated U.S. federal income taxes of the Hilton consolidated group relating to the taxable periods in which HGV and Park were part of that group. The Tax Matters Agreement specifies the portion, if any, of this tax liability for which HGV and Park will bear responsibility, and each party has agreed to indemnify the other two against any amounts for which they are not responsible. The Tax Matters Agreement also provides special rules for allocating tax liabilities in the event that the spin-off is not tax-free. In general, under the Tax Matters Agreement, each party is expected to be responsible for any taxes imposed on Hilton that arise from the failure of the spin-off and certain related transactions to qualify as a tax-free transaction for U.S. federal income tax purposes under Code Sections 355 and 368(a)(1)(D), as applicable, and certain other relevant provisions of the Code, to the extent that the failure to qualify is attributable to actions taken by such party (or with respect to such party’s stock). The parties will share responsibility in accordance with sharing percentages of 65% for Hilton, 26% for Park, and 9% for HGV for any such taxes imposed on Hilton that are not attributable to actions taken by a particular party.

The Tax Matters Agreement also provides for certain covenants that may restrict HGV’s ability to issue equity and pursue strategic or other transactions that otherwise could maximize the value of its business, including, for two years after the spin-off:

•	engaging in any transaction involving the acquisition of shares of HGV stock or certain issuances of shares of HGV stock (other than with respect to the purging distribution described in the Information Statement included in HGV’s Registration Statement on Form 10, as amended, which was filed on November 30, 2016);

•	merging or consolidating with any other person or dissolving or liquidating in whole or in part;

•	selling or otherwise disposing of, or allowing the sale or other disposition of, more than 35% of HGV’s consolidated gross or net assets; or

•	repurchasing shares of HGV stock, except in certain circumstances.

These restrictions are generally inapplicable in the event that the IRS has granted a favorable ruling to Hilton, HGV or Park or in the event that Hilton, HGV or Park has received an opinion from a tax advisor, in either case to the effect that it can take such actions without adversely affecting the tax-free status of the spin-off and related transactions.

TRANSITION SERVICES AGREEMENT

HGV entered into a Transition Services Agreement with Hilton and Park under which Hilton or one of its affiliates will provide HGV and Park with certain services for a limited time to help ensure an orderly transition following the spin-off. The services that Hilton agreed to provide under the Transition Services Agreement may include certain finance, information technology, human resources and compensation, facilities, legal and compliance and other services. HGV and Park will pay Hilton for any such services utilized at agreed amounts as set forth in the Transition Services Agreement. In addition, for a specified term, HGV or Park and Hilton may mutually agree on additional services that were provided by Hilton prior to the completion of the spin-off at pricing based on market rates that are reasonably agreed to by the parties.

LICENSE AGREEMENT

HGV entered into a License Agreement with Hilton, in which Hilton has granted HGV the right to use certain Hilton trademarks and other intellectual property in its timeshare business for an initial term of 100 years.

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AGREEMENTS WITH CERTAIN STOCKHOLDERS

BLACKSTONE STOCKHOLDER AGREEMENT AND TAX STOCKHOLDERS AGREEMENT

In connection with the spin-off, on January 2, 2017, HGV entered into a Stockholders Agreement with certain stockholders, including certain affiliates of The Blackstone Group L.P. (collectively, “Blackstone”), and a Tax Stockholders Agreement with Hilton and certain stockholders, including Blackstone. The following summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Stockholders Agreement and the Tax Stockholders Agreement, which were filed as Exhibit 10.6 and Exhibit 10.7, respectively, to HGV’s Current Report on Form 8-K filed with the SEC on January 4, 2017.

Under the Stockholders Agreement, Blackstone may designate a number of directors equal to: (i) if Blackstone and the other owners of Hilton prior to its December 2013 initial public offering (collectively, “pre-IPO owners”) beneficially own at least 50% of HGV’s outstanding common stock, 50% of the total number of directors comprising our board of directors, rounded down to the nearest whole number; (ii) if the pre-IPO owners beneficially own at least 40% (but less than 50%) of HGV’s outstanding common stock, 40% of the total number of directors comprising our board of directors, rounded down to the nearest whole number; (iii) if the pre-IPO owners beneficially own at least 30% (but less than 40%) of HGV’s outstanding common stock, 30% of the total number of directors comprising our board of directors, rounded down to the nearest whole number; (iv) if the pre-IPO owners beneficially own at least 20% (but less than 30%) of HGV’s outstanding common stock, either (x) 20% of the total number of directors comprising our board of directors, rounded down to the nearest whole number, if the total number of directors is 10 or more or (y) the lowest whole number that is greater than 20% of the total number of directors comprising our board of directors if the total number of directors is less than 10; and (v) if the pre-IPO owners beneficially own at least 5% (but less than 20%) of HGV’s outstanding common stock, the lowest whole number that is greater than 10% of the total number of directors comprising our board of directors. These provisions of the Stockholders Agreement will remain in effect until Blackstone is no longer entitled to nominate a director pursuant to the Stockholders Agreement, unless Blackstone requests that the obligations terminate at an earlier date.

The Tax Stockholders Agreement is intended to preserve the tax-free status of the distributions effected in connection with the spin-off. The Tax Stockholders Agreement provides for certain covenants that may limit issuances or repurchases of our common stock in excess of specified percentages, dispositions of our common stock by Blackstone, and transfers of interests in certain Blackstone entities that directly or indirectly own our common stock or the common stock of Hilton or Park. Additionally, the Tax Stockholders Agreement limits issuances or repurchases of stock by Hilton in excess of specified percentages.

HNA STOCKHOLDERS AGREEMENT

On October 24, 2016, Blackstone entered into a stock purchase agreement with HNA Tourism Group Co., Ltd. (“HNA”) providing for the sale by Blackstone to HNA of 247,500,000 shares of common stock of Hilton, representing approximately 25% of the outstanding shares of common stock of Hilton (the “Sale”). The Sale closed on March 15, 2017. Because the Sale closed after the spin-off record date, the Sale included 24,750,000 of the shares of HGV common stock received by Blackstone in the spin-off.

On October 24, 2016, HGV entered into a stockholders agreement with HNA (and with HNA Group Co., Ltd. for purposes of the standstill provision only) that became effective upon the closing of the Sale. The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement, which was filed as Exhibit 10.18 to HGV’s Registration Statement on Form 10 filed with the SEC on November 10, 2016.

Under the HNA Stockholders Agreement, for so long as HNA beneficially owns at least 15% of our outstanding common stock, it will have the right to designate two directors to our board of directors, only one of which may be affiliated with HNA (but not its hospitality business) and the other of which must meet the independence standards of the NYSE and not have been, for two years, an employee, director or officer of, or consultant to, HNA or any of its affiliates. Each of HNA’s director designees must be reasonably satisfactory to our Nominating and Corporate

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Governance Committee. In addition, so long as HNA owns at least 20% of our outstanding common stock, HNA will have the right to designate an additional independent director to fill each third additional director seat above 10 directors. For example, if we were to increase the size of our board of directors in the future to 13, HNA would have the right to designate an independent director as the 13th member of the board of directors. HNA’s right to designate directors declines to one director when HNA’s ownership falls below 15% of our outstanding common stock and such right terminates when HNA’s ownership falls below 5% of our outstanding common stock, subject to certain exceptions. Each independent designee will be entitled to serve on at least one standing committee of the board of directors, as determined by our Nominating and Corporate Governance Committee.

The HNA Stockholders Agreement also includes certain restrictions on HNA’s ability to vote the shares of our common stock that it holds, includes certain restrictions on transfer by HNA of the shares that it holds, provides HNA with a right of first refusal to acquire additional shares of our common stock in certain circumstances, and prohibits HNA entering into certain transaction with or involving HGV.

REGISTRATION RIGHTS AGREEMENTS

HGV has entered into a registration rights agreement with Blackstone that became effective upon the completion of the spin-off. The Blackstone registration rights agreement provides that Blackstone will have customary “demand” and “piggyback” registration rights. The registration rights agreement also will require HGV to pay certain expenses relating to such registrations and indemnify the registration rights holder against certain liabilities under the Securities Act.

In connection with the Sale, HGV also entered into a registration rights agreement with HNA that became effective upon the closing of the Sale. The HNA registration rights agreement provides that, beginning two years after the closing of the Sale, HNA will have customary “demand” and “piggyback” registration rights.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Blackstone Registration Rights Agreement and the HNA Registration Rights Agreement, which were filed as Exhibit 10.6 and Exhibit 10.17, respectively, to HGV’s Registration Statement on Form 10 filed with the SEC on November 14, 2016.

INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

OTHER TRANSACTIONS

HOTEL CONVERSIONS AND OTHER HOTEL TRANSACTIONS

In 2016, Hilton transferred the following assets to us for conversion to vacation ownership units.

•	certain floors at the Embassy Suites Washington, D.C. with a book value of $40 million and $7 million of related deferred tax liabilities;
•	certain floors at the Hilton New York with a book value of $33 million and $9 million of related deferred tax liabilities;
•	certain floors of a hotel tower and a restaurant at the Hilton Waikoloa Village with a book value of $178 million and $49 million of related deferred tax liabilities; and

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•	a parcel of land adjacent to the Hilton Waikoloa Village with a book value of $54 million and $16 million of related deferred tax liabilities.

In 2014, we paid $22 million as part of a larger transaction that included the transfer of certain floors at the Hilton New York. Some of these floors, although paid for in 2014, were not transferred to us until 2016. Other than the floors at the Hilton New York transferred in 2014, we did not pay cash consideration for the transfers of these assets. The floors at the Hilton New York and the Hilton Waikoloa Village properties are subject to a lease arrangement with Park whereby Park will retain the right to occupy and operate certain floors of the properties with lease terms expiring on September 30, 2017 and December 31, 2019, respectively.

We also pay rental fees and fees for other amenities to certain Hilton wholly-owned hotels. During the year ended December 31, 2016, we paid fees of $27 million.

We also may enter into arrangements with affiliates of Blackstone which may involve, among other things, our sale of certain owned properties to affiliates of Blackstone for their development into timeshare properties and our selling and marketing related timeshare intervals and providing management and other services to operate the homeowners’ associations, rental programs, resort recreational programs and retail outlets at these properties.

OTHER RELATIONSHIPS

We are party to a fee-for-service agreement with an affiliate of Blackstone to sell vacation ownership intervals at a property for which we earn commissions. During the year ended December 31, 2016, we earned commissions of $177 million pursuant to this agreement.

Prior to the spin-off, T. Rowe Price Associates, Inc. was a beneficial holder of more than 5% of the outstanding common stock of Hilton and, therefore, would have owned more than % of our outstanding common stock immediately following the spin-off. Because the spin-off occurred subsequent to December 31, 2016, T. Rowe Price Associates has not made any filings with respect to our common stock that it owns. For the purposes of this section only, we have assumed that T. Rowe Price Associates has not disposed or, or acquired, any shares of our common stock since the effective date of the spin-off and remains a beneficial holder of more than 5% of our outstanding common stock. T. Rowe Price Retirement Plan Services, Inc. provides recordkeeping and investment management services for three of Hilton’s retirement savings plans and received, in the aggregate, approximately $6.3 million for investment management services and approximately $730,000 million for recordkeeping services performed during the year ended December 31, 2016. We anticipate that T. Rowe Price Retirement Plan Services, Inc. will provide investment management and recordkeeping services for our retirement savings plans and will receive fees for those services.

We participate in Hilton’s guest loyalty program, Hilton Honors. Members of certain clubs that we operate can exchange club points for Hilton Honors points, which we purchase from Hilton. We pay Hilton in advance based on an estimated cost per point for the costs of future club exchanges. For the year ended December 31, 2016, we paid Hilton $58 million for Hilton Honors points.

Hilton provides certain administrative services to us, including information technology services, financial services, human resources services, contributions to defined contribution plans and insurance coverage. For the year ended December 31, 2016, we paid Hilton approximately $48 million in fees for these services. The provision of these services in future periods will be pursuant to certain agreements with Hilton. See “—Agreements With Former Affiliates Related to the Spin-Off.”

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QUESTIONS AND ANSWERS

Why am I being provided with these materials?

We have made our proxy materials available to you on the Internet or, upon your request, delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors of Hilton Grand Vacations Inc. of proxies to be voted at our Annual Meeting, and at any postponements or adjournments of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. You are invited to attend the Annual Meeting and vote your shares in person.

What am I voting on?

There are six proposals scheduled to be voted on at the Annual Meeting:

•	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.

•	Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017.

•	Proposal No. 3: Approval of the amendment to the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan and re-approval of the terms thereof for purposes of potentially qualifying certain executive compensation for deductibility under Section 162(m) of the Internal Revenue Code.

•	Proposal No. 4: Approval of the Hilton Grand Vacations Inc. 2017 Employee Stock Purchase Plan.

•	Proposal No. 5: Approval, in a non-binding advisory vote, of the compensation paid to the Company’s named executive officers.

•	Proposal No. 6: Determine, in a non-binding advisory vote, whether a non-binding stockholder vote to approve the compensation paid to the Company’s named executive officers should occur every one, two or three years.

Who is entitled to vote?

Stockholders as of the close of business on March 15, 2017 (the “Record Date”) may vote at the Annual Meeting. As of that date, there were 98,963,378 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:

•	held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and

•	held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?

The holders of record of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote at the Annual Meeting must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, as described below under “How are votes counted?” if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).

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What is a “broker non-vote”?

A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Under current NYSE interpretations that govern broker non-votes, Proposal Nos. 1, 3, 4, 5 and 6 are considered non-discretionary matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.

How many votes are required to approve each proposal?

With respect to the election of the director nominees (Proposal No. 1), all elections of directors will be determined by a plurality of the votes cast. A plurality vote requirement means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. However, our bylaws and Corporate Governance Guidelines require that each nominee agree that, in an uncontested election, he or she will resign if he or she fails to receive a majority of the votes cast in the election. In such event, the Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether the nominee’s resignation should be accepted or rejected, or if other action should be taken. There is no cumulative voting.

Notwithstanding the foregoing, our Corporate Governance Guidelines set forth our procedures if a director nominee, other than a person nominated or designated pursuant to the stockholders’ agreement between the Company and Blackstone (as discussed under “Transactions With Related Persons—Agreements With Certain Stockholders”) or the stockholders’ agreement between the Company and HNA (as discussed under “Transactions With Related Persons—Agreements With Certain Stockholders”), is nominated in an uncontested election but receives a majority of “withheld” votes. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee is required to consider all relevant factors and make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation within 90 days after the certification of the election results.

For any other proposal being considered at the Annual Meeting, approval of the proposal requires a majority of the votes cast. While the vote on executive compensation (Proposal No. 5) and the vote on whether the stockholders will vote on executive compensation every one, two or three years (Proposal No. 6) are advisory in nature and non-binding, the Board will review the voting results and expects to take them into consideration when making future decisions regarding executive compensation and the frequency of the vote on executive compensation.

As of March 15, 2017, affiliates of Blackstone and HNA beneficially owned and had the right to vote 15,008,689 and 24,750,000, respectively, of the outstanding shares of our common stock (representing approximately 15.2% and 25.0%, respectively, of the voting power). Blackstone and HNA have not advised us regarding their voting intentions with respect to any of the proposals contained in this proxy statement.

How are votes counted?

With respect to the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld will not have any effect on the outcome of the election of directors. Broker non-votes will have no effect on the outcome of Proposal No. 1.

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017 (Proposal No. 2), the amendment to and re-approval of the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan (Proposal No. 3), the approval of the Hilton Grand Vacations Inc. 2017 Employee Stock Purchase Plan (Proposal No. 4), and the advisory vote on the compensation paid to our named executive officers (Proposal No. 5). You may vote that stockholders consider

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executive compensation every “ONE YEAR,” every “TWO YEARS,” or every “THREE YEARS,” or “ABSTAIN” with respect to the advisory vote on the frequency with which stockholders will vote on the compensation paid to the Company’s named executive officers (Proposal No. 6). For each of Proposal Nos. 2, 3, 4, 5 and 6, abstentions are not considered votes cast and will not affect the outcome of these proposals.

If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee listed herein and on the other proposals as recommended by the Board and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board set forth in this Proxy Statement;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017;

•	“FOR” the approval of the amendment to the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan and re-approval of the terms thereof for purposes of potentially qualifying certain executive compensation for deductibility under Section 162(m) of the Internal Revenue Code;

•	“FOR” the approval Hilton Grand Vacations Inc. 2017 Employee Stock Purchase Plan;

•	“FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers; and

•	For every “ONE YEAR,” on a non-binding, advisory basis, with respect to how frequently a non-binding stockholder vote to approve the compensation paid to our named executive officers should occur.

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

•	By Internet — If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice of Internet Availability or your proxy card in order to vote by Internet.

•	By Telephone — If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your Notice of Internet Availability or your proxy card in order to vote by telephone.

•	By Mail — You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

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Internet and telephone voting facilities will close at 11:59 p.m., Eastern time, on May 9, 2017, for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record must be received no later than May 9, 2017.

How do I vote my shares in person at the Annual Meeting?

First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice of Internet Availability or proof of ownership as of the Record Date. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

When and where will the meeting be held?

Our Annual Meeting will be held on Wednesday, May 10, 2017, at 9:00 a.m., Eastern time, at the Company’s headquarters, 5323 Millenia Lakes Blvd., Orlando, Florida 32839. To obtain directions to the meeting, please contact Investor Relations at 1-407-722-3327 or HGV_IR@hgvc.com.

What does it mean if I receive more than one Notice of Internet Availability on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice of Internet Availability you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to our Secretary, provided such statement is received no later than May 9, 2017;

•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern time, on May 9, 2017;

•	submitting a properly signed proxy card with a later date that is received no later than May 9, 2017; or

•	attending the Annual Meeting, revoking your proxy and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Do I need a ticket to be admitted to the Annual Meeting?

You will need your proof of identification along with either your Notice of Internet Availability or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of Hilton Grand Vacations Inc. common stock, such as a bank or brokerage account statement.

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Do I also need to present identification to be admitted to the Annual Meeting?

Yes, all stockholders must present a form of personal identification in order to be admitted to the Annual Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to print, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2018 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Office of the Corporate Secretary, Hilton Grand Vacations Inc., 5323 Millenia Lakes Blvd., Suite 400, Orlando, Florida 32839. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2018 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Secretary on or before November 24, 2017. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our bylaws permit stockholders to nominate directors and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the Annual Meeting of Stockholders to be held in 2018, you must submit a timely notice in accordance with the procedures described in our bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2018, such a proposal must be received on or after January 10, 2018, but not later than February 9, 2018. In the event that the date of the Annual Meeting of Stockholders to be held in 2018 is advanced by more than 20 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders such notice by the stockholder must be so received no earlier than 120 days prior to the Annual Meeting of Stockholders to be held in 2018 and not later than the 90th day prior to such Annual Meeting of Stockholders to be held in 2018 or, if later, 10 calendar days following the day on which public announcement of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our bylaws. The proxy solicited by the Board for the 2018 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely. For the 2017 Annual Meeting, pursuant to our Bylaws, in order to be timely, a stockholder’s notice must have been delivered to the Secretary not later than April 4, 2017.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single

Hilton Grand Vacations	70	PROXY STATEMENT

proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, or if you wish to request delivery of a copy of this Proxy Statement and the Annual Report, please contact our Investor Relations Department by calling 1-407-722-3327 or emailing HGV_IR@hgvc.com, or write to the Office of the Corporate Secretary, Hilton Grand Vacations Inc., 5323 Millenia Lakes Blvd., Suite 400, Orlando, Florida 32839.

AVAILABILITY OF ADDITIONAL MATERIALS

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.hgv.com) and click on “See More Documents” under the “Investors” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2016, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Office of the Corporate Secretary
Hilton Grand Vacations Inc.
5323 Millenia Lakes Blvd.
Suite 400
Orlando, Florida 32839

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Charles R. Corbin
Executive Vice President, General Counsel and Secretary

Hilton Grand Vacations	71	PROXY STATEMENT

APPENDIX A

HILTON GRAND VACATIONS INC.

2017 OMNIBUS INCENTIVE PLAN

and

DECLARATION OF AMENDMENT

2017 DECLARATION OF AMENDMENT TO

HILTON GRAND VACATIONS INC.

2017 OMNIBUS INCENTIVE PLAN

THIS 2017 DECLARATION OF AMENDMENT, is made by action taken on the 10th day of March, 2017, by HILTON GRAND VACATIONS INC. (the “Company”), to the Company’s 2017 Omnibus Incentive Plan (the “Plan”).

R E C I T A L S:

WHEREAS, the Board of Directors of the Company (the “Board”) and the Compensation Committee of the Board have deemed it advisable to amend the Plan to modify certain participant award limitations and certain provisions regarding dividends and dividend equivalents; and

WHEREAS, the Company desires to evidence such amendments by this 2017 Declaration of Amendment.

NOW, THEREFORE, IT IS DECLARED that, subject to the approval of the stockholders of the Company, the Plan shall be and hereby is amended as follows:

1. Amendment to Section 5(b). Section 5 (“Grant of Awards; Shares Subject to the Plan; Limitations”) of the Plan is hereby amended by deleting subparts (iv) and (v) of Section 5(b) and inserting the following in lieu thereof, with the remainder of Section 5 being unchanged:

“(iv) subject to Section 12 of the Plan, no more than 5,000,000 shares of Common Stock may be issued in respect of Performance Compensation Awards or other Awards (other than Options or SARs) denominated in shares of Common Stock to any individual Participant for a single fiscal year during a Performance Period or Restricted Period (or with respect to each single fiscal year in the event a Performance Period or Restricted Period extends beyond a single fiscal year), or in the event such share-denominated Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of such shares of Common Stock on the last day of the Performance Period or Restricted Period to which such Award relates; (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period or Restricted Period (or with respect to each single fiscal year in the event a Performance Period or Restricted Period extends beyond a single fiscal year) pursuant to a Performance Compensation Award or other Award denominated in cash (other than a cash-settled SAR) shall be $15,000,000;”

2. Amendment to Section 9(b). Section 9(b) (“Restricted Stock and Restricted Stock Units – Stock Certificates and Book-Entry; Escrow or Similar Arrangement”) of the Plan shall be amended by deleting the third sentence of such Section 9(b) and inserting the following in lieu thereof, with the remainder of Section 9 being unchanged:

“Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock; provided that, notwithstanding the foregoing, dividend rights, if any related to such Restricted Stock shall be subject to the provisions of Section 14(c) herein.”

3. Amendment to Section 14(c). Section 14(c) (“General – Dividends and Dividend Equivalents”) of the Plan is hereby amended by deleting Section 14(c) in its entirety and inserting the following in lieu thereof, with the remainder of Section 14 being unchanged:

“The Committee may, in its sole discretion, provide a Participant as part of an Award (other than Options and SARs) with dividends, dividend equivalents, or similar payments in respect of

Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, however, that dividends, dividend equivalents or other similar payments shall not be paid (even if accrued) unless and until the underlying Award (or portion thereof) has vested and/or been earned. Any such dividends, dividend equivalents or other similar payments in respect of unearned or unvested Awards shall be paid within fifteen (15) days after such Awards are earned or vested and become payable or distributable unless the Committee determines otherwise or the Award Agreement provides otherwise. No dividends shall be payable on Options or SARs.”

4. Continued Effect. Except as set forth herein, the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, this 2017 Declaration of Amendment is executed on behalf of Hilton Grand Vacations Inc., said action taken effective as of the day and year first written above.

HILTON GRAND VACATIONS INC.

By:	/s/ Mark D. Wang
Mark D. Wang
Chief Executive Officer

ATTEST:

/s/ Charles R. Corbin
Charles R. Corbin
Secretary

HILTON GRAND VACATIONS INC.

2017 OMNIBUS INCENTIVE PLAN

1. Purpose. The purpose of the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan is to provide a means through which the Company and the other members of the Company Group may attract and retain key personnel and to provide a means whereby officers, employees, consultants and advisors of the Company and the other members of the Company Group can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders.

2. Definitions. The following definitions shall be applicable throughout the Plan.

(a) “Absolute Share Limit” has the meaning given to such term in Section 5(b) of the Plan.

(b) “Adjustment Event” has the meaning given to such term in Section 12(a) of the Plan.

(c) “Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

(d) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Equity-Based Award, Other Cash-Based Award and Performance Compensation Award granted under the Plan.

(e) “Award Agreement” means the document or documents by which each Award (other than an Other Cash-Based Award) is evidenced, which may be in written or electronic form.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, a good faith determination of the Committee or its designee that (i) there is “cause” to terminate a Participant’s employment or service, as defined in and in accordance with any employment or consulting agreement between the Participant and any member of the Company Group or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), any of the following has occurred with respect to a Participant: (A) such Participant has failed to reasonably perform his or her duties to the Service Recipient, or has failed to follow the lawful instructions of the Board or his or her direct superiors, in each case other than as a result of his or her incapacity due to physical or mental illness or injury, in a manner that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to any member of the Company Group or an Affiliate, following notice by the Company Group or such Affiliate of such failure, (B) such Participant has engaged or is about to engage in conduct harmful (whether financially, reputationally or otherwise) to any member of the Company Group or an Affiliate, (C) such Participant has been convicted of, or pled guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (D) the willful misconduct or gross neglect of such Participant that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to any member of the Company Group or an Affiliate, (E) the willful violation by such Participant of the written policies of the Service Recipient or any applicable written policies of any member of the Company Group that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to any member of the Company Group or an Affiliate; (F) such Participant’s fraud or misappropriation, embezzlement or misuse of funds or property belonging to the Company Group or an Affiliate (other than good faith expense account disputes); (G) such Participant’s act of personal dishonesty which involves personal profit in connection with such Participant’s employment or service with the Company Group or an Affiliate, or (H) the willful breach by such Participant of fiduciary duty owed to the Service Recipient.

(h) “Change in Control” means:

(i) the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock; or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (clauses (A) and (B), the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate; (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant); or (IV) any acquisition in one transaction or a series of related transactions, by any Person directly from The Blackstone Group L.P. and/or its Affiliates;

(ii) during any period of twenty-four (24) months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) the sale, transfer or other disposition of all or substantially all of the business or assets of the Company Group (taken as a whole) to any Person that is not an Affiliate of the Company; or

(iv) the consummation of a reorganization, recapitalization, merger, consolidation, or other similar transaction involving the Company (a “Business Combination”), unless immediately following such Business Combination, 50% or more of the total voting power of the entity resulting from such Business Combination (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of such resulting entity) is held by the holders of the Outstanding Company Voting Securities immediately prior to such Business Combination.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(j) “Committee” means the Compensation Committee of the Board or any properly delegated subcommittee thereof or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(k) “Common Stock” means the common stock of the Company, par value $0.01 per share (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).

(l) “Company” means Hilton Grand Vacations Inc., a Delaware corporation, and any successor thereto.

(m) “Company Group” means, collectively, the Company and its Subsidiaries.

(n) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(o) “Designated Foreign Subsidiaries” means all members of the Company Group that are organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(p) “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of any member of the Company Group; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Service Recipient for Cause; or (iii) a material breach by the Participant of any restrictive covenant by which such Participant is bound, including, without limitation, any covenant not to compete or not to solicit, in any agreement with any member of the Company Group.

(q) “Disability” means, unless in the case of a particular Award the applicable Award Agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other similar agreement (or the absence of any definition of “Disability” contained therein), a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Committee (or its designee) in its sole discretion.

(r) “Effective Date” means January 3, 2017.

(s) “Eligible Person” means any (i) individual employed by any member of the Company Group; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; or (ii) consultant or advisor to any member of the Company Group who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act, who, in the case of each of clauses (i) and (ii) above has entered into an Award Agreement or who has received written notification from the Committee or its designee that they have been selected to participate in the Plan.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(u) “Exercise Price” has the meaning given to such term in Section 7(b) of the Plan.

(v) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(w) “GAAP” has the meaning given to such term in Section 7(d) of the Plan.

(x) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(y) “Indemnifiable Person” has the meaning given to such term in Section 4(e) of the Plan.

(z) “Minimum Vesting Condition” means, with respect to any Award, that vesting of (or lapsing of restrictions on) such Award does not occur earlier than the first anniversary of the Date of Grant (or the date of commencement of employment or service, in the case of a grant made in connection with a Participant’s commencement of employment or service), other than (i) in connection with a Change in Control, or (ii) as a result of a Participant’s death or Disability.

(aa) “Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of an Award that is designated as a Performance Compensation Award consistent with Section 162(m) of the Code.

(bb) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(cc) “Option” means an Award granted under Section 7 of the Plan.

(dd) “Option Period” has the meaning given to such term in Section 7(c)(i) of the Plan.

(ee) “Other Cash-Based Award” means an Award that is not a Stock Appreciation Right or Restricted Stock Unit granted under Section 10 of the Plan that is denominated and/or payable in cash.

(ff) “Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Compensation Award, that is granted under Section 10 of the Plan and is (i) payable by delivery of Common Stock, and/or (ii) measured by reference to the value of Common Stock.

(gg) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to the Plan.

(hh) “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(ii) “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period with respect to any Performance Compensation Award under the Plan.

(jj) “Performance Formula” means, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(kk) “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(ll) “Performance Period” means the one or more periods of time of not less than 12 months, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(mm) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(nn) “Plan” means this Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan, as it may be amended and restated from time to time.

(oo) “Qualifying Director” means a person who is (i) with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; and (ii) with respect to actions intended to obtain the exception for performance-based compensation under 162(m) of the Code, an “outside director” within the meaning of Section 162(m) of the Code.

(pp) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions, including vesting conditions.

(qq) “Restricted Stock” means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(rr) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(ss) “SAR Period” has the meaning given to such term in Section 8(c) of the Plan.

(tt) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(uu) “Service Recipient” means, with respect to a Participant holding a given Award, the member of the Company Group by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(vv) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(ww) “Strike Price” has the meaning given to such term in Section 8(b) of the Plan.

(xx) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership, limited liability company or any comparable foreign entity (A) the sole general partner (or functional equivalent thereof) or the managing general partner (or functional equivalent thereof) of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(yy) “Substitute Award” has the meaning given to such term in Section 5(e) of the Plan.

(zz) “Sub-Plans” means any sub-plan to the Plan that has been adopted by the Board or the Committee for the purpose of permitting the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the United States of America, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the Absolute Share Limit and the other limits specified in Section 5(b) shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.

(aaa) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient for any reason (including death or Disability).

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth (10th) anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act or to qualify as performance-based compensation under Section 162(m) of the Code, as applicable, be a Qualifying Director. However, the fact that a Committee member shall fail to qualify as a Qualifying Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) adopt Sub-Plans; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any member of the Company Group, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except with respect to grants of Awards to persons (i) who are subject to Section 16 of the Exchange Act, or (ii) who are, or could reasonably be expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, any member of the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee or any employee or agent of any member of the Company Group (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such

Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of any member of the Company Group, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations.

(a) The Committee may, from time to time, grant Awards to one or more Eligible Persons.

(b) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than 10,000,000 shares of Common Stock (the “Absolute Share Limit”) shall be available for Awards under the Plan; (ii) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 5,000,000 shares of Common Stock may be made to any individual Participant during any single fiscal year of the Company (for this purpose, if a SAR is granted in tandem with an Option (such that the SAR expires with respect to the number of shares of Common Stock for which the Option is exercised), only the shares underlying the Option shall count against this limitation); (iii) subject to Section 12 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 5,000,000 shares of Common Stock may be issued in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such share-denominated Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of such shares of Common Stock on the last day of the Performance Period to which such Award relates; (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year) pursuant to a Performance Compensation Award denominated in cash (described in Section 11(a) of the Plan) shall be $15,000,000; and (vi) no more than 500,000 shares of Common Stock may be granted pursuant to Awards which do not satisfy the Minimum Vesting Condition (the “Minimum Vesting Condition Limit”).

(c) Other than with respect to Substitute Awards, to the extent that an Award expires or is canceled, forfeited or terminated without issuance to the Participant of the full number of shares of Common Stock to which the Award related, the unissued shares will again be available for grant under the Plan. Shares of Common Stock shall be deemed to have been issued in settlement of Awards if the Fair Market Value equivalent of such shares is paid in cash; provided, however, that no shares shall be deemed to have been issued in settlement of a SAR or Restricted Stock Unit that only provides for settlement in cash and settles only in cash or in respect of any Other Cash-Based Award. In no event shall (i) shares tendered or withheld on the exercise of Options or other Award for the payment of the exercise or purchase price or withholding taxes, (ii) shares not issued upon the settlement of a SAR that settles in shares of Common Stock (or could settle in shares of Common Stock), or (iii) shares purchased on the open market with cash proceeds from the exercise of Options, again become available for other Awards under the Plan.

(d) Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit or the Minimum Vesting Condition Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan. Shares of Common Stock subject to Awards granted to Participants in connection with the adoption of the Plan or in substitution for awards of Hilton Worldwide Holdings, Inc. shall not be counted against the Minimum Vesting Condition Limit.

6. Eligibility. Participation in the Plan shall be limited to Eligible Persons.

7. Options.

(a) General. Each Option granted under the Plan shall be evidenced by an Award Agreement, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of a member of the Company Group, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to, and comply with, such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(c) Vesting and Expiration; Termination.

(i) Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee. Grants of Options that are settled in shares of Common Stock shall comply with the Minimum Vesting Condition; provided that the Minimum Vesting Condition need not be applied to such grants that, when taken together with other Awards not subject to the Minimum Vesting Condition, comprise Awards with respect to a number of shares of Common Stock that does not exceed, in the aggregate, the Minimum Vesting Condition Limit. Options shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the Option Period shall be automatically extended until the thirtieth (30th) day following the expiration of such prohibition. Notwithstanding the foregoing, in no event shall the Option Period exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group.

(ii) Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of (A) a Participant’s Termination by the Service Recipient other than for Cause; or (B) a Participant’s Termination by the Service Recipient due to death or Disability, in each case within 12 months following a Change in Control, each outstanding Option granted to such Participant shall become fully vested and immediately exercisable as of the date of such Termination; provided, that in the event the vesting or exercisability of any Option would otherwise be subject to the achievement of performance conditions, the portion of any such Option that shall become fully vested and immediately exercisable shall be based on (x) actual performance through the date of termination as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of Termination.

(iii) Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of (A) a Participant’s Termination by the Service Recipient for Cause, all outstanding Options granted to such Participant shall immediately terminate and expire; (B) a Participant’s Termination due to death or Disability, after taking into account any accelerated vesting under the above clause (ii), each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the Option Period); and (C) a Participant’s Termination for any other reason each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the Option Period).

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable: (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual issuance of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and have been held by the Participant for any period of time as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles (“GAAP”); or (ii) by such other method as the Committee may permit, in its sole discretion, including, without limitation (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price. Any fractional shares of Common Stock shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) the date that is two (2) years after the Date of Grant of the Incentive Stock Option, or (ii) the date that is one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.

(f) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(a) General. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c) Vesting and Expiration; Termination.

(i) A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee. Grants of SARs that are settled in shares of Common Stock shall comply with the Minimum Vesting Condition; provided that the Minimum Vesting Condition need not be applied to such grants that, when taken together with other Awards not subject to the Minimum Vesting Condition, comprise Awards with respect to a number of shares of Common Stock that does not exceed, in the aggregate, the Minimum Vesting Condition Limit. SARs shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “SAR Period”); provided, that if the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition.

(ii) Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of (A) a Participant’s Termination by the Service Recipient other than for Cause; or (B) a Participant’s Termination by the Service Recipient due to death or Disability, in each case within 12 months following a Change in Control, outstanding SARs granted to such Participant shall become fully vested and immediately exercisable as of the date of such Termination; provided, that in the event the vesting or exercisability of any SARs would otherwise be subject to the achievement of performance conditions, the portion of any such SAR that shall become fully vested and immediately exercisable shall be based on (x) actual performance through the date of termination as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of Termination.

(iii) Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of (A) a Participant’s Termination by the Service Recipient for Cause, all outstanding SARs granted to such Participant shall immediately terminate and expire; (B) a Participant’s Termination due to death or Disability, after taking into account any accelerated vesting under the above clause (ii), each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the SAR Period); and (C) a Participant’s Termination for any other reason each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the SAR Period).

(d) Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that is being exercised multiplied by the excess of the Fair Market Value of one (1) share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

9. Restricted Stock and Restricted Stock Units.

(a) General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b) Stock Certificates and Book-Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable; and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 14(a) of the Plan or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock; provided, that if the lapsing of restrictions with respect to any grant of Restricted Stock is contingent on satisfaction of performance conditions (other than, or in addition to, the passage of time), any dividends payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within fifteen (15) days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.

(c) Vesting; Termination.

(i) Subject to the Minimum Vesting Condition, Restricted Stock and Restricted Stock Units shall vest, and any applicable Restricted Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee. Grants of Restricted Stock and Restricted Stock Units that are settled in shares of Common Stock shall comply with the Minimum Vesting Condition; provided that the Minimum Vesting Condition need not be applied to such grants that, when taken together with other Awards not subject to the Minimum Vesting Condition, comprise Awards with respect to a number of shares of Common Stock that does not exceed, in the aggregate, the Minimum Vesting Condition Limit.

(ii) Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of (A) a Participant’s Termination by the Company other than for Cause, or (B) a Participant’s Termination due to death or Disability, in each case within 12 months following a Change in Control, outstanding Restricted Stock and Restricted Stock Units granted to such Participant shall become fully vested and the restrictions thereon shall immediately lapse as of the date of such Termination; provided, that in the event the vesting or lapse of restrictions of any Restricted Stock or Restricted Stock Units would otherwise be subject to the achievement of performance conditions, the portion of any such Restricted Stock or Restricted Stock Units that shall become fully vested and free from such restrictions shall be based on (x) actual performance through the date of termination as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of Termination.

(d) Issuance of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or the Participant’s beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, in the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one (1) share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units; or (B) defer the issuance of shares of Common Stock (or cash or part cash and part shares of Common Stock, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in respect of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award Agreement or otherwise, upon the payment by the Company of dividends on shares of Common Stock, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments in cash (unless, the Committee, in its sole discretion, elects to credit such payments in shares of Common Stock or additional Restricted Stock Units having a Fair Market Value equal to the amount of such dividend), and interest may, in the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee, which accumulated dividend equivalents (and earnings or interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the date on which the Restricted Period lapses with respect to such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments (or earnings or interest thereon, if applicable).

(e) Legends on Restricted Stock. Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE HILTON GRAND VACATIONS INC. 2017 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT BETWEEN HILTON GRAND VACATIONS INC. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF HILTON GRAND VACATIONS INC.

10. Other Equity-Based Awards and Other Cash-Based Awards. The Committee may grant Other Equity-Based Awards and Other Cash-Based Awards under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine. Each Other Equity-Based Award granted under the Plan shall be evidenced by an Award Agreement and each Other Cash-Based Award granted under the Plan shall be evidenced in such form as the Committee may determine from time to time. Each Other Equity-Based Award or Other Cash-Based Award, as applicable, so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or other form evidencing such Award, including, without limitation, those set forth in Section 14(a) of the Plan. Grants of Other Equity-Based Awards that are settled in shares of Common Stock shall comply with the Minimum Vesting Condition; provided that the Minimum Vesting Condition need not be applied to such grants that, when taken together with other Awards not subject to the Minimum Vesting Condition, comprise Awards with respect to a number of shares of Common Stock that does not exceed the Minimum Vesting Condition Limit.

11. Performance Compensation Awards.

(a) General. The Committee shall have the authority, at or before the time of grant of any Award, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything in the Plan to the contrary, if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a “covered employee” (within the meaning of Section 162(m) of the Code), the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 11 (but subject otherwise to the provisions of Section 13 of the Plan).

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply and the Performance Formula(e). Within the first ninety (90) days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more members of the Company Group, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and shall be limited to the following, which may be determined in accordance with GAAP or on a non-GAAP basis: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other ‘value creation’ metrics; (xvii) inventory control; (xviii) enterprise value; (xix) sales; (xx) stockholder return; (xxi) competitive market metrics; (xxii) employee retention; (xxiii) timely completion of new product rollouts; (xxiv) timely opening of new facilities; (xxv) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxvi) system-wide revenues; (xxvii) franchise and/or royalty income; (xxviii) comparisons of continuing operations to other operations; (xxix) market share; (xxx) cost of capital, debt leverage year-end cash position or book value; (xxxi) strategic objectives, development of new product lines and related revenue, sales and margin targets; (xxxii) franchisee growth and retention, co-branding or international operation; (xxxiii) management fee or licensing fee growth; (xxxiv) capital expenditures; (xxxv) guest satisfaction; (xxxvi) RevPAR (revenue per available room); or (xxxvii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more members of the Company Group as a whole or any divisions or operational and/or business units, product lines, brands, business segments or administrative departments of the Company and/or one or more members of the Company Group or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first ninety (90) days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. Unless otherwise determined by the Committee at the time a Performance Compensation Award is granted, the Committee shall, during the first ninety (90) days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) acquisitions or divestitures; (vi) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (vii) foreign exchange gains and losses or fluctuation in currency exchange rates; (viii) discontinued operations and nonrecurring charges; (ix) a change in the Company’s fiscal year; (x) accruals for payments to be made in respect of the Plan or other specific compensation arrangements; and (xi) any other event described in Section 12.

(e) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that (A) the Performance Goals for such period are achieved, and (B) all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals; provided, however, that in the event of (x) a Participant’s Termination by the Company other than for Cause, or (y) a Participant’s Termination due to death or Disability, in each case, within twelve (12) months following a Change in Control, the Participant shall receive payment in respect of a Performance Compensation Award based on (1) actual performance through the date of Termination as determined by the Committee, or (2) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee (but not to the extent that application of this clause (2) would cause Section 162(m) of the Code to result in the loss of the deduction of the compensation payable in respect of such Performance Compensation Award for any Participant reasonably expected to be a “covered employee” within the meaning of Section 162(m) of the Code), in each case, prorated based on the time elapsed from the Date of Grant to the date of Termination.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of such Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee, the Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

(f) Timing of Award Payments. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee; or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii) of the Plan).

12. Changes in Capital Structure and Similar Events. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Awards granted hereunder (other than Other Cash-Based Awards):

(a) General. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including a Change in Control); or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in (i) or (ii), an “Adjustment Event”), the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of (A) the Absolute Share Limit, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder; (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan or any Sub-Plan; and (C) the terms of any outstanding Award, including, without limitation, (I) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate; (II) the Exercise Price or Strike Price with respect to any Award; or (III) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals); provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.

(b) Adjustment Events. Without limiting the foregoing, except as may otherwise be provided in an Award Agreement, in connection with any Adjustment Event, the Committee may, in its sole discretion, provide for any one or more of the following:

(i) substitution or assumption of Awards (or awards of an acquiring company), acceleration of the vesting of, exercisability of, lapse of restrictions on, or termination of, Awards, or establishment of a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event);

(ii) cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event pursuant to clause (i) above), the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor), or, in the case of Restricted Stock, Restricted Stock Units or Other Equity-Based Awards that are not vested as of such cancellation, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Equity-Based Awards prior to cancellation, or the underlying shares in respect thereof; and

(iii) subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, conversion or replacement of any Award that is not vested as of the occurrence of such event into or with the right to receive a payment, based on the value of the Award (as determined consistent with clause (ii) above), which is subject to continued vesting on the same basis as the vesting requirements applicable to such converted or replaced Award.

Payments to holders pursuant to clauses (ii) or (iii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Strike Price).

(c) Other Requirements. Prior to any payment or adjustment contemplated under this Section 12, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

(d) Fractional Shares. Any adjustment provided under this Section 12 may provide for the elimination of any fractional share that might otherwise become subject to an Award.

(e) Binding Effect. Any adjustment, substitution, determination of value or other action taken by the Committee under this Section 12 shall be conclusive and binding for all purposes.

13. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuance or termination shall be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards; (ii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or 12 of the Plan); or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) of the Plan without stockholder approval.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of the Plan and any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided, that, other than pursuant to Section 12, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that in no event shall any such amendment alter the Minimum Vesting Condition.

(c) No Repricing. Notwithstanding anything in the Plan to the contrary, without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR; and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

14. General.

(a) Award Agreements. Each Award (other than an Other Cash-Based Award) under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom such Award was granted and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the Company or a Subsidiary.

(b) Nontransferability. Each Award shall be exercisable only by such Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) Dividends and Dividend Equivalents. The Committee may, in its sole discretion, provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends, dividend equivalents or other similar payments shall be payable in respect of outstanding (i) Options or SARs; or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than, or in addition to, the passage of time) (although dividends, dividend equivalents or other similar payments may be accumulated in respect of unearned Awards and paid within fifteen (15) days after such Awards are earned and become payable or distributable).

(d) Tax Withholding.

(i) A Participant shall be required to pay to the Company or one or more of its Subsidiaries, as applicable, an amount in cash (by check or wire transfer) equal to the aggregate amount of any income, employment and/or other applicable taxes that are statutorily required to be withheld in respect of an Award. Alternatively, the Company or any of its Subsidiaries may elect, in its sole discretion, to satisfy this requirement by withholding such amount from any cash compensation or other cash amounts owing to a Participant.

(ii) Without limiting the foregoing, the Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy, all or any portion of the minimum income, employment and/or other applicable taxes that are statutorily required to be withheld with respect to an Award by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for any period of time as established from time to time by the Committee in order to avoid adverse accounting treatment under GAAP) having an aggregate Fair Market Value equal to such minimum statutorily required withholding liability (or portion thereof); or (B) having the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, a number of shares of Common Stock with an aggregate Fair Market Value equal to an amount, subject to clause (iii) below, not in excess of such minimum statutorily required withholding liability (or portion thereof).

(iii) The Committee, subject to its having considered the applicable accounting impact of any such determination, has full discretion to allow Participants to satisfy, in whole or in part, any additional income, employment and/or other applicable taxes payable by them with respect to an Award by electing to have the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, a Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Participant’s relevant tax jurisdictions).

(e) Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

(f) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of any member of the Company Group, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Service Recipient or any other member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Service Recipient or any other member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Service Recipient and/or any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(g) International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant or any member of the Company Group.

(h) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, the Participant’s estate.

(i) Termination. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant undergoes a Termination of employment, but such Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

(j) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.

(k) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of any member of the Company Group issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of any member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of any member of the Company Group issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) pay to the Participant an amount equal to the excess of (I) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable); over (II) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (B) in the case of Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, or the underlying shares in respect thereof.

(l) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(m) Payments to Persons Other Than Participants. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for the Participant’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to the Participant’s spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(n) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity-based awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(o) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.

(p) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of any member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(q) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by applicable law.

(r) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.

(s) Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(t) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(u) Section 409A of the Code.

(i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code; or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.

(v) Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (ii) applicable law. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.

(w) Detrimental Activity. Notwithstanding anything to the contrary contained herein, if a Participant has engaged in any Detrimental Activity, as determined by the Committee, the Committee may, in its sole discretion, provide for one or more of the following:

(i) cancellation of any or all of such Participant’s outstanding Awards; or

(ii) forfeiture by the Participant of any gain realized on the vesting or exercise of Awards, and to repay any such gain promptly to the Company.

(x) Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to any member of the Company Group and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

(y) Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

APPENDIX B

HILTON GRAND VACATIONS INC.

2017 EMPLOYEE STOCK PURCHASE PLAN

HILTON GRAND VACATIONS INC.

EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose

The purpose of the Hilton Grand Vacations Inc. Employee Stock Purchase Plan, as it may be amended and/or restated (the “Plan”), is to give Eligible Employees of Hilton Grand Vacations Inc., a Delaware corporation (the “Company”), and its Designated Companies an opportunity to acquire shares of the common stock of the Company (the “Common Stock”) and to promote its best interests and enhance its long-term performance. This purpose will be carried through the granting of options to purchase shares of the Company’s Common Stock through voluntary Contributions made by Participants. The Company intends for Offerings under the Plan to qualify as an “employee stock purchase plan” under Code Section 423 (each, a “Section 423 Offering”) and the provisions of the Plan shall be construed so as to comply with the requirements of Code Section 423 with respect to Section 423 Offerings. Any provisions required to be included in the Plan under Code Section 423 are hereby included as fully as though set forth in the Plan. Notwithstanding the foregoing, the Committee may also authorize the grant of Options under the Plan under Offerings that are not intended to comply with the requirements of Code Section 423, which may, but are not required to, be made pursuant to any rules, procedures, or sub-plans (collectively, “Sub-Plans”) adopted by the Committee for such purpose (each, a “Non-Section 423 Offering”).

2.	Certain Definitions

In addition to terms defined elsewhere in the Plan, the following words and phrases shall have the meanings given below unless the Committee determines otherwise:

(a)    “Affiliate” means any entity, other than a Subsidiary, that directly or through one or more intermediaries is controlled by, or is under common control with, the Company, as determined by the Committee.

(b)    “Applicable Law” means any applicable laws, rules and regulations (or similar guidance), including but not limited to the General Corporation Law of the State of Delaware, the Securities Act, the Exchange Act, the Code and the listing or other rules of any applicable stock exchange, and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan. References to any applicable laws, rules and regulations, including references to any sections or other provisions of applicable laws, rules and regulations, shall also refer to any successor or amended provisions thereto unless the Committee determines otherwise. Further, references to any section of a law shall be deemed to include any regulations or other interpretive guidance under such section, unless the Committee determines otherwise.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Change in Control” shall have the meaning given such term in the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan or any successor plan thereto, in each case as amended and/or restated.

(e)    “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(f)    “Committee” means the Compensation Committee of the Board, which has authority to administer the Plan pursuant to Section 4 herein.

(g)    “Common Stock” means shares of the common stock of the Company, par value $0.01 per share, and any successor securities thereto.

(h)    “Company” means Hilton Grand Vacations Inc., a Delaware corporation, and any successor thereto.

(i)    “Compensation” has the meaning given to such term in Section 6(e).

(j)    “Contributions” means the amount of Compensation contributed by a Participant through payroll deductions; provided, however, that “Contributions” may also include other payments that the Committee may permit a Participant to make to fund the exercise of Options to purchase shares of Common Stock under the Plan to the extent payroll deductions are not permitted by Applicable Law, as determined by the Company in its sole discretion.

(k)    “Designated Company” means any Subsidiary or Affiliate, whether now existing or existing in the future, that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan. The Committee may designate Subsidiaries or Affiliates as Designated Companies in a Non-Section 423 Offering. For purposes of a Section 423 Offering, only the Company and its Subsidiaries may be Designated Companies; provided, however, that at any given time, a Subsidiary that is a Designated Company under a Section 423 Offering will not be a Designated Company under a Non-Section 423 Offering.

(l)    “Effective Date” means the effective date of the Plan as provided in Section 3 herein.

(m)    Eligible Employee” means any Employee of the Company or a Designated Company other than (i) any Employee who has been employed for less than 90 days, (ii) any Employee whose customary employment is for 20 hours or less per week or (iii) any Employee whose customary employment is for not more than five months in any calendar year; provided, however, that the Committee may determine prior to any Purchase Period Commencement Date that Employees outside the United States who are participating in a separate Offering or in separate Offerings shall be “Eligible Employees” even if they do not meet the requirements of (ii) and (iii) above if and to the extent required by Applicable Law.

(n)    “Employee” means an employee of the Company or a Subsidiary or Affiliate. For the purposes herein, the existence of an employment relationship will be determined in accordance with Regulation Section 1.421-1(h).

(o)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(p)    “Exercise Date” means the date of exercise of an Option granted under the Plan. The Exercise Date shall be the Purchase Period Termination Date with respect to each Purchase Period.

(q)    “Fair Market Value” means, unless the Committee determines otherwise, on a given date (the “valuation date”) (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, then Fair Market Value shall be determined by the Committee in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of the Common Stock subject to an Option shall be inconsistent with Code Section 423.

(r)    “Grant Date” means the date of grant of an Option pursuant to the Plan. The Grant Date generally shall be the Purchase Period Commencement Date with respect to each Purchase Period.

(s)    “Offering” means a Section 423 Offering or a Non-Section 423 Offering of an Option to purchase shares of Common Stock under the Plan during a Purchase Period. Unless otherwise specified by the Committee, each Offering to the Eligible Employees of the Company or a Designated Company shall be deemed a separate Offering, even if the dates and other terms of the applicable Purchase Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each such Offering. With respect to Section 423 Offerings, the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy Code Section 423 of the Code and the United States Treasury Regulations thereunder; a Non-Section 423 Offering need not satisfy such regulations.

(t)    “Option” means an option granted hereunder which entitles a Participant to purchase shares of Common Stock in accordance with the terms of the Plan.

(u)    “Option Price” means the price per share of Common Stock subject to an Option, as determined in accordance with Section 7(b).

(v)    “Parent” means any present or future corporation which would be a parent corporation as that term is defined in Code Section 424.

(w)    “Participant” means an Eligible Employee who is a participant in the Plan.

(x)    “Plan” means the Hilton Grand Vacations Inc. Employee Stock Purchase Plan, as it may be amended and/or restated.

(y)    “Purchase Period” means each six-month period during which an offering to purchase Common Stock is made to Eligible Employees pursuant to the Plan. There shall be two Purchase Periods in each calendar year, with the first Purchase Period in a year generally commencing on January 1 and ending on June 30, and the second Purchase Period in a calendar year generally commencing on July 1 and ending on December 31 of that year. Notwithstanding the foregoing (i) the first Purchase Period after the Effective Date of the Plan shall begin on or as close in time as practicable following July 1, 2017 as determined by the Committee or its designees in its or their discretion. Further, the Committee shall have the power to change the duration of Purchase Periods (including the Purchase Period Commencement Date and the Purchase Period Termination Date for any Purchase Period) with respect to any offering, provided such change is announced a reasonable period of time prior to the effective date of such change, and, provided further, that in no event shall a Purchase Period be greater than 27 months.

(z)    “Purchase Period Commencement Date” means the first day of each Purchase Period. There shall be two Purchase Period Commencement Dates in each calendar year, which generally shall be (i) January 1 of each calendar year and (ii) July 1 of each calendar year.

(aa)    “Purchase Period Termination Date” means the last day of each Purchase Period. There shall be two Purchase Period Termination Dates in each calendar year, which generally shall be (i) June 30 of each year and (ii) December 31 of each year.

(bb)    “Related Corporation” means a Parent or Subsidiary as defined under Code Section 424.

(cc)    “Securities Act” means the U.S. Securities Act of 1933, as amended.

(dd)    “Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as that term is defined in Code Section 424.

(ee)    “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising in relation to a Participant’s participation in the Plan.

3.	Effective Date; Term

The Effective Date of the Plan shall be May 10, 2017. The term of the Plan shall continue until terminated by the Board pursuant to Section 14 herein.

4.	Administration

(a)    The Plan shall be administered by the Committee, unless the Board elects to assume administration of the Plan in whole or in part. References to the “Committee” include the Board if it is acting in an administrative capacity with respect to the Plan. Committee members shall be intended to qualify as “independent directors” (or terms of similar meaning) if and to the extent required under Applicable Law. However, the fact that a Committee member shall fail to qualify as an independent director shall not invalidate any Option or other action taken by the Committee under the Plan.

(b)    In addition to action by meeting in accordance with Applicable Law, any action of the Committee may be taken by a written instrument signed by all of the members of the Committee and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan and Applicable Law, the Committee shall have full and final authority, in its discretion, to take any action with respect to the Plan, including, without limitation, the following: (i) to establish, amend and rescind rules and regulations for the administration of the Plan; (ii) to prescribe the form(s) of any agreements or other instruments used in connection with the Plan; (iii) to determine the terms and provisions of the Options granted hereunder; (iv) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees shall participate in a Section 423 Offering or a Non-Section 423 Offering and which Subsidiaries and Affiliates shall be Designated Companies participating in either a Section 423 Offering or a Non-Section 423 Offering; and (v) to construe and interpret the Plan, the Options, the rules and regulations, and the agreements or other written instruments, and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the adoption of such Sub-Plans as are necessary or appropriate to permit the participation in the Plan by Eligible Employees who are foreign nationals or employed outside the United States, as further set forth in Section 4(c) below. The determinations of the Committee on all matters regarding the Plan shall be conclusive. Except to the extent prohibited by the Plan or Applicable Law, and subject to such terms and conditions as may be established by the Committee, the Committee may appoint one or more agents to assist in the administration of the Plan and may delegate any part of its responsibilities and powers to any such person or persons appointed by it. No member of the Board or Committee, as applicable, shall be liable while acting as administrator for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

(c)    Notwithstanding any provision to the contrary in this Plan, the Committee may adopt such Sub-Plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States, the terms of which Sub-Plans may take precedence over other provisions of this Plan, with the exception of Section 5 hereof, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan shall govern the operation of such Sub-Plan. To the extent inconsistent with the requirements of Code Section 423, any such Sub-Plan shall be considered part of a Non-Section 423 Offering, and Options granted thereunder shall not be required by the terms of the Plan to comply with Code Section 423. Without limiting the generality of the foregoing, the Committee is authorized to adopt Sub-Plans for particular non-U.S. jurisdictions that modify the terms of the Plan to meet applicable local requirements regarding, without limitation, (i) eligibility to participate, (ii) the definition of Compensation, (iii) the dates and duration of Purchase Periods or other periods during which Participants may make Contributions towards the purchase of shares of Common Stock, (iv) the method of determining the Option Price and the discount from Fair Market Value at which shares of Common Stock may be purchased, (v) any minimum or maximum amount of Contributions a Participant may make during a

Purchase Period or other specified period under the applicable Sub-Plan, (vi) the treatment of Options upon a Change in Control or a change in capitalization of the Company, (vii) the handling of payroll deductions, (viii) establishment of bank, building society or trust accounts to hold Contributions, (ix) payment of interest, (x) conversion of local currency, (xi) obligations to pay payroll tax, (xii) determination of beneficiary designation requirements, (xiii) withholding procedures and (xiv) handling of share issuances.

5.	Shares Subject to Plan; Limitations on Purchases and Options

(a)    Shares Subject to Plan. The aggregate number of shares of Common Stock available for the issuance of shares pursuant to the Plan is 2,500,000 shares, subject to adjustment pursuant to Section 11 herein. Shares of Common Stock distributed pursuant to the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Company hereby reserves sufficient authorized shares of Common Stock to provide for the exercise of Options granted hereunder. In the event that any Option granted under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock subject to such Option shall again be available for issuance under the Plan and shall not reduce the aggregate number of shares of Common Stock available for the grant of Options or issuance under the Plan as set forth herein.

(b)    Limitations on Purchases and Options. If, on a given Purchase Period Termination Date, the number of shares of Common Stock with respect to which Options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable, and in no event shall the number of shares offered for purchase during any Purchase Period exceed the number of shares then available under the Plan. In addition, the maximum number of shares that may be purchased during any single Purchase Period shall not exceed 500,000 shares (subject to adjustment as provided in Section 11 herein), and, if the number of shares subject to Options that would otherwise be granted during a Purchase Period based on accumulated Contributions under Section 7(a) exceeds 500,000 shares, then the Company shall make a pro rata allocation of the number of shares subject to each Participant’s Option for that Purchase Period in as uniform a manner as practicable and as the Company shall determine to be equitable, so as not to exceed the 500,000 share limitation for any Purchase Period. In the event that any pro rata allocation is made pursuant to this Section 5(b), any Contributions of a Participant not applied to the purchase of shares during such Purchase Period shall be returned to such Participant (without interest, unless otherwise required by Applicable Law). In addition, the maximum number of shares of Common Stock that may be purchased by any Participant during any Purchase Period shall equal $12,500 divided by the Fair Market Value per share of the Common Stock on the Purchase Period Commencement Date (subject to adjustment as provided in Section 11 herein). Notwithstanding the foregoing, the Committee has authority, by resolution or otherwise, to modify the foregoing limitation on the number of shares of Common Stock that may be purchased by a Participant in any particular Purchase Period.

6.	Eligibility and Participation; Payroll Deductions

(a)    General. Options may only be granted to Eligible Employees of the Company or a Designated Company.

(b)    Initial Eligibility. Any Eligible Employee who shall have completed 90 days’ employment and shall be employed by the Company or a Designated Company on the date his participation in the Plan is to become effective shall be eligible to be a Participant during any Purchase Periods which commence on or after such 90-day period has concluded.

(c)    Leave of Absence. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence and such

Employee’s employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day or unless such Employee has a right to reemployment that is guaranteed either by statute or contract. Termination by the Company of any Employee’s leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an Employee’s employment for all purposes of the Plan and shall terminate such Employee’s participation in the Plan and right to exercise any Option, unless such Employee has a right to reemployment that is guaranteed either by statute or contract.

(d)    Commencement of Participation. An Eligible Employee shall become a Participant by completing an authorization for Contributions on the form provided by the Company (and such other documents as may be required by the Committee) and delivering such forms and documents to the Company or an agent designated by the Company on or before the date set therefor by the Committee, which date shall be prior to the Purchase Period Commencement Date for the applicable Purchase Period. Contributions for a Participant during a Purchase Period shall commence on the applicable Purchase Period Commencement Date when his authorization for a Contribution becomes effective and shall continue for successive Purchase Periods during which the Participant is eligible to participate in the Plan, unless authorizations are withdrawn or participation is terminated, as provided in Section 9.

(e)    Amount of Contributions; Determination of Compensation. At the time a Participant files his authorization for Contributions, he shall elect to have deductions or other Contributions made from his pay on each payday that he is a Participant during a Purchase Period at a rate of not less than 1% nor more than 15% (in whole percentages only) of his Compensation. A Participant’s Compensation during any Purchase Period means his cash earnings, including base salary, wages, bonuses, commissions and other forms of incentive compensation (but excluding gifts, prizes, awards, relocation payments or similar elements of compensation), determined as of the date of the Contribution or such other date or dates as may be determined by the Committee. Such Compensation rates shall be determined by the Committee in a nondiscriminatory manner consistent with the provision of Code Section 423.

(f)    Participant’s Account; No Interest. All Contributions made by a Participant shall be credited to his account under the Plan. A Participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 6(h) herein or unless otherwise required by Applicable Law.    In no event shall interest accrue on any Contributions made by a Participant, unless otherwise required by Applicable Law.

(g)    Changes in Payroll Deductions. A Participant may withdraw, terminate or discontinue his participation in the Plan as provided in Section 9, but no other change can be made during a Purchase Period and, specifically, a Participant may not alter the amount of his Contributions for that Purchase Period. Notwithstanding the foregoing, to the extent necessary to comply with the limitation of Code Section 423(b)(8), or Section 5, Section 13(a) and/or Section 13(b) of the Plan, a Participant’s Contribution election may be decreased to 0% at any time during a Purchase Period.    In such event, Contributions shall resume at the rate previously elected by the Participant beginning as of the next Purchase Period, unless otherwise provided under the terms of the Plan.

(h)    Participation During Leave of Absence. If a Participant goes on a leave of absence, such Participant shall have the right to elect to: (i) withdraw the balance in his account pursuant to Section 9; (ii) discontinue Contributions to the Plan but remain a Participant in the Plan; or (iii) remain a Participant in the Plan during such leave of absence, authorizing Contributions to be made from payments by the Company or a Subsidiary or Affiliate to the Participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company or any Subsidiary or Affiliate to such Participant are insufficient to meet such Participant’s authorized Contributions.

(i)    Special Eligibility Rules for Foreign Participants. Notwithstanding the provisions of Section 2(m) herein, Eligible Employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) may be excluded from the Plan or an Offering if (i) the grant of an Option under the Plan or Offering to a citizen or resident of the foreign jurisdiction is prohibited under Applicable Law; or (ii) compliance with the Applicable Law would cause the Plan or Offering to violate the requirements of Code Section 423. In the case of a Non-Section 423 Offering, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Committee has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason. Further, notwithstanding the provisions of Section 2(m), an Employee who does not otherwise qualify as an Eligible Employee may, in the Committee’s discretion, participate in a Non-Section 423 Offering if and to the extent required by Applicable Law.

7.	Grant of Options

(a)    Number of Shares Subject to Option. On the Purchase Period Commencement Date of each Purchase Period, a Participant shall be granted an Option to purchase on the Purchase Period Termination Date of such Purchase Period, at the applicable Option Price, such number of shares of Common Stock as is determined by dividing the amount of the Participant’s Contributions accumulated as of the Purchase Period Termination Date and retained in the Participant’s account as of the Purchase Period Termination Date by the applicable Option Price (as determined in accordance with Section 7(b) herein); provided, however, that (i) no Participant may purchase shares of Common Stock in excess of the limitations set forth in Section 5(b) or Section 13(b) herein, and the number of shares subject to an Option shall be adjusted as necessary to conform to such limitations; and (ii) in no event shall the aggregate number of shares deemed to be subject to Options during a Purchase Period exceed the number of shares then available under the Plan or the number of shares available for any single Purchase Period (as provided in Section 5 herein), and the number of shares deemed to be subject to Options shall be adjusted as necessary to conform to these limitations. The Fair Market Value of the Common Stock shall be determined as provided in Section 2(q) and 7(b) herein, and a Participant’s Compensation shall be determined according to Section 6(e) herein.

(b)    Option Price. The Option Price per share of Common Stock purchased with Contributions made during such a Purchase Period for a Participant shall be equal to 95% of the Fair Market Value per share of the Common Stock on the Purchase Period Termination Date (the applicable Exercise Date) (provided that, in no event shall the Option Price per share be less than the par value per share of the Common Stock).

8.	Exercise of Options

(a)    Automatic Exercise. Unless a Participant gives written notice to the Company or an agent designated by the Company of withdrawal or terminates employment as hereinafter provided, his Option for the purchase of Common Stock with Contributions made during any Purchase Period will be deemed to have been exercised automatically on the Purchase Period Termination Date applicable to such Purchase Period, for the purchase of the number of full shares of Common Stock which the accumulated Contributions in his account at that time will purchase at the applicable Option Price (but not in excess of the number of shares for which Options have been granted to the Participant pursuant to Section 5 and Section 7(a)).

(b)    Termination of Option. An Option granted during any Purchase Period shall expire on the earlier of (i) the date of termination of the Participant’s employment, except as otherwise provided in Section 6(h) (regarding leaves of absence), or as otherwise required by Applicable Law, or (ii) the end of the last day of the applicable Purchase Period.

(c)    Fractional Shares; Excess Amounts. Fractional shares will not be issued under the Plan. Any excess Contributions in a Participant’s account which would have been used to purchase fractional shares will be automatically re-invested in a subsequent Purchase Period unless the Participant timely revokes his authorization to re-invest such excess amounts or the Company elects to return such Contributions to the Participant. Except as permitted by the foregoing, any amounts that were contributed but not applied toward the purchase of shares of Common Stock shall not be carried forward to future Purchase Periods and shall be returned to Participants.

(d)    Share Certificates; Credit to Participant Accounts. As promptly as practicable after the Purchase Period Termination Date of each Purchase Period, the shares of Common Stock purchased by a Participant for the Purchase Period shall be credited to such Participant’s account maintained by the Company, a stock brokerage or other financial services firm designated by the Company or the Participant or other similar entity, unless the Participant elects to have the Company deliver to the Participant certificates for the shares of Common Stock purchased upon exercise of his Option. If a Participant elects to have shares credited to his account (rather than certificates issued), a report will be made available to such Participant after the close of each Purchase Period stating the entries made to such Participant’s account, the number of shares of Common Stock purchased and the applicable Option Price.

9.	Withdrawal; Termination of Employment

(a)    Withdrawal. A Participant may withdraw Contributions credited to his account during a Purchase Period at any time prior to the applicable Purchase Period Termination Date by giving sufficient prior written notice to the Company or an agent designated by the Company. All of the Participant’s Contributions credited to his account will be paid to him promptly (without interest, unless otherwise required by Applicable Law) after receipt of his notice of withdrawal, and no further Contributions will be made from his Compensation during such Purchase Period. The Company may, at its option, treat any attempt to borrow by an Employee on the security of his accumulated Contributions as an election to withdraw such Contributions. A Participant’s withdrawal from any Purchase Period will not have any effect upon his eligibility to participate in any succeeding Purchase Period or in any similar plan which may hereafter be adopted by the Company. Notwithstanding the foregoing, however, if a Participant withdraws during a Purchase Period, Contributions shall not resume at the beginning of a succeeding Purchase Period unless the Participant is eligible to participate and the Participant delivers to the Company or an agent designated by the Company a new authorization form (and such other documents as may be required by the Committee) and otherwise complies with the terms of the Plan.

(b)    Termination of Employment; Participant Ineligibility. Upon termination of a Participant’s employment for any reason (including but not limited to termination due to death but excluding a leave of absence for a period of less than 90 days or a leave of absence of any duration where reemployment is guaranteed by either statute or contract), or in the event that a Participant otherwise ceases to be an Eligible Employee, the Participant’s participation in the Plan shall be terminated, unless otherwise required by Applicable Law. In the event of a Participant’s termination of employment or in the event that a Participant otherwise ceases to be an Eligible Employee, the Contributions credited to his account will be returned (without interest, unless otherwise required by Applicable Law) to him, or, in the case of death, to a beneficiary duly designated on a form acceptable to the Committee. Any unexercised Options granted to a Participant during such Purchase Period shall be deemed to have expired on the date of the Participant’s termination of employment or the date the Participant otherwise ceases to be an Eligible Employee (unless terminated earlier pursuant to Section 8(b) herein), and no further Contributions will be made for the Participant’s account.

10.	Transferability

No Option (or rights attendant to an Option) may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the laws of descent and distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein, shall be null and void and without effect. An Option may be exercised during a Participant’s lifetime only by the Participant.

11.	Dilution and Other Adjustments; Change in Control

(a)    Adjustments; Right to Issue Additional Securities. If there is any change in the outstanding shares of Common Stock because of a merger, Change in Control, consolidation, recapitalization or reorganization involving the Company, or if the Board declares a stock dividend, stock split distributable in shares of Common Stock or reverse stock split, other distribution (other than ordinary or regular cash dividends) or combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Company affecting the Common Stock (excluding conversion of convertible securities by the Company and/or the exercise of warrants by their holders), then the number and type of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Committee shall, subject to Applicable Law, make such adjustments to Options (such as the number and type of shares subject to an Option and the Option Price of an Option) or to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of Options or as may otherwise be advisable. Nothing in the Plan, an Option or any related instrument shall limit the ability of the Company to issue additional securities of any type or class.

(b)    Change in Control. In addition, without limiting the effect of Section 11(a) herein, in the event of a Change in Control, the Committee’s discretion shall include but shall not be limited to the authority to provide for any of, or a combination of any of, the following: (a) each Option shall be assumed or an equivalent option shall be substituted by the successor entity or parent or subsidiary of such successor entity; (b) a date selected by the Committee on or before the date of consummation of such Change in Control shall be treated as an Exercise Date and all outstanding Options shall be exercised on such date, (c) all outstanding Options shall terminate and the accumulated Contributions will be refunded to each Participant upon or prior to the Change in Control, or (d) outstanding Options shall continue unchanged.

12.	Stockholder Approval of Plan

The Plan is subject to the approval by the stockholders of the Company, which approval shall be obtained within 12 months before or after the date of adoption of the Plan by the Board. Amendments to the Plan shall be subject to stockholder approval to the extent, if any, as may be required by Code Section 423 or other Applicable Law.

13.	Limitations on Options

Notwithstanding any other provisions of the Plan:

(a)    No Employee shall be granted an Option under the Plan if, immediately after the Option was granted, the Employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 13(a), stock ownership of an individual shall be determined under the rules of Code Section 424(d), and stock which the Employee may purchase under outstanding options (whether or not the options qualify for the special tax treatment afforded by Code Section 421(a)) shall be treated as stock owned by the Employee.

(b)    No Employee shall be granted an Option under the Plan which permits his rights to purchase stock under all employee stock purchase plans (as defined in Code Section 423) of the Company and any Related Corporation to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time of the grant of such Option) for each calendar year in which such Option is outstanding at any time. Any Option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this Section 13(b).

(c)    In accordance with Code Section 423, all Employees granted Options under the Plan who are participating in a Section 423 Offering shall have the same rights and privileges under the Plan, except that the amount of Common Stock which may be purchased by any Employee under Options granted pursuant to the Plan shall bear a uniform relationship to the total compensation (or the basic or regular rate of compensation) of all Employees. All rules and determinations of the Committee in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

14.	Amendment and Termination of the Plan and Options

(a)    Amendment and Termination of Plan. The Plan may be amended, altered, suspended and/or terminated at any time by the Board; provided, that approval of an amendment to the Plan by the stockholders of the Company shall be required to the extent, if any, that stockholder approval of such amendment is required by Applicable Law.

(b)    Amendment and Termination of Options. The Committee may (subject to the provisions of Code Section 423 and Section 14(a) herein) amend, alter, suspend and/or terminate any Option granted under the Plan, prospectively or retroactively, but (except as otherwise provided in Section 14(c)) such amendment, alteration, suspension or termination of an Option shall not, without the written consent of a Participant with respect to an outstanding Option, materially adversely affect the rights of the Participant with respect to the Option.

(c)    Amendments to Comply with Applicable Law. Notwithstanding Section 14(a) and Section 14(b) herein, the following provisions shall apply:

(i)    The Committee shall have unilateral authority, subject to the provisions of Code Section 423, to amend the Plan and any Option (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law.

(ii)    The Committee shall have unilateral authority to make adjustments to the terms and conditions of Options in recognition of unusual or nonrecurring events affecting the Company or any Related Corporation, or the financial statements of the Company or any Related Corporation, or of changes in Applicable Law, or accounting principles, if the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles or Applicable Law.

15.	Designation of Beneficiary

The Committee, in its discretion, may authorize a Participant to designate in writing a person or persons as each such Participant’s beneficiary, which beneficiary shall be entitled to the rights, if any, of the Participant in the event of the Participant’s death to which the Participant would otherwise be entitled. The Committee shall have discretion to approve the form or forms of such beneficiary designations, to determine whether such beneficiary designations will be accepted, and to interpret such beneficiary designations.    If a deceased Participant fails to designate a beneficiary, or if the designated beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant, unless otherwise determined by the Committee.

16.	Miscellaneous

(a)    Compliance with Applicable Law. The Company may impose such restrictions on Options, shares of Common Stock and any other benefits underlying Options hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities or other Applicable Law. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan or take any other action, unless such delivery or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company will be under no obligation to register shares of Common Stock or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or similar organization, and the Company will have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends to be placed on any certificate issued pursuant to an Option hereunder in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

(b)    No Obligation To Exercise Options. The grant of an Option shall impose no obligation upon a Participant to exercise such Option.

(c)    Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(d)    Taxes. At any time a Participant incurs a taxable event as a result of his participation in the Plan, a Participant must make adequate provision for any Tax-Related Items. Participants are solely responsible and liable for the satisfaction of all Tax-Related Items, and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such Tax-Related Items. The Company shall have no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for a Participant or any other person.

In their sole discretion, the Company or, as applicable, the Designated Company that employs the Participant, may, unless the Committee determines otherwise, satisfy their obligations to withhold Tax-Related Items by (i) withholding from the Participant’s compensation, (ii) repurchasing a sufficient whole number of shares of Common Stock issued following exercise having an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the shares of Common Stock, (iii) withholding from proceeds from the sale of shares of Common Stock issued upon exercise, either through a voluntary sale or a mandatory sale arranged by the Company, or (iv) any other method deemed acceptable by the Committee.

(e)    Right to Terminate Employment. Nothing in the Plan, an Option or any agreement or instrument related to the Plan shall confer upon an Employee the right to continue in the employment of the Company, any Related Corporation or Affiliate or affect any right which the Company, any Related Corporation or Affiliate may have to terminate the employment of such Employee. Except as otherwise provided in the Plan or under Applicable Law, all rights of a Participant with respect to Options granted hereunder shall terminate upon the termination of employment of the Participant.

(f)    Rights as a Stockholder. No Participant or other person shall have any rights as a stockholder unless and until certificates for shares of Common Stock are issued to him or credited to his account on the records of the Company or a designee.

(g)    Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (i) on the date it is personally delivered to the Company at its principal executive offices or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an Eligible Employee (i) on the date it is personally delivered to him or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him at the last address shown for him on the records of the Company or of any Related Corporation or Affiliate.

(h)    Governing Law; Venue. All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of the State of Delaware, without regard to the principles of conflicts of laws, to the extent not inconsistent with Code Section 423 or other applicable federal laws of the United States. Any legal action related to the Plan, the Options granted under the Plan or any agreement or other instrument relating to the Plan shall be brought only in a United States federal or state court located in State of Florida, County of Orange.

(i)    Elimination of Fractional Shares. If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to an Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

(j)    Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(k)    Gender and Number. Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(l)    Rules of Construction. Headings are given to the sections of the Plan solely as a convenience to facilitate reference.

(m)    Successors and Assigns. The Plan shall be binding upon the Company, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

(n)    Option Documentation. The grant of any Option under the Plan shall be evidenced by such documentation, if any, as may be determined by the Committee or its designee. Such documentation may state terms, conditions and restrictions applicable to the Option and may state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares of Common Stock or other benefits subject to an Option, as may be established by the Committee.

(o)    Uncertificated Shares. Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may, in the Company’s discretion, be effected on a non-certificated basis, to the extent not prohibited by the Company’s certificate of incorporation or bylaws or by Applicable Law.

(p)    Compliance with Recoupment, Ownership and Other Policies or Agreements. Notwithstanding anything in the Plan to the contrary and subject to the provisions of Code Section 423, the Committee may, at any time (during or following termination of employment or service for any reason), determine that a Participant’s rights, payments and/or benefits with respect to an Option (including but not limited to any shares issued or issuable with respect to an Option) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any other conditions applicable to an Option. Such events may include, but shall not be limited to, termination of employment for cause, violation of policies of the Company or a Related Corporation or Affiliate, breach of non-solicitation, non-competition, confidentiality, non-disparagement or other covenants, other conduct by the Participant that is determined by the Committee to be detrimental to the business or reputation of the Company, any Related Corporation or Affiliate, and/or other circumstances where such reduction, cancellation, forfeiture or recoupment is required by Applicable Law. In addition, without limiting the effect of the foregoing, as a condition to the grant of an Option or receipt or retention of shares of Common Stock, cash or any other benefit under the Plan, (i) the Committee may, at any time, require that a Participant comply with any compensation recovery (or “clawback”), stock ownership, stock retention or other policies or guidelines adopted by the Company, a Related Corporation or Affiliate, each as in effect from time to time and to the extent applicable to the Participant, and (ii) each Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Law.

(q)    Plan Controls. Unless the Committee determines otherwise, in the event of a conflict between any term or provision contained in the Plan and an express term contained in any documentation related to the Plan, the applicable terms and provisions of the Plan will govern and prevail.

(r)    Administrative Costs. The Company or a Related Corporation or Affiliate will pay the expenses incurred in the administration of the Plan other than any fees or transfer, excise or similar taxes imposed on the transaction pursuant to which any shares of Common Stock are purchased. The Participant will pay any transaction fees, commissions or similar costs on any sale of shares of Common Stock and may also be charged the reasonable costs associated with issuing a stock certificate or similar matters.

(s)    Notice of Disqualifying Disposition. Each Participant who participates in a Section 423 Offering and is subject to taxation in the United States shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an Option granted under the Plan, if such disposition or transfer is made within two years after the Grant Date or within one year after the Exercise Date.

17.	Code Section 409A; Tax Qualification.

Options to purchase shares of Common Stock granted under a Section 423 Offering are exempt from the application of Code Section 409A and Code Section 457A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an Option granted under the Plan may be subject to Code Section 409A or Code Section 457A or that any provision in the Plan would cause an Option under the Plan to be subject to Code Section 409A or Code Section 457A, the Committee may amend the terms of the Plan and/or of an outstanding Option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Option or future Option that may be granted under the Plan from or to allow any such Options to comply with Code Section 409A or Code Section 457A, but only to the extent any such amendments or action by the Committee would not violate Code Section 409A or Code Section 457A. Notwithstanding the foregoing, the Company shall not have any obligation to indemnify or otherwise protect the Participant from any obligation to pay any taxes, interest or penalties pursuant to Code Section 409A or Code Section 457A. The Company makes no representation that the Option to purchase shares of Common Stock under the Plan is compliant with Code Section 409A or Code Section 457A.

5323 Millenia Lakes Blvd., Suite 400, Orlando, Florida 32839

www.hgv.com

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HILTON GRAND VACATIONS INC. 5323 MILLENIA LAKES BLVD. SUITE 400 ORLANDO, FLORIDA 32839	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E22651-P88296-Z69673                                      KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HILTON GRAND VACATIONS INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	☐	☐	☐

Nominees:

01)	Mark D. Wang	05)	David W. Johnson

02)	Leonard A. Potter	06)	Mark H. Lazarus

03)	Brenda J. Bacon	07)	Pamela H. Patsley

04)	Kenneth A. Caplan	08)	Paul W. Whetsell

The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5, and for ONE YEAR with respect to Proposal 6:			For	Against	Abstain

2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017.		☐	☐	☐

3.	Amend the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan and re-approve the terms thereof for purposes of qualifying our compensation for deductibility under Section 162(m) of the Internal Revenue Code.		☐	☐	☐

4.	Approve the Hilton Grand Vacations Inc. 2017 Employee Stock Purchase Plan.		☐	☐	☐

5.	Approve, by non-binding vote, the compensation paid to the Company’s named executive officers.		☐	☐	☐

		One Year	Two Years	Three Years	Abstain

6.	Determine, in a non-binding advisory vote, whether a non-binding stockholder vote to approve the compensation paid to the Company’s named executive officers should occur every one, two or three years.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E22651-P88296-Z69673

HILTON GRAND VACATIONS INC.

Annual Meeting of Stockholders

May 10, 2017 9:00 a.m. Eastern Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Mark D. Wang, James E. Mikolaichik and Charles R. Corbin, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hilton Grand Vacations Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Hilton Grand Vacations Inc. to be held May 10, 2017 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, FOR PROPOSAL 5, FOR “ONE YEAR” WITH RESPECT TO PROPOSAL 6, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side